Product supplement no. MS-9-A-II	Registration Statement No. 333-155535
To prospectus dated November 21, 2008 and	Dated March 7, 2011
prospectus supplement dated November 21, 2008	Rule 424(b)(2)

Performance Leveraged Upside SecuritiesSM (“PLUSSM”) Linked to One or More Indices and/or Exchange-Traded Funds

General

  JPMorgan Chase & Co. may from time to time offer and sell performance leveraged upside securities, which we refer to as PLUSSM, that are linked to a single index, shares of an exchange-traded fund or a basket consisting of two or more indices and/or exchange-traded funds. We refer to any single index, exchange-traded fund or basket that may underlie the PLUS as the “underlying asset.” This product supplement no. MS-9-A-II describes terms that will apply generally to the PLUS, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet, preliminary terms document, pricing sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the PLUS, including any changes to the terms specified below. We refer to such term sheets, preliminary terms documents, pricing sheets and pricing supplements generally as terms supplements. A separate underlying supplement or the relevant terms supplement will describe any index or exchange- traded fund not described in this product supplement and to which the PLUS are linked. If the terms described in the relevant terms supplement are inconsistent with those described herein, in any related underlying supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The PLUS are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the PLUS is subject to the credit risk of JPMorgan Chase & Co.
  Payment is linked to the underlying asset as described below.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-126.
  Minimum denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in a PLUS linked to a basket is not equivalent to investing directly in the basket components or any of the component securities or commodity futures contracts underlying the basket components. Investing in a PLUS linked to a single underlying index is not equivalent to investing directly in the underlying index or any of the component securities of the underlying index. Investing in a PLUS linked to a single ETF is not equivalent to investing directly in the ETF Shares, the Reference Index or any of the securities, commodities or commodity futures contracts underlying the ETF Shares or included in the Reference Index.

  The PLUS will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms
Basket:

If the PLUS are linked to a basket, the relevant terms supplement will specify the indices and/or exchange-traded funds (each, a “basket component” and collectively, the “basket components”) that compose the basket. In this product supplement no. MS-9-A-II, we refer to an index that tracks the performance of securities or commodity futures contracts as an “index,” and collectively, as “indices” and we refer to an exchange-traded fund that tracks the performance of an index or basket of securities, commodities, currencies or other market measures as an “exchange-traded fund,” and collectively, as “exchange-traded funds.”

Underlying Index:

If the PLUS are linked to a single index, the relevant terms supplement will specify the index (the “underlying index”). In this product supplement, we also refer to a basket component that is an index as an “underlying index.”

ETF Shares:

If the PLUS are linked to the shares of a single exchange-traded fund (an “ETF”), the relevant terms supplement will specify the ETF shares (the “ETF Shares”). In this product supplement, we also refer to a basket component that is an exchange-traded fund as “ETF Shares.”

Reference Index:

In this product supplement, we refer to the index the performance of which an ETF seeks to track as a “Reference Index,” and in the relevant terms supplement, we may refer to the Reference Index of an ETF as the “Underlying Index.”

Stated Principal Amount:	$10, unless otherwise specified in the relevant terms supplement
(continued on next page)

Investing in the PLUS involves a number of risks. See “Risk Factors” beginning on page PS-15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the PLUS or passed upon the accuracy or the adequacy of this product supplement no. MS-9-A-II, the accompanying prospectus supplement and prospectus, or any related underlying supplement or terms supplement. Any representation to the contrary is a criminal offense.

The PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

March 7, 2011

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

Key Terms (Continued)
Payment at Maturity (PLUS linked to a Basket without a Buffer):

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a basket without a buffer, the amount you will receive at maturity is based on the final basket value relative to the initial basket value (or strike value, if applicable) and any applicable maximum payment at maturity as described below.

If the final basket value is greater than the initial basket value (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

If the final basket value is less than or equal to the initial basket value (or strike value, if applicable), you will lose 1% of the stated principal amount per PLUS for every 1% that the final basket value is less than the initial basket value (or strike value, if applicable). Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount × basket performance factor

Because the basket performance factor will be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount, but will not be less than zero.

For PLUS linked to a basket without a buffer, you will lose some or all of your investment at maturity if the final basket value is less than the initial basket value (or strike value, if applicable).

For more information about the effect of market disruption events, see “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

Payment at Maturity (PLUS linked to a Basket with a Buffer):

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a basket with a buffer, which we refer to as “Buffered PLUS,” the amount you will receive at maturity is based on the final basket value relative to the initial basket value (or strike value, if applicable), the buffer amount and any applicable maximum payment at maturity and/or minimum payment at maturity as described below.

If the final basket value is greater than the initial basket value (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

If the final basket value is equal to the initial basket value (or strike value, if applicable) or is less than the initial basket value (or strike value, if applicable) by an amount less than or equal to the buffer amount, your payment at maturity per PLUS will be equal to the stated principal amount.

If the final basket value is less than the initial basket value (or strike value, if applicable) by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.

If there is a minimum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

(stated principal amount × basket performance factor) + minimum payment at maturity

This payment at maturity per PLUS will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.

For Buffered PLUS linked to a basket with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the final basket value is less than the initial basket value (or strike value, if applicable) by more than the buffer amount.

If there is no minimum payment at maturity, for every 1% that the final basket value is less than the initial basket value by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per PLUS multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + [stated principal amount × (basket return + buffer amount) × downside factor]

In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the basket return and the buffer amount will be less than zero, the payment at maturity per PLUS will be less than the stated principal amount and may be equal to, but not less than, zero.

For Buffered PLUS linked to a basket without a minimum payment at maturity, you will lose some or all of your investment at maturity if the final basket value is less than the initial basket value (or strike value, if applicable) by more than the buffer amount.

For more information about the effect of market disruption events, see “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

(continued on next page)

Key Terms (Continued)
Payment at Maturity (PLUS linked to an Underlying Index without a Buffer):

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single underlying index without a buffer, the amount you will receive at maturity is based on the final index value relative to the initial index value (or strike value, if applicable) and any applicable maximum payment at maturity as described below.

If the final index value is greater than the initial index value (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

If the final index value is less than or equal to the initial index value (or strike value, if applicable), you will lose 1% of the stated principal amount per PLUS for every 1% that the final index value is less than the initial index value (or strike value, if applicable). Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount × index performance factor

Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount, but will not be less than zero.

For PLUS linked to a single underlying index without a buffer, you will lose some or all of your investment at maturity if the final index value is less than the initial index value (or strike value, if applicable).

For more information about the effect of market disruption events, see “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

Payment at Maturity (PLUS linked to an Underlying Index with a Buffer):

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single underlying index with a buffer, which we refer to as “Buffered PLUS,” the amount you will receive at maturity is based on the final index value relative to the initial index value (or strike value, if applicable), the buffer amount and any applicable maximum payment at maturity and/or minimum payment at maturity as described below.

If the final index value is greater than the initial index value (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

If the final index value is equal to the initial index value (or strike value, if applicable) or is less than the initial index value (or strike value, if applicable) by an amount less than or equal to the buffer amount, your payment at maturity per PLUS will be equal to the stated principal amount.

If the final index value is less than the initial index value (or strike value, if applicable) by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.

If there is a minimum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

(stated principal amount × index performance factor) + minimum payment at maturity

This payment at maturity per PLUS will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.

For Buffered PLUS linked to a single underlying index with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the final index value is less than the initial index value (or strike value, if applicable) by more than the buffer amount.

If there is no minimum payment at maturity, for every 1% that the final index value is less than the initial index value by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per PLUS multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + [stated principal amount × (index return + buffer amount) × downside factor]

In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the index return and the buffer amount will be less than zero, the payment at maturity per PLUS will be less than the stated principal amount and may be equal to, but not less than, zero.

For Buffered PLUS linked to a single underlying index without a minimum payment at maturity, you will lose some or all of your investment at maturity if the final index value is less than the initial index value (or strike value, if applicable) by more than the buffer amount.

For more information about the effect of market disruption events, see “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

(continued on next page)

Key Terms (Continued)
Payment at Maturity (PLUS linked to a single ETF without a Buffer):

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single ETF without a buffer, the amount you will receive at maturity is based on the final share price relative to the initial share price (or strike value, if applicable) and any applicable maximum payment at maturity as described below.

If the final share price is greater than the initial share price (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

If the final share price is less than or equal to the initial share price (or strike value, if applicable), you will lose 1% of the stated principal amount per PLUS for every 1% that the final share price is less than the initial share price (or strike value, if applicable). Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount × share performance factor

Because the share performance factor will be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount, but will not be less than zero.

For PLUS linked to a single ETF without a buffer, you will lose some or all of your investment at maturity if the final share price is less than the initial share price (or strike value, if applicable).

For more information about the effect of market disruption events, see “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

Payment at Maturity (PLUS linked to a single ETF with a Buffer):

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single ETF with a buffer, which we refer to as “Buffered PLUS,” the amount you will receive at maturity is based on the final share price relative to the initial share price (or strike value, if applicable), the buffer amount and any applicable maximum payment at maturity and/or minimum payment at maturity as described below.

If the final share price is greater than the initial share price (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

If the final share price is equal to the initial share price (or strike value, if applicable) or is less than the initial share price (or strike value, if applicable) by an amount less than or equal to the buffer amount, your payment at maturity per PLUS will be equal to the stated principal amount.

If the final share price is less than the initial share price (or strike value, if applicable) by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.

If there is a minimum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

(stated principal amount × share performance factor) + minimum payment at maturity

This payment at maturity per PLUS will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.

For Buffered PLUS linked to a single ETF with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the final share price is less than the initial share price (or strike value, if applicable) by more than the buffer amount.

If there is no minimum payment at maturity, for every 1% that the final share price is less than the initial share price by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per PLUS multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + [stated principal amount × (share return + buffer amount) × downside factor]

In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the share return and the buffer amount will be less than zero, the payment at maturity per PLUS will be less than the stated principal amount and may be equal to, but not less than, zero.

For Buffered PLUS linked to a single ETF without a minimum payment at maturity, you will lose some or all of your investment at maturity if the final share price is less than the initial share price (or strike value, if applicable) by more than the buffer amount.

For more information about the effect of market disruption events, see “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

(continued on next page)

Key Terms (Continued)
Leveraged Upside Payment:	Unless otherwise specified in the relevant terms supplement,

(a) the leveraged upside payment for PLUS linked to a basket is equal to:

stated principal amount × leverage factor × basket percent increase;

(b) the leveraged upside payment for PLUS linked to a single underlying index is equal to:

stated principal amount × leverage factor × index percent increase; and

(c) the leveraged upside payment for PLUS linked to a single ETF is equal to:

stated principal amount × leverage factor × share percent increase.

Basket Percent Increase:

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a basket, the basket percent increase is equal to:

final basket value – initial basket value (or strike value, if applicable)
initial basket value (or strike value, if applicable)

Index Percent Increase:

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single underlying index, the index percent increase is equal to:

final index value – initial index value (or strike value, if applicable)
initial index value (or strike value, if applicable)

Share Percent Increase:

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single ETF, the share percent increase is equal to:

final share price – initial share price (or strike value, if applicable)
initial share price (or strike value, if applicable)

Index Performance Factor:

Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single underlying index, the index performance factor is equal to:

final index value
initial index value (or strike value, if applicable)

Share Performance Factor:

Unless otherwise specified in the relevant terms supplement, for PLUS linked to ETF shares, the share performance factor is equal to:

final share price
initial share price (or strike value, if applicable)

Basket Return:

Unless otherwise specified in the relevant terms supplement, with respect to a basket, the basket return is equal to:

final basket value – initial basket value (or strike value, if applicable)
initial basket value (or strike value, if applicable)

For Buffered PLUS linked to a basket without a minimum payment at maturity, because the basket return is used to calculate your payment at maturity only if the final basket value is less than the initial basket value, the basket return will be a negative number.

Index Return:

Unless otherwise specified in the relevant terms supplement, with respect to an underlying index, the index return is equal to:

final index value – initial index value (or strike value, if applicable)
initial index value (or strike value, if applicable)

For Buffered PLUS linked to a single underlying index without a minimum payment at maturity, because the index return is used to calculate your payment at maturity only if the final index value is less than the initial index value, the index return will be a negative number.

Share Return:

Unless otherwise specified in the relevant terms supplement, with respect to ETF Shares, the share return is equal to:

final share price – initial share price (or strike value, if applicable)
initial share price (or strike value, if applicable)

For Buffered PLUS linked to a single ETF without a minimum payment at maturity, because the share return is used to calculate your payment at maturity only if the final share value is less than the initial share price, the share return will be a negative number.

Initial Basket Value:

Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final initial averaging date, if applicable, or on such other relevant date as specified in the relevant terms supplement

Final Basket Value:

The basket closing value on the valuation date or such other date as specified in the relevant terms supplement, or the arithmetic average of the basket closing values on each of the ending averaging dates, if so specified in the relevant terms supplement

Basket Closing Value:

Unless otherwise specified in the relevant terms supplement, the basket closing value on any relevant trading day will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

(continued on next page)

Key Terms (Continued)
Basket Component Return:

Unless otherwise specified in the relevant terms supplement, on any trading day, the basket component return for each basket component is equal to (a) if the basket component is an underlying index, the index return of such underlying index on such trading day; or (b) if the basket component is ETF Shares, the share return for such ETF Shares on such trading day.

Basket Component Weighting:

With respect to each basket component, a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the basket component weightings for all basket components will equal 100% or 1, as applicable.

The relevant terms supplement will specify either (i) the weight of each basket component in the basket, which will be fixed for the term of the PLUS, or (ii) the manner in which the weight of each basket component will be determined. For example, if the relevant terms supplement specifies that a basket component is weighted to compose 18% of the value of the basket, the basket component weighting for that basket component is 18%. Alternatively, the relevant terms supplement may specify that, for a basket consisting of two basket components, the basket component with the greater basket component return will make up 70% of the value of the basket, and the basket component with the lesser basket component return will make up 30% of the value of the basket.

Initial Index Value:

Unless otherwise specified in the relevant terms supplement, the index closing value on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the index closing values on each of the initial averaging dates, if so specified in the relevant terms supplement

Final Index Value:

Unless otherwise specified in the relevant terms supplement, (a) for PLUS linked to a single underlying index, the index closing value on the valuation date or such other date as specified in the relevant terms supplement, or the arithmetic average of the index closing values on each of the ending averaging dates, if so specified in the relevant terms supplement, and (b) for PLUS linked to a basket, the index closing value on the relevant trading day.

Initial Share Price:

Unless otherwise specified in the relevant terms supplement, the closing price of one ETF Share on the pricing date or such other date as specified in the relevant terms supplement, divided by the adjustment factor, or the arithmetic average of the closing prices of one ETF Share on each of the initial averaging dates, each divided by the adjustment factor, if so specified in the relevant terms supplement. The closing price of one ETF Share on an initial averaging date, if applicable, used to determine the initial share price may be subject to adjustment. See “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Anti-Dilution Adjustments.”

Final Share Price:

Unless otherwise specified in the relevant terms supplement, (a) for PLUS linked to a single ETF, the closing price of one ETF Share on the valuation date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one ETF Share on each of the ending averaging dates, if so specified in the relevant terms supplement, and (b) for PLUS linked to a basket, the closing price of one ETF Share on the relevant trading day. The closing price of one ETF Share on an ending averaging date used to determine the final share price may be subject to adjustment. See “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Anti-Dilution Adjustments.”

Adjustment Factor:

Unless otherwise specified in the relevant terms supplement, set initially to equal 1.0, subject to adjustment upon the occurrence of certain events affecting the ETF Shares. See “General Terms of PLUS — Anti-Dilution Adjustments.”

Strike Value:

With respect to a basket, the relevant terms supplement may specify a value other than the initial basket value, which we refer to as the “strike value,” to be used for calculating the basket percent increase, basket performance factor or basket return, as applicable, and the amount payable at maturity, if any. The strike value may be based on and/or expressed as a percentage of the basket closing value as of a specified date, or may be determined without regard to the basket closing value as of a particular date. For example, the relevant terms supplement may specify a strike value equal to 95% of the initial basket value.

With respect to an underlying index, the relevant terms supplement may specify a value other than the initial index value, which we refer to as the “strike value,” to be used for calculating the index percent increase, index performance factor or index return, as applicable, and the amount payable at maturity, if any. The strike value may be based on and/or expressed as a percentage of the index closing value as of a specified date, or may be determined without regard to the index closing value as of a particular date. For example, the relevant terms supplement may specify a strike value equal to 95% of the initial index value.

With respect to ETF Shares, the relevant terms supplement may specify a price other than the initial share price, which we refer to as the “strike value,” to be used for calculating the share percent increase, share performance factor or share return, as applicable, and the amount payable at maturity, if any. The strike value, if applicable, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the closing price of one ETF Share as of a specified date, or (b) a fixed amount determined without regard to the closing price of one ETF Share as of a particular date, in each case divided by the adjustment factor. For example, the relevant terms supplement may specify that the strike value will be 95% of the closing price of one ETF Share on the pricing date, divided by the adjustment factor. The strike value is subject to adjustment upon the occurrence of certain events affecting the ETF Shares. See “General Terms of PLUS — Anti-Dilution Adjustments.”!

Initial Value:

In this product supplement, we refer to the initial basket value (or strike value, if applicable), the initial index value (or strike value, if applicable) and the initial share price (or strike value, if applicable), as applicable, as the “Initial Value.”

Final Value:	In this product supplement, we refer to the final basket value, the final index value and the final share price, as applicable, as the “Final Value.”

(continued on next page)

Key Terms (Continued)
Asset Valuation Date(s):

The final basket value, final index value or final share price, as applicable, will be calculated on a single date, which we refer to as the valuation date, or on several dates, each of which we refer to as an ending averaging date, as specified in the relevant terms supplement. We refer to such dates generally as Asset Valuation Dates in this product supplement. Any Asset Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of PLUS — Postponement of a Calculation Date.”

Pricing Date:

As specified, if applicable, in the relevant terms supplement. The pricing date is subject to postponement in the event of certain market disruption events and as described under “Description of PLUS — Postponement of a Calculation Date.”

Initial Averaging Dates:

As specified, if applicable, in the relevant terms supplement. Any initial averaging date is subject to postponement in the event of certain market disruption events and as described under “Description of PLUS — Postponement of a Calculation Date.”

Issue Price:	Unless otherwise specified in the relevant terms supplement, $10 per PLUS.
Pricing Date:	As specified in the relevant terms supplement.
Original Issue Date:	As specified in the relevant terms supplement.
Maturity Date:	As specified in the relevant terms supplement. The maturity date of the PLUS is subject to the impact of certain market disruption events. See “Description of PLUS — Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”
Other Terms:	In each case if applicable, the buffer amount, the leverage factor and the downside factor will be specified in the relevant terms supplement.

     We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, any related underlying supplement, this product supplement no. MS-9-A-II and the accompanying prospectus supplement and prospectus with respect to the PLUS offered by the relevant terms supplement, any related underlying supplement and this product supplement no. MS-9-A-II, and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. MS-9-A-II, together with the relevant terms supplement, any related underlying supplement and the accompanying prospectus and prospectus supplement, contains the terms of the PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours, or any written materials prepared by any Agent (as defined in “Underwriting”). The information in the relevant terms supplement, any related underlying supplement, this product supplement no. MS-9-A-II and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The PLUS described in the relevant terms supplement and this product supplement no. MS-9-A-II are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the PLUS. The relevant terms supplement, any related underlying supplement, this product supplement no. MS-9-A-II and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the PLUS in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. MS-9-A-II, any related underlying supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

DESCRIPTION OF PLUS

     The following description of the terms of the PLUS supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the PLUS, including any changes to the terms specified below. A separate underlying supplement or the relevant terms supplement will describe any index or exchange-traded fund not described in this product supplement and to which the PLUS are linked. Capitalized terms used but not defined in this product supplement no. MS-9-A-II have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “PLUS” refers to each of our Performance Leveraged Upside SecuritiesSM (PLUSSM) Linked to One or More Indices and/or Exchange-Traded Funds with a principal amount equal to the stated principal amount (as defined below).

     General

     The PLUS are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a single index (the “underlying index”), shares (the “ETF Shares”) of an exchange-traded fund (the “ETF”) or a basket (the “basket”) consisting of two or more indices and/or exchange-traded funds (each, a “basket component” and collectively, the “basket components”) as specified in the relevant terms supplement. We refer to any single index, exchange-traded fund or basket that may underlie the PLUS as the “underlying asset,” we refer to an index that tracks the performance of securities or commodity futures contracts as an “index,” and collectively, as “indices,” we refer to an exchange-traded fund that tracks the performance of an index or basket of securities, commodities, currencies or other market measures as an “exchange-traded fund,” and collectively, as “exchange-traded funds” and we refer to the index the performance of which an exchange-traded fund seeks to track as a “Reference Index.” In this product supplement, we also refer to a basket component that is an index as an “underlying index” and to the shares of a basket component that is an exchange-traded fund (an “ETF”) as “ETF Shares.” We refer to an ETF that tracks an equity or bond index or primarily invests in equity or debt securities as a “Security ETF,” and we refer to any ETF that tracks a commodity index or primarily invests in commodities or commodity futures contracts as a “Commodity ETF.”

     The PLUS are a series of debt securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement, as well as any related underlying supplement. The PLUS will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The PLUS do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the change in value of the underlying asset, calculated in accordance with the applicable formula set forth below and whether the PLUS have a strike value, a maximum payment at maturity, a buffer and/or a minimum payment at maturity. The PLUS do not guarantee any return of your investment at maturity. Any payment on the PLUS is subject to the creditworthiness of JPMorgan Chase & Co.

     The PLUS are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The PLUS are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The PLUS will be issued in denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The stated principal amount and issue price of each note is $10, unless otherwise specified in the relevant terms supplement. The PLUS will be represented by one or more permanent global note registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of PLUS — Forms of PLUS” in the accompanying prospectus supplement and “Forms of Securities — Global Securities” in the accompanying prospectus.

     The specific terms of the PLUS will be described in the relevant terms supplement accompanying this product supplement no. MS-9-A-II and any related underlying supplement. The terms described in that document supplement those described herein, in any related underlying supplement or and the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein, in any related underlying supplement or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

     The maturity date for the PLUS will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Asset Valuation Date is postponed as described below.

     PLUS linked to a Basket without a Buffer

     Unless otherwise specified in the relevant terms supplement, for PLUS linked to a basket without a buffer, the amount you will receive at maturity is based on the value of the final basket value relative to the initial basket value (or strike value, if applicable) and any applicable maximum payment at maturity as described below.

  If the final basket value is greater than the initial basket value (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

  If the final basket value is less than or equal to the initial basket value (or strike value, if applicable), you will lose 1% of the stated principal amount per PLUS for every 1% that the final basket value is less than the initial basket value (or strike value, if applicable). Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount × basket performance factor

     Because the basket performance factor will be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount, but will not be less than zero.

     For PLUS linked to a basket without a buffer, you will lose some or all of your investment at maturity if the final basket value is less than the initial basket value (or strike value, if applicable).

     For more information about the effect of market disruption events, see “Description of PLUS —Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

     PLUS linked to a Basket with a Buffer

     Unless otherwise specified in the relevant terms supplement, for PLUS linked to a basket with a buffer, which we refer to as “Buffered PLUS,” the amount you will receive at maturity is based on the value of the final basket value relative to the initial basket value (or strike value, if applicable), the buffer amount, any applicable maximum payment at maturity and/or minimum payment at maturity as described below.

  If the final basket value is greater than the initial basket value (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

  If the final basket value is equal to the initial basket value (or strike value, if applicable) or is less than the initial basket value (or strike value, if applicable) by an amount less than or equal to the buffer amount, your payment at maturity per PLUS will be equal to the stated principal amount.

  If the final basket value is less than the initial basket value (or strike value, if applicable) by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.

    If there is a minimum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

    (stated principal amount × basket performance factor) + minimum payment at maturity

    This payment at maturity per PLUS will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.

     For Buffered PLUS linked to a basket with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the final basket value is less than the initial basket value (or strike value, if applicable) by more than the buffer amount.

    If there is no minimum payment at maturity, for every 1% that the final basket value is less than the initial basket value by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per PLUS multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

    stated principal amount + [stated principal amount × (basket return + buffer amount) × downside factor]

    In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the basket return and the buffer amount will be less than zero, the payment at maturity per PLUS will be less than the stated principal amount and may be equal to, but not less than, zero.

     For Buffered PLUS linked to a basket without a minimum payment at maturity, you will lose some or all of your investment at maturity if the final basket value is less than the initial basket value (or strike value, if applicable) by more than the buffer amount.

     For more information about the effect of market disruption events, see “Description of PLUS —Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

     PLUS linked to a single Underlying Index without a Buffer

     Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single underlying index without a buffer, the amount you will receive at maturity is based on the value of the final index value relative to the initial index value (or strike value, if applicable) and any applicable maximum payment at maturity as described below.

  If the final index value is greater than the initial index value (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

  If the final index value is less than or equal to the initial index value (or strike value, if applicable), you will lose 1% of the stated principal amount per PLUS for every 1% that the final index value is less than the initial index value (or strike value, if applicable). Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount × index performance factor

     Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount, but will not be less than zero.

     For PLUS linked to a single underlying index without a buffer, you will lose some or all of your investment at maturity if the final index value is less than the initial index value (or strike value, if applicable).

     For more information about the effect of market disruption events, see “Description of PLUS —Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

     PLUS linked to a single Underlying Index with a Buffer

     Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single underlying index with a buffer, which we refer to as “Buffered PLUS,” the amount you will receive at maturity is based on the value of the final index value relative to the initial index value (or strike value, if applicable), the buffer amount, any applicable maximum payment at maturity and/or minimum payment at maturity as described below.

  If the final index value is greater than the initial index value (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a

U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

  If the final index value is equal to the initial index value (or strike value, if applicable) or is less than the initial index value (or strike value, if applicable) by an amount less than or equal to the buffer amount, your payment at maturity per PLUS will be equal to the stated principal amount.

  If the final index value is less than the initial index value (or strike value, if applicable) by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.

    If there is a minimum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

    (stated principal amount × index performance factor) + minimum payment at maturity

    This payment at maturity per PLUS will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.

     For Buffered PLUS linked to a single underlying index with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the final index value is less than the initial index value (or strike value, if applicable) by more than the buffer amount.

    If there is no minimum payment at maturity, for every 1% that the final index value is less than the initial index value by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per PLUS multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

    stated principal amount + [stated principal amount × (index return + buffer amount) × downside factor]

    In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the index return and the buffer amount will be less than zero, the payment at maturity per PLUS will be less than the stated principal amount and may be equal to, but not less than, zero.

     For Buffered PLUS linked to a single underlying index without a minimum payment at maturity, you will lose some or all of your investment at maturity if the final index value is less than the initial index value (or strike value, if applicable) by more than the buffer amount.

     For more information about the effect of market disruption events, see “Description of PLUS —Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

     PLUS linked to a single ETF without a Buffer

     Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single ETF without a buffer, the amount you will receive at maturity is based on the value of the final share price relative to the initial share price (or strike value, if applicable) and any applicable maximum payment at maturity as described below.

  If the final share price is greater than the initial share price (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

  If the final share price is less than or equal to the initial share price (or strike value, if applicable), you will lose 1% of the stated principal amount per PLUS for every 1% that the final share price is less than the initial share price (or strike value, if applicable). Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

stated principal amount × share performance factor

     Because the share performance factor will be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount, but will not be less than zero.

     For PLUS linked to a single ETF without a buffer, you will lose some or all of your investment at maturity if the final share price is less than the initial share price (or strike value, if applicable).

     For more information about the effect of market disruption events, see “Description of PLUS —Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

     PLUS linked to a single ETF with a Buffer

     Unless otherwise specified in the relevant terms supplement, for PLUS linked to a single ETF with a buffer, which we refer to as “Buffered PLUS,” the amount you will receive at maturity is based on the value of the final share price relative to the initial share price (or strike value, if applicable), the buffer amount, any applicable maximum payment at maturity and/or minimum payment at maturity as described below.

  If the final share price is greater than the initial share price (or strike value, if applicable), you will receive at maturity a cash payment per PLUS equal to the stated principal amount plus the leveraged upside payment, as described below, subject, if applicable, to the maximum payment at maturity. If applicable, the “maximum payment at maturity” is a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the maximum amount you will receive at maturity will be limited to the maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than the maximum payment at maturity. Subject to any applicable maximum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

stated principal amount + leveraged upside payment

  If the final share price is equal to the initial share price (or strike value, if applicable) or is less than the initial share price (or strike value, if applicable) by an amount less than or equal to the buffer amount, your payment at maturity per PLUS will be equal to the stated principal amount.

  If the final share price is less than the initial share price (or strike value, if applicable) by more than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity.

    If there is a minimum payment at maturity, your payment at maturity per PLUS will be calculated as follows:

    (stated principal amount × share performance factor) + minimum payment at maturity

    This payment at maturity per PLUS will be less than the stated principal amount; however, it will not be less than the minimum payment at maturity. If applicable, the “minimum payment at maturity” will be equal to the stated principal amount times the buffer amount.

     For Buffered PLUS linked to a single ETF with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the final share price is less than the initial share price (or strike value, if applicable) by more than the buffer amount.

    If there is no minimum payment at maturity, for every 1% that the final share price is less than the initial share price by more than the buffer amount, you will lose an amount equal to 1% of the stated principal amount per PLUS multiplied by the downside factor, provided that the payment at maturity will not be less than $0. Under these circumstances, your payment at maturity per PLUS will be calculated as follows:

    stated principal amount + [stated principal amount × (share return + buffer amount) × downside factor]

    In no event, however, will the payment at maturity be less than $0. Because in this scenario, the sum of the share return and the buffer amount will be less than zero, the payment at maturity per PLUS will be less than the stated principal amount and may be equal to, but not less than, zero.

     For Buffered PLUS linked to a single ETF without a minimum payment at maturity, you will lose some or all of your investment at maturity if the final share price is less than the initial share price (or strike value, if applicable) by more than the buffer amount.

     For more information about the effect of market disruption events, see “Description of PLUS —Payment at Maturity” and “General Terms of PLUS — Market Disruption Events.”

Unless otherwise specified in the relevant terms supplement,

(a) the “leveraged upside payment” for PLUS linked to a basket is calculated as follows:

stated principal amount × leverage factor × basket percent increase;

(b) the “leveraged upside payment” for PLUS linked to a single underlying index is calculated as follows:

stated principal amount × leverage factor × index percent increase; and

(c) the “leveraged upside payment” for PLUS linked to a single ETF is calculated as follows:

stated principal amount × leverage factor × share percent increase.

     Unless otherwise specified in the relevant terms supplement, if applicable, for PLUS linked to a basket, the “basket percent increase” is calculated as follows:

basket percent increase =	final basket value – initial basket value (or strike value, if applicable) initial basket value (or strike value, if applicable)

     Unless otherwise specified in the relevant terms supplement, if applicable, for PLUS linked to a single underlying index, the “index percent increase” is calculated as follows:

index percent increase =	final index value – initial index value(or strike value, if applicable) initial index value (or strike value, if applicable)

     Unless otherwise specified in the relevant terms supplement, if applicable, for PLUS linked to a single ETF, the “share percent increase” is calculated as follows:

share percent increase =	final share price – initial share price (or strike value, if applicable) initial share price (or strike value, if applicable)

     Unless otherwise specified in the relevant terms supplement, if applicable, for PLUS linked to a basket, the “basket performance factor” is calculated as follows:

basket performance factor =	final basket value initial basket value (or strike value, if applicable)

     Unless otherwise specified in the relevant terms supplement, if applicable, for PLUS linked to a single underlying index, the “index performance factor” is calculated as follows:

index performance factor =	final index value initial index value (or strike value, if applicable)

     Unless otherwise specified in the relevant terms supplement, if applicable, for PLUS linked to a single ETF, the “share performance factor” is calculated as follows:

share performance factor =	final share price initial share price (or strike value, if applicable)

     Unless otherwise specified in the relevant terms supplement, if applicable, with respect to a basket, the “basket return” is calculated as follows:

basket return =	final basket value – initial basket value (or strike value, if applicable) initial basket value (or strike value, if applicable)

For Buffered PLUS linked to a basket without a minimum payment at maturity, because the basket return is used to calculate your payment at maturity only if the final basket value is less than the initial basket value, the basket return will be a negative number.

     Unless otherwise specified in the relevant terms supplement, if applicable, with respect to an underlying index, the “index return” is calculated as follows:

index return =	final index value – initial index value (or strike value, if applicable) initial index value (or strike value, if applicable)

For Buffered PLUS linked to a single underlying index without a minimum payment at maturity, because the index return is used to calculate your payment at maturity only if the final index value is less than the initial index value, the index return will be a negative number.

     Unless otherwise specified in the relevant terms supplement, if applicable, with respect to ETF Shares, the “share return” is calculated as follows:

share return =	final share price – initial share price (or strike value, if applicable) initial share price (or strike value, if applicable)

For Buffered PLUS linked to a single ETF without a minimum payment at maturity, because the share return is used to calculate your payment at maturity only if the final share value is less than the initial share price, the share return will be a negative number.

     Unless otherwise specified in the relevant terms supplement, the “initial basket value” is set equal to 100 on the pricing date, the final initial averaging date, if applicable, or on such other relevant date as specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “final basket value” means the basket closing value on the valuation date or such other date as specified in the relevant terms supplement, or the arithmetic average of the basket closing values on each of the ending averaging dates, if so specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “basket closing value” on any relevant trading day will be calculated as follows:

100 × [1 + sum of (basket component return of each basket component × basket component weighting of each such basket component)]

     Unless otherwise specified in the relevant terms supplement, on any trading day, the “basket component return” for each basket component is equal to (a) if the basket component is an underlying index, the index return of such underlying index on such trading day; or (b) if the basket component is ETF Shares, the share return for such ETF Shares on such trading day.

     With respect to each basket component, the “basket component weighting” means a fixed percentage or fraction as specified in the relevant terms supplement, provided that the sum of the basket component weightings for all basket components will equal 100% or 1, as applicable.

     The relevant terms supplement will specify either (i) the weight of each basket component in the basket, which will be fixed for the term of the PLUS, or (ii) the manner in which the weight of each basket component will be determined. For example, if the relevant terms supplement specifies that a basket component is weighted to compose 18% of the value of the basket, the basket component weighting for that basket component is 18%. Alternatively, the relevant terms supplement may specify that, for a basket consisting of two basket components, the basket component with the greater basket component return will make up 70% of the value of the basket, and the basket component with the lesser basket component return will make up 30% of the value of the basket.

     Unless otherwise specified in the relevant terms supplement, the “initial index value” means the index closing value on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the index closing values on each of the initial averaging dates, if so specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, the “final index value” means (a) for PLUS linked to a single underlying index, the index closing value on the valuation date or such other date as specified in the relevant terms supplement, or the arithmetic average of the index closing values on each of the ending averaging dates, if so specified in the relevant terms supplement, and (b) for PLUS linked to a basket, the index closing value on the relevant trading day.

     Unless otherwise specified in the relevant terms supplement, the “initial share price” means the closing price of one ETF Share on the pricing date or such other date as specified in the relevant terms supplement, divided by the adjustment factor, or the arithmetic average of the closing prices of one ETF Share on each of the initial averaging dates, each divided by the adjustment factor, if so specified in the relevant terms supplement. Notwithstanding the foregoing, if the relevant terms supplement specifies that the initial share price will be determined based on the arithmetic average of the closing prices of the ETF Shares on each of the initial averaging dates specified in the relevant terms supplement and an adjustment to the adjustment factor becomes effective in accordance with “General Terms of PLUS — Anti-Dilution Adjustments” (an “adjustment effective date”) after the first initial averaging date but on or prior to the final initial averaging date, the adjustment factor will be so adjusted for the event giving rise to such adjustment effective date only on the initial averaging dates occurring prior to such adjustment effective date. The adjustment factor will continue to be subject to further adjustments in connection with adjustment effective dates occurring after the final initial averaging date as described under “General Terms of PLUS — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, “final share price” means (a) for PLUS linked to a single ETF, the closing price of one ETF Share on the valuation date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one ETF Share on each of the ending averaging dates, if so specified in the relevant terms supplement, and (b) for PLUS linked to a basket, the closing price of one ETF Share on the relevant trading day. Notwithstanding the foregoing, if the relevant terms supplement specifies that the final share price will be determined based on the arithmetic average of the closing prices of the ETF Shares on each of the ending averaging dates and an adjustment to the adjustment factor would have become effective in accordance with “General Terms of PLUS — Anti-Dilution Adjustments” after the first ending averaging date but on or prior to the final ending averaging date, then the closing price of the ETF Shares on each ending averaging date occurring prior to the effective date of such adjustment to be used to determine the final share price will be deemed to equal such closing price divided by the adjustment factor, as adjusted (assuming that the adjustment factor prior to such adjustment is equal to 1.0). See “General Terms of PLUS — Anti-Dilution Adjustments.”

     With respect to a basket, the relevant terms supplement may specify a value other than the initial basket value, which we refer to as the “strike value,” to be used for calculating the basket percent increase, basket performance factor or basket return, as applicable, and the amount payable at maturity, if any. The strike value may be based on and/or expressed as a percentage of the basket closing value as of a specified date, or may be determined without regard to the basket closing value as of a particular date. For example, the relevant terms supplement may specify a strike value equal to 95% of the initial basket value.

     With respect to an underlying index, the relevant terms supplement may specify a value other than the initial index value, which we refer to as the “strike value,” to be used for calculating the index percent increase, index performance factor or index return, as applicable, and the amount payable at maturity, if any. The strike value may be based on and/or expressed as a percentage of the index closing value as of a specified date, or may be determined without regard to the index closing value as of a particular date. For example, the relevant terms supplement may specify a strike value equal to 95% of the initial index value.

     With respect to ETF Shares, the relevant terms supplement may specify a price other than the initial share price, which we refer to as the “strike value,” for calculating the share percent increase, share performance factor or share return, as applicable, and the amount payable at maturity, if any. The strike value, if applicable, will be specified in the relevant terms supplement to be equal to either (a) a percentage of the closing price of one ETF Share as of a specified date, or (b) a fixed amount determined without regard to the closing price of one ETF Share as of a particular date, in each case divided by the adjustment factor. For example, the relevant terms supplement may specify that the strike value will be 95% of the closing price of one ETF Share on the pricing date, divided by the adjustment factor. The strike value is subject to adjustment upon the occurrence of certain events affecting the ETF Shares. See “General Terms of PLUS — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, the “adjustment factor” is set initially to equal 1.0, subject to adjustment upon the occurrence of certain events affecting the ETF Shares. See “General Terms of PLUS – Anti-Dilution Adjustments.”

     In this product supplement, we refer to the initial basket value (or strike value, if applicable), the initial index value (or strike value, if applicable) and the initial share price (or strike value, if applicable), as applicable, as the “Initial Value.”

     In this product supplement, we refer to the final basket value, the final index value and the final share price, as applicable, as the “Final Value.”

     In each case, if applicable, the “buffer amount,” the “leverage factor” and the “downside factor” will be a percentage or an amount set forth in the relevant terms supplement.

     The “issue price” and “original issue date” will be specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, with respect to an underlying index, the “index closing value” on any trading day will equal the official closing value of such underlying index or any successor index thereto (as described below under “General Terms of PLUS —Discontinuation of an Underlying Index; Alteration of Method of Calculation”) published following the regular official weekday close of trading for such underlying index or such successor index, as applicable, on that trading day. In certain circumstances, the “index closing value” will be based on the alternative calculation of the underlying index or successor index, as applicable, described under “General Terms of PLUS — Discontinuation of an Underlying Index; Alteration of Method of Calculation” below.

     Unless otherwise specified in the relevant terms supplement, the “closing price” of one share of an ETF (or any relevant successor ETF (as defined under “General Terms of PLUS — Discontinuation of an ETF; Alternate Calculation of Closing Price”) or one unit of any other security for which a closing price must be determined) on any trading day (as defined below) means:

  if the shares of such ETF (or any such successor ETF or such other security) are listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price) of the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the shares of such ETF (or any such successor ETF or such other security) are listed or admitted to trading;

  if the shares of such ETF (or any such successor ETF or such other security) are not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day;

  if the shares of such ETF (or any such successor ETF) are de-listed, liquidated or otherwise terminated, the closing price calculated pursuant to the alternative methods of calculating the closing price described under “General Terms of PLUS — Discontinuation of an ETF; Alternate Calculation of Closing Price”; or

  if, because of a market disruption event (as defined under “General Terms of PLUS — Market Disruption Events”) or otherwise, the last reported official closing price for the shares of such ETF (or any such successor ETF or such other security) is not available pursuant to the preceding bullet points, the mean, as determined by the calculation agent, of the bid prices for the shares of such ETF (or any such successor ETF or such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is not the highest or the lowest of the bids obtained, in each case subject to the provisions of “General Terms of PLUS — Discontinuation of an ETF; Alternate Calculation of Closing Price.” The term OTC Bulletin Board Service will include any successor service thereto.

     In this product supplement, we refer to the basket closing value, the index closing value and the closing price, as applicable, as the “Closing Value” of the applicable underlying asset.

     Unless otherwise specified in the relevant terms supplement, a “trading day” is, with respect to an underlying index, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for equity securities underlying such underlying index or the relevant successor index, as applicable, and (ii) the exchanges on which futures or options contracts related to such underlying index or the relevant successor index, as applicable, are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

     Unless otherwise specified in the relevant terms supplement, a “trading day” is, with respect to an ETF, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for such ETF or the relevant successor ETF, as applicable, and (ii) the exchanges on which futures or options contracts related to such ETF or the relevant successor ETF, as applicable, are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

     The “pricing date,” if applicable, will be specified in the relevant terms supplement and is subject to adjustment as described under “— Postponement of a Calculation Date” below. The “initial averaging dates,” if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described under “— Postponement of a Calculation Date” below. The “Asset Valuation Date(s),” which will be either a single date, which we refer to as the “valuation date,” or several dates, each of which we refer to as an “ending averaging date,” will be specified in the relevant terms supplement and any such date is subject to adjustment as described under “Postponement of a Calculation Date” below. We refer to the pricing date, the initial averaging dates and the Asset Valuation Dates as “Calculation Dates.”

     The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Asset Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Asset Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of PLUS — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the PLUS on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the PLUS entitled thereto.

     A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding PLUS by tender, in the open market or by private agreement.

Postponement of a Calculation Date

     PLUS linked to a Basket

     If a Calculation Date is not a trading day with respect to any basket component or there is a market disruption event with respect to any basket component on such Calculation Date (any such day, a “Disrupted Day” and any such basket component affected by a non-trading day or a market disruption event, a “Disrupted Basket Component”), the applicable Calculation Date will be postponed to the immediately succeeding business day that is not a Disrupted Day for any such Disrupted Basket Component; provided that the index closing value or closing price on such Calculation Date, as postponed, will be:

(a)

for each basket component (other than any such Disrupted Basket Component) (an “Unaffected Basket Component”), the index closing value or closing price, as applicable, on the originally scheduled Calculation Date; and

(b)

for any such Disrupted Basket Component, the index closing value or closing price, as applicable, on the immediately succeeding business day for such Disrupted Basket Component that is not a Disrupted Day for such Disrupted Basket Component.

For the avoidance of doubt, if a Calculation Date is to be postponed as described above, and there are two or more Disrupted Basket Components and the first business day that is not a Disrupted Day for the first Disrupted Basket Component is different from such business day for one or more of the other Disrupted Basket Components, such Calculation Date will be postponed to the latest of such business days. Under these circumstances, the calculation agent will calculate the basket closing value for such Calculation Date using the index closing values or closing prices of the Disrupted Basket Components on different business days.

     In no event, however, will any Calculation Date be postponed more than ten business days following the date originally scheduled to be such Calculation Date. If the tenth business day following the date originally scheduled to be the applicable Calculation Date is a Disrupted Day with respect to any Disrupted Basket Component, the index closing value or closing price for any such Disrupted Basket Component for such Calculation Date on such tenth Business Day will be:

(a)

if the Disrupted Basket Component is an underlying index, the index closing value of such underlying index determined by the calculation agent in accordance with the formula for and method of calculating such index closing value last in effect prior to the applicable Disrupted Day, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non trading day) on such tenth business day of each security most recently constituting such underlying index; or

(b)

if the Disrupted Basket Component is an ETF, the closing price of such ETF determined by the calculation agent in good faith based on the calculation agent’s assessment of the market value of such ETF on such tenth business day.

     PLUS linked to a single Underlying Index

     If a Calculation Date is a Disrupted Day, the applicable Calculation Date will be postponed to the immediately succeeding business day that is not a Disrupted Day. In no event, however, will any Calculation Date be postponed more than ten business days following the date originally scheduled to be such Calculation Date. If the tenth business day following the date originally scheduled to be the applicable Calculation Date is a Disrupted Day, the calculation agent will determine the index closing value for such Calculation Date on such tenth business day in accordance with the formula for and method of calculating the index closing value last in effect prior to such Disrupted Day, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non trading day) on such tenth scheduled business day of each security most recently constituting the underlying index.

     PLUS linked to a single ETF

     If a Calculation Date is a Disrupted Day, the applicable Calculation Date will be postponed to the immediately succeeding business day that is not a Disrupted Day. In no event, however, will any Calculation Date be postponed more than ten business days following the date originally scheduled to be such Calculation Date. If the tenth business day following the date originally scheduled to be the applicable Calculation Date is a Disrupted Day, the calculation agent will determine the closing price of one ETF Share for such Calculation Date on such tenth business day in good faith based on its assessment of the market value of such ETF on such tenth business day.

RISK FACTORS

     Your investment in the PLUS will involve certain risks. The PLUS do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in a PLUS linked to a basket is not equivalent to investing directly in the basket components or any of the component securities or commodity futures contracts underlying the basket components. Investing in a PLUS linked to a single underlying index is not equivalent to investing directly in the underlying index or any of the component securities of the underlying index. Investing in a PLUS linked to a single ETF is not equivalent to investing directly in the ETF Shares, the Reference Index or any of the securities, commodities or commodity futures contracts underlying the ETF Shares or included in the Reference Index. In addition, your investment in the PLUS entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the PLUS is suitable for you.

Risks Relating to the PLUS Generally

The PLUS do not pay interest or guarantee the return of your investment. A decrease in the value of the underlying asset may lead to a loss of some or all of your investment at maturity.

     The PLUS do not pay interest and may not return any of your investment. The amount payable to you at maturity, if any, will be determined pursuant to the terms described in this product supplement no. MS-9-A-II, any related underlying supplement and the relevant terms supplement. The relevant terms supplement will specify whether the PLUS have a buffer and/or a strike value.

     For PLUS without a buffer, you will lose some or all of your investment at maturity if the Final Value is less than the Initial Value.

     For Buffered PLUS with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the Final Value is less than the Initial Value by more than the buffer amount.

     For Buffered PLUS without a minimum payment at maturity, you will lose some or all of your investment at maturity if the Final Value is less than the Initial Value by more than the buffer amount.

The PLUS are subject to the credit risk of JPMorgan Chase & Co.

     The PLUS are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the PLUS. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the PLUS at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the PLUS. Any payment on the PLUS is subject to the creditworthiness of JPMorgan Chase & Co.

We or our affiliates may have economic interests adverse to those of the holders of the PLUS.

     JPMS and other affiliates of ours trade the securities, commodities or futures contracts included in an underlying index or held by an ETF, options on such securities, commodities or futures contracts, the physical commodities upon which the futures contracts held by a Commodity ETF are based (together with the commodities held by an ETF, the “ETF Commodities”) and other financial instruments related to an underlying index or an ETF, its component securities or futures contracts, such options and the ETF Commodities on a regular basis, for their accounts and for other accounts under their management.

     JPMS and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to one or more of underlying index or ETF. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the PLUS. Any of these trading activities could potentially affect the level or price, as applicable, of one or more underlying index or ETF and, accordingly, could affect the value of the PLUS and the amount payable to you at maturity, if any.

     We or our affiliates may currently or from time to time engage in business with companies the securities of which are included in an underlying index or held by a Security ETF or with companies that are included in a relevant Reference Index (the “underlying companies”), including extending loans to, or making equity investments in, or providing advisory services to the underlying companies, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non public information about the underlying companies, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the underlying companies. Any prospective purchaser of PLUS should undertake an independent investigation of each of the underlying companies, as in its judgment is appropriate to make an informed decision with respect to an investment in the PLUS. We do not make any representation or warranty to any purchaser of a PLUS with respect to any matters whatsoever relating to our business with the underlying companies.

     In the course of our business, we or our affiliates may acquire non public information about a Commodity ETF, the futures contracts underlying a Commodity ETF and the ETF Commodities, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about a Commodity ETF, the ETF Commodities or the Designated Contracts (as defined below). Any prospective purchaser of PLUS should undertake an independent investigation of a Commodity ETF, the futures contracts underlying a Commodity ETF, the ETF Commodities and the related Designated Contracts as in its judgment is appropriate to make an informed decision with respect to an investment in the PLUS.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of PLUS with returns linked or related to changes in the level or price, as applicable, of an underlying index or an ETF, the securities that compose or are held by an underlying index or a Security ETF, the futures contracts underlying a Commodity ETF or the ETF Commodities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the PLUS.

     We may hedge our obligations under the PLUS through certain affiliates or unaffiliated counterparties who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

     We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the securities composing a foreign underlying index or held by a foreign ETF, are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the index closing values of a foreign underlying index and the closing prices of a foreign ETF, could affect the index closing values of that foreign underlying index or the closing prices of that foreign ETF and, accordingly, the value of the PLUS.

     In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of PLUS with respect to any matters whatsoever relating to future currency exchange rate movements and, if the PLUS are linked to a foreign underlying index or a foreign ETF, any prospective purchaser of PLUS should undertake an independent investigation of the currencies in which securities composing a foreign underlying index or held by a foreign ETF are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the PLUS.

     JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the initial basket value, the initial index level or the initial share price, as applicable, the strike value, if applicable, the initial closing value of any relevant underlying index and the closing price of one share of any relevant ETF on each initial averaging date, if applicable, and each Asset Valuation Date, the adjustment factor and anti-dilution adjustments, if any, the final basket value, the final index value or the final share price, as applicable, the basket percent increase, the index percent increase or the share percent increase, as applicable, the basket performance factor, the index performance factor or the share performance factor, as applicable, or the basket return, the index return or the share return, as applicable, and the amount, if any, that we will pay you at maturity. In addition, the calculation agent will also determine whether there has been a market disruption event or a discontinuation of any underlying index or ETF and whether there has been a material change in the method of calculation of any of underlying index or ETF, as well as which exchange-traded fund will be substituted for an ETF (or relevant successor ETF, if applicable) if an ETF (or relevant successor ETF, if applicable) is de-listed, liquidated or otherwise terminated; whether any Reference Index (or the underlying index related to any relevant successor ETF, if applicable) has been changed in a material respect and whether an ETF (or relevant successor ETF, if applicable) has been modified so that such ETF (or successor ETF, if applicable) does not, in the opinion of the calculation agent, fairly represent the price of such ETF (or relevant successor ETF, if applicable) had those modifications not been made. In performing these duties, JPMS may have interests adverse to the interests of the holders of the PLUS, which may affect your return on the PLUS, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

The appreciation potential of the PLUS is limited to the maximum payment at maturity, if applicable.

     If the PLUS are subject to a maximum payment at maturity, the payment at maturity will be limited to the maximum payment at maturity. Any applicable maximum payment at maturity will be a U.S. dollar amount that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a maximum payment at maturity, the payment at maturity will be limited to that maximum payment at maturity even if the sum of the stated principal amount and the leveraged upside payment is greater than that maximum payment at maturity.

Investing in the PLUS is not equivalent to investing in the underlying asset or any securities or futures contracts underlying or included in the underlying asset.

     Investing in the PLUS is not equivalent to investing in the underlying asset or any securities or future contracts underlying or included in the underlying asset. As a holder of the PLUS, you will not have voting rights or other rights with respect to the underlying asset or any securities or futures contracts underlying or included in the underlying asset, if applicable.

Your return on the PLUS will not reflect dividends, interest payments or other distributions on the securities, if any, underlying or included in the underlying asset.

     Your return on the PLUS will not reflect the return you would realize if you actually owned the securities, if any, underlying or included in the underlying asset and received the dividends, interest payments or other distributions paid on those securities. This is because the calculation agent will calculate the amount payable to you at maturity of the PLUS by reference to the Final Value. The Final Value reflects the prices of the securities, if any, underlying or included in the underlying asset on the Asset Valuation Date(s) without taking into consideration the value of dividends, interest payments or other distributions paid on those securities.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the PLUS will not be listed on a securities exchange. There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily.

     J.P. Morgan Securities LLC, or JPMS, may act as a market maker for the PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the PLUS.

For Buffered PLUS without a minimum payment at maturity and with a downside factor greater than 1, your investment in the Buffered PLUS may result in a loss on an accelerated basis.

     For Buffered PLUS without a minimum payment at maturity and a downside factor that is greater than 1, if the Final Value is less than the Initial Value by more than the buffer amount, for every 1% that the Final Value is less than the Initial Value by more than the buffer amount, you will lose an amount equal to 1% of the principal amount of your Buffered PLUS multiplied by the downside factor, provided that your payment at maturity will not be less than $0.

     For example, if the buffer amount is 10% and the downside factor is 4, you will lose your entire investment at maturity if the Final Value is less than the Initial Value by 35% or more.

     Your negative exposure to a decrease in the value of the underlying asset is magnified by the downside factor. Accordingly, you may lose some or all of your investment in the Buffered PLUS on an accelerated basis when the underlying asset depreciates, as compared to an investment in a similar security without a downside factor.

The Final Value may be less than the Closing Value of the underlying asset at the maturity date of the PLUS or at other times during the term of the PLUS.

     Because the Final Value is calculated based on the Closing Value of the underlying asset on one or more Asset Valuation Dates during the term of the PLUS, the Closing Value of the underlying asset at the maturity date or at other times during the term of the PLUS, including dates near the Asset Valuation Date(s), could be greater than the Final Value. This difference could be particularly large if there is a significant increase in the Closing Value of the underlying asset after the final Asset Valuation Date, if there is a significant decrease in the Closing Value of the underlying asset around the time of the Asset Valuation Date(s) or if there is significant volatility in the Closing Value of the underlying asset during the term of the PLUS (especially on dates near the Asset Valuation Date(s)). For example, when the Asset Valuation Date(s) are near the end of the term of the PLUS, then if the Closing Values increase or remain relatively constant during the initial term of the PLUS and then decrease below the Initial Value, the Final Value may be significantly less than if it were calculated on a date earlier than the Asset Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the underlying asset, the component securities, commodities or commodity futures contracts underlying or included in the underlying asset or contracts relating to the underlying asset for which there is an active secondary market.

The Initial Value may be determined after the original issue date of the PLUS.

     If so specified in the relevant terms supplement, the Initial Value will be determined based on the arithmetic average of the Closing Values of the underlying asset on the initial averaging dates specified in the relevant terms supplement. One or more of the initial averaging dates so specified may occur on or following the original issue date of the PLUS; as a result, the Initial Value may not be determined, and you may therefore not know the Initial Value, until after the original issue date. Similarly, the global note certificate representing the PLUS, which will be deposited with DTC on the original issue date as described under “General Terms of PLUS — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the value of the Initial Value of the underlying asset. If there are any increases in the Closing Values of the underlying asset on the initial averaging dates that occur after the original issue date and such increases result in the Initial Value of the underlying asset being greater than the Closing Value of the underlying asset on the original issue date, this may establish greater values that the underlying asset must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity.

The PLUS are not designed to be short-term trading instruments.

     The price at which you will be able to sell your PLUS to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the PLUS, even in cases where the Closing Value of the underlying asset has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your PLUS, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the PLUS will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the PLUS. We expect that, generally, the Closing Value of the underlying asset on any day will affect the value of the PLUS more than any other single factor. However, you should not expect the value of the PLUS in the secondary market to vary in proportion to changes in the Closing Value of the underlying asset. The value of the PLUS will be affected by a number of other factors that may either offset or magnify each other, including:

  the expected volatility in the underlying asset;

  the time to maturity of the PLUS;

  the dividend rate on the equity securities included in an underlying index or held by a Security ETF (while not paid to holders of the PLUS, dividend payments on any equity securities underlying or held by an underlying asset may influence the price of the underlying asset and the market value of options on the underlying asset and therefore affect the market value of the PLUS);

  the occurrence of certain events to the shares of any ETF that may or may not require an adjustment to the applicable adjustment factor;

  the market prices of the ETF Commodities;

  interest and yield rates in the market generally, as well as in the markets of the securities or futures contracts underlying or held by the underlying asset;

  developments in the real estate market or the technology sector, if applicable;

  economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events that affect the securities or futures contracts included in any underlying index or held by any ETF or stock, bond or commodity futures markets generally;

  for PLUS linked in whole or in part to one or more underlying indices composed primarily of foreign securities (a “foreign underlying index”) or one or more ETFs holding primarily foreign securities (a “foreign ETF”), the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the securities composing each of the foreign underlying indices or foreign ETFs, as applicable, are traded, and the correlation between those rates and the levels or prices, as the case may be, of any foreign underlying index consisting of or foreign ETF holding securities denominated in currencies other than the U.S. dollar; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your PLUS prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You may have to sell your PLUS at a substantial discount from the principal amount if the Final Value is at, below or not sufficiently above the Initial Value.

     You cannot predict the future performance of the underlying asset based on its historical performance. The value of the underlying asset may decrease such that you may not receive any return of your investment. For PLUS without a buffer, if the Final Value is less than the Initial Value, you will lose some or all of your investment at maturity. For Buffered PLUS with a minimum payment at maturity, you may receive no more than the minimum payment at maturity and will lose some or most of your investment if the Final Value is less than the Initial Value by more than the buffer amount. For Buffered PLUS without a minimum payment at maturity, if the Final Value is less than the Initial Value by more than the buffer amount, you will lose some or all of your investment at maturity. There can be no assurance that the value of the underlying asset will not decrease so that at maturity, you do not lose some or all of your investment.

If the price of the underlying asset changes, the market value of your PLUS may not change in the same manner.

     Owning the PLUS is not the same as owning the underlying asset. Accordingly, changes in the value of the underlying asset may not result in a comparable change of the market value of the PLUS. If the Closing Value of the underlying asset on any trading day increases above the Initial Value, the market value of the PLUS may not increase comparably, if at all. It is possible for the value of the underlying asset to increase moderately while the value of the PLUS declines.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the PLUS is likely to adversely affect the value of the PLUS prior to maturity.

     While the payment at maturity, if any, will be based on the full principal amount of your PLUS as described in the relevant terms supplement, the original issue price of the PLUS includes each agent’s commission and the estimated cost of hedging our obligations under the PLUS. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase PLUS from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of such compensation or other transaction costs.

The anti-dilution protection is limited.

     The calculation agent will make adjustments to the adjustment factor, which will initially be set at 1.0, for certain events affecting an ETF. See “General Terms of PLUS — Anti-Dilution Adjustments.” The calculation agent is not required, however, to make such adjustments in response to all events that could affect an ETF. If an event occurs that does not require the calculation agent to make an adjustment, the value of the PLUS may be materially and adversely affected.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Closing Value of the underlying asset on any Calculation Date and calculating the amount, if any, that we are required to pay you at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the PLUS, it is possible that one or more of the Calculation Dates and the maturity date will be postponed and your return will be adversely affected. See “Description of PLUS — Market Disruption Events.”

The tax consequences of an investment in the PLUS are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the PLUS. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the PLUS described in “Certain U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the PLUS, the timing and character of income on the PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. MS-9-A-II and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

Historical performance of the underlying asset should not be taken as an indication of the future performance of such underlying asset during the terms of the PLUS.

     The actual performance of the underlying asset over the term of the PLUS, as well as the amount payable at maturity, may bear little relation to the historical performance of the underlying asset. The trading prices of the securities or futures contracts included in or held by the underlying asset will determine the value of the underlying asset. As a result, it is impossible to predict whether the value of the underlying asset will rise or fall.

JPMorgan Chase & Co. employees holding the PLUS must comply with policies that limit their ability to trade the PLUS and may affect the value of their PLUS.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the PLUS for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the PLUS, you may not be able to purchase any PLUS described in the relevant terms supplement from us and your ability to trade or sell any such PLUS in the secondary market may be limited.

Risks Relating to a Basket

The basket components may not be equally weighted.

     Unless otherwise specified in the relevant terms supplement, the basket components may have different weights in determining the value of the basket, depending on the basket component weightings specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the basket consists of five basket components and that the basket component weightings are 25%, 30%, 15%, 20% and 10% respectively. One consequence of such an unequal weighting of the basket components is that the same percentage change in two of the basket components may have different effects on the basket closing value. For example, if the basket component weighting for basket component A is greater than the basket component weighting for basket component B, a 5% decrease in basket component A will have a greater effect on the basket closing value than a 5% decrease in basket component B.

The basket component weightings may be determined on a date other than the pricing date.

     If so specified in the relevant terms supplement, the basket component weightings may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the basket components weights will be determined based on the relative magnitude of the basket component return of each basket component. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each basket component until a date later than the pricing date, and you may not know the weight assigned to each basket component in the Basket prior to the final valuation date.

Changes in the value of the basket components may offset each other.

     Price movements in the basket components may not correlate with each other. At a time when the value of one or more of the basket components increases, the value of the other basket components may not increase as much or may even decline. Therefore, in calculating the final basket value, increases in the value of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the level of the other basket component or basket components, particularly if the basket component or basket components that appreciate are of relatively low weight in the basket. There can be no assurance that the final basket value will be higher than the initial basket value (or strike value, if applicable). You may lose some or all of your investment in the PLUS if the final basket value is lower than the initial basket value (or strike value, if applicable).

Risks Relating to an Underlying Index

If the PLUS are linked in whole or in part to an underlying index that is not a total return index, your return on the PLUS will not reflect dividends on the equity securities included in such underlying index.

     If the PLUS are linked in whole or in part to an underlying index that is not a total return index, your return on the PLUS will not reflect the return you would realize if you actually owned the equity securities included in such underlying index and received the dividends paid on those equity securities. This is because the calculation agent will calculate the amount payable to you at maturity of the PLUS by reference to the index closing value. The index closing value reflects the prices of the equity securities as calculated in such underlying index without taking into consideration the value of dividends paid on those equity securities.

The sponsor of an underlying index (an “Index Sponsor”) may adjust such underlying index in a way that affects its level, and such Index Sponsor has no obligation to consider your interests.

     The Index Sponsor of an underlying index is responsible for calculating and maintaining such underlying index. Such Index Sponsor can add, delete or substitute the equity securities underlying such underlying index or make other methodological changes that could change the level of such underlying index. You should realize that the changing of equity securities included in such underlying index may affect such underlying index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, such Index Sponsor may alter, discontinue or suspend calculation or dissemination of such underlying index. Any of these actions could adversely affect the value of the PLUS. The Index Sponsor of an underlying index has no obligation to consider your interests in calculating or revising such underlying index. See the relevant index description section below, any related underlying supplement or the relevant terms supplement for additional information.

For PLUS linked in whole or in part to the S&P 500® Index, we are currently one of the companies that make up the S&P 500® Index, but, to our knowledge, we are not currently affiliated with any other company the equity securities of which are included in the S&P 500® Index.

     We are currently one of the companies that make up the S&P 500® Index, but, to our knowledge, we are not currently affiliated with any other issuers the equity securities of which are included in the S&P 500® Index. As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities included in the S&P 500® Index or your PLUS. None of the money you pay us will go to the Index Sponsor for the S&P 500® Index or any of the other issuers of the equity securities included in the S&P 500® Index and none of those issuers will be involved in the offering of the PLUS in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the PLUS in taking any actions that might affect the value of your PLUS.

Unless otherwise specified in any related underlying supplement or relevant terms supplement, to our knowledge, we are not currently affiliated with any company the equity securities of which are included in any Index (other than the S&P 500® Index).

     To our knowledge, we are not currently affiliated with any issuers the equity securities of which are included in an underlying index (other than the S&P 500® Index). As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities included in an underlying index (other than the S&P 500® Index) or your PLUS. None of the money you pay us will go to the Index Sponsor for any underlying index or any of the issuers of the equity securities included in any underlying index (other than the S&P 500® Index) and none of those issuers will be involved in the offering of the PLUS in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the PLUS in taking any actions that might affect the value of your PLUS.

     In the event we become affiliated with any issuers the equity securities of which is included in an underlying index, we will have no obligation to consider your interests as a holder of the PLUS in taking any action with respect to such issuer that might affect the value of your PLUS.

For PLUS linked in whole or in part to the Russell 2000® Index, an investment in the PLUS will be subject to risks associated with small capitalization stocks.

     The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

For PLUS linked in whole or in part to a foreign underlying index, if the prices of its component securities are not converted into U.S. dollars for purposes of calculating the value of the foreign underlying index, the amount payable on the PLUS at maturity will not be adjusted for changes in exchange rates that might affect the foreign underlying index.

     Because the prices of the equity securities composing a foreign underlying index are not converted into U.S. dollars for purposes of calculating the value of the foreign underlying index and although the equity securities composing the foreign underlying index are traded in currencies other than U.S. dollars, and the PLUS, which are linked in whole or in part to the foreign underlying index, are denominated in U.S. dollars, the amount payable on the PLUS at maturity, if any, will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the foreign underlying index are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the payment on the PLUS. The amount we pay in respect of the PLUS on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of PLUS — Payment at Maturity.”

For PLUS linked in whole or in part to a foreign underlying index, if the prices of its component securities are converted into U.S. dollars for purposes of calculating the value of the foreign underlying index, the PLUS will be subject to currency exchange risk.

     Because the prices of the equity securities composing a foreign underlying index are converted into U.S. dollars for the purposes of calculating the value of the foreign underlying index, the holders of the PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities composing the foreign underlying index trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities composing the foreign underlying index denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of the foreign underlying index will be adversely affected and the payment at maturity of the PLUS may be reduced.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments; and

  the extent of governmental surpluses or deficits in the component countries and the United States.

     All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

For PLUS linked in whole or in part to a foreign underlying index, if the prices of its component securities are converted into U.S. dollars for purposes of calculating the value of the foreign underlying index, changes in the volatility of exchange rates, and the correlation between those rates and the values of the foreign underlying index are likely to affect the market value of the PLUS.

     The exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing a foreign underlying index are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies —the particular currency in which an equity security composing the foreign underlying index and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which an equity security composing the foreign underlying index is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency in which that equity security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the foreign underlying index are denominated refers to the size and frequency of changes in that exchange rate.

     Because a foreign underlying index is calculated, in part, by converting the closing prices of the equity securities composing the foreign underlying index into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those equity securities are denominated could affect the market value of the PLUS.

     The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing a foreign underlying index are denominated and the value of the foreign underlying index refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the value of the foreign underlying index. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing the foreign underlying index are denominated and the percentage changes in the value of the foreign underlying index could affect the value of the PLUS.

For PLUS linked in whole or in part to a foreign underlying index, an investment in the PLUS is subject to risks associated with non-U.S. securities markets.

     The equity securities that compose a foreign underlying index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for PLUS linked to a foreign underlying index composed of securities traded in one or more emerging market countries.

     Some or all of these factors may influence the value of a foreign underlying index. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the foreign underlying index based on its historical performance. There can be no assurance that the value of the foreign underlying index will not decrease so that at maturity you will not lose some or all of your investment.

Risks Relating to ETF Shares

The policies of the investment adviser for an ETF, and the sponsor of a Reference Index, could affect the value and the amount payable on the PLUS.

     The policies of the investment advisor for an ETF concerning the calculation of the ETF’s net asset value, additions, deletions or substitutions of securities, commodities or commodity futures contracts underlying the ETF, substitutions of its Reference Index and manner in which changes affecting a Reference Index are reflected in the ETF could affect the market price of the ETF Shares and, therefore, affect the amount payable on the PLUS at maturity, if any, and the value of the PLUS before maturity. The amount payable on the PLUS and its value could also be affected if investment advisor changes these policies, for example, by changing the manner in which it calculates the ETF’s net asset value, or if investment advisor discontinues or suspends calculation or publication of the ETF’s net asset value, in which case it may become difficult to determine the value of the PLUS.

     In addition, the sponsor of a Reference Index is responsible for the design and maintenance of the Reference Index. The policies of the sponsor concerning the calculation of the Reference Index, including decisions regarding the addition, deletion or substitution of the securities included in the Reference Index, could affect the value of the Reference Index and, consequently, could affect the market prices of the ETF Shares and, therefore, the amount payable on the PLUS at maturity, and the value of the PLUS before maturity.

There are risks associated with an ETF.

     An ETF may have a limited operating history. Although the ETF Shares may be listed for trading on NYSE Arca, Inc. (“NYSE Arca”) and a number of similar products have been traded on NYSE Arca or other securities exchange for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market.

     In addition, an ETF is subject to management risk, which is the risk that the applicable investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the ETF Shares, and consequently, the value of the PLUS. See the relevant ETF description below or the relevant terms supplement for additional information.

For PLUS linked in whole or in part to a Security ETF, the performance of the Security ETF may not correlate with the performance of its Reference Index.

     Unless otherwise specified in the relevant terms supplement, a Security ETF uses a representative sampling strategy to attempt to track the performance of its Reference Index. Pursuant to such representative sampling strategy, a Security ETF invests in a representative sample of securities that collectively has an investment profile similar to its Reference Index; however, an ETF may not hold all or substantially all of the securities included in its Reference Index. Therefore, while the performance of a Security ETF is linked principally to the performance of its Reference Index, its performance is also generally linked in part to assets other than the securities included in its Reference Index because, unless otherwise specified in the relevant terms supplement, its investment adviser generally may invest a portion of a Security ETF’s assets in securities not included in the Reference Index and in other assets, including potentially shares of money market funds affiliated with or advised by the investment advisor.

     In addition, the performance of a Security ETF will reflect additional transaction costs and fees that are not included in the calculation of its Reference Index. Also, the component securities, if applicable, of an ETF may be unavailable in the secondary market or due to other extraordinary circumstances. Corporate actions with respect to the sample of securities (such as mergers and spin-offs) also may impact the variance between a Security ETF and its Reference Index. Finally, because the shares of a Security ETF may be traded on the NYSE Arca, Inc. and may be subject to market supply and investor demand, the market value of one share of a Security ETF may differ from the net asset value per share of the Security ETF.

     For all of the foregoing reasons, the performance of a Security ETF may not correlate with the performance of the its Reference Index. Consequently, the return on the PLUS will not be the same as investing directly in any Security ETF or relevant Reference Index or in the securities held by any Security ETF or included in any relevant Reference Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of any relevant Reference Index.

Unless otherwise specified in any related underlying supplement or relevant terms supplement, to our knowledge, we are not currently affiliated with any issuer of the securities underlying any Security ETF or included in any relevant Reference Index.

     Unless otherwise specified in any related underlying supplement or relevant terms supplement, to our knowledge, we are not currently affiliated with any issuer of the securities underlying any Security ETF or included in any relevant Reference Index. As a result, we will have no ability to control the actions of the issuers of such securities, including actions that could affect the value of the securities underlying a Security ETF or included in any relevant Reference Index or your PLUS. None of the money you pay us will go to an ETF, any investment adviser for an ETF, the sponsor for any relevant Reference Index or any of the issuers of the securities underlying a Security ETF or included in any relevant Reference Index and none of those issuers will be involved in the offering of the PLUS in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the PLUS in taking any actions that might affect the value of your PLUS.

     In the event we become affiliated with any issuer of the securities underlying a Security ETF or included in any relevant Reference Index, we will have no obligation to consider your interests as a holder of the PLUS in taking any action with respect to such issuer that might affect the value of your PLUS.

For PLUS linked in whole or in part to a foreign ETF, if the prices of the securities underlying the foreign ETF are not converted into U.S. dollars for purposes of calculating the net asset value of the foreign ETF, the amount payable on the PLUS at maturity will not be adjusted for changes in exchange rates that might affect the foreign ETF.

     Because the prices of the securities underlying a foreign ETF are not converted into U.S. dollars for purposes of calculating the net asset value of the foreign ETF and although the securities underlying the foreign ETF are traded in currencies other than U.S. dollars, and the PLUS, which are linked in whole or in part to the foreign ETF, are denominated in U.S. dollars, the amount payable on the PLUS at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the securities underlying the foreign ETF are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the payment on the PLUS. The amount we pay in respect of the PLUS on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of PLUS — Payment at Maturity.”

For PLUS linked in whole or in part to a foreign ETF, if the prices of the securities underlying the foreign ETF are converted into U.S. dollars for purposes of calculating the net asset value of the foreign ETF, the PLUS will be subject to currency exchange risk.

     Because the prices of the securities underlying a foreign ETF are converted into U.S. dollars for the purposes of calculating the net asset value of the foreign ETF, the holders of the PLUS will be exposed to currency exchange rate risk with respect to each of the currencies in which the securities underlying the foreign ETF trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the securities underlying the foreign ETF denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the net asset value of the foreign ETF will be adversely affected and the payment at maturity of the PLUS may be reduced.

     Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments; and

  the extent of governmental surpluses or deficits in the component countries and the United States.

     All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

For PLUS linked in whole or in part to foreign ETF, if the prices of the securities underlying the foreign ETF are converted into U.S. dollars for purposes of calculating the net asset value of the foreign ETF, changes in the volatility of exchange rates, and the correlation between those rates and the net asset value of the foreign ETF are likely to affect the market value of the PLUS.

     The exchange rate between the U.S. dollar and each of the currencies in which the securities underlying the foreign ETF are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which a security underlying the foreign

ETF and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which a security underlying a foreign ETF is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which that security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the securities underlying a foreign ETF refer to the size and frequency of changes in that exchange rate.

     Because the net asset value of a foreign ETF is calculated, in part, by converting the closing prices of the securities underlying the foreign ETF into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those securities are denominated could affect the market value of the PLUS.

     The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the securities underlying a foreign ETF are denominated and the net asset value of the foreign ETF refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the net asset value of the foreign ETF. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the securities underlying the foreign ETF are denominated and the percentage changes in the net asset value of the foreign ETF could affect the value of the PLUS.

For PLUS linked in whole or in part to a foreign ETF, an investment in the PLUS is subject to risks associated with non-U.S. securities markets.

     All or a substantial portion of the securities held by a foreign ETF have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for PLUS linked to a foreign ETF composed of securities traded in one or more emerging market countries.

     Some or all of these factors may influence the value of a foreign ETF. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the foreign ETF based on its historical performance. There can be no assurance that the value of the foreign ETF will not decrease so that at maturity you will not lose some or all of your investment.

For PLUS linked in whole or in part to the iShares® Dow Jones Real Estate Index Fund, risks associated with the real estate industry will affect the price of shares of the iShares® Dow Jones Real Estate Index Fund and the value of the PLUS.

     The real estate industry is cyclical and has from time to time experienced significant difficulties. The prices of the securities included in the Dow Jones U.S. Real Estate Index and held by the iShares® Dow Jones Real Estate Index Fund and, in turn, the level of the Dow Jones U.S. Real Estate Index and the price of shares of the iShares® Dow Jones Real Estate Index Fund, as applicable, will be affected by a number of factors that may either offset or magnify each other, including:

  employment levels and job growth;

  the availability of financing for real estate;

  interest rates;

  consumer confidence;

  the availability of suitable undeveloped land;

  federal, state and local laws and regulations concerning the development of land, construction, home and commercial real estate sales, financing and environmental protection; and

  competition among companies that engage in the real estate business.

     The difficulties described above could cause a downturn in the real estate industry generally or regionally and could cause the value of the securities included in the Dow Jones U.S. Real Estate Index and held by the iShares® Dow Jones Real Estate Index Fund and the level of the Dow Jones U.S. Real Estate Index and the price of shares of the iShares® Dow Jones Real Estate Index Fund, as applicable, to decline or remain flat during the term of the PLUS.

For PLUS linked in whole or in part to the iShares® Dow Jones Real Estate Index Fund, risks associated with Real Estate Investment Trusts will affect the value of the PLUS.

     The Dow Jones U.S. Real Estate Index and the iShares® Dow Jones Real Estate Index Fund are composed of a variety of real-estate-related stocks including real estate investment trusts (“REITs”). REITs invest primarily in income-producing real estate or real-estate-related loans or interests. Investments in REITs, though not direct investments in real estate, are still subject to the risks associated with investing in real estate. The following are some of the conditions that might impact the structure of and cash flow generated by REITs and, consequently, the value of REITs and, in turn, the Dow Jones U.S. Real Estate Index and the iShares® Dow Jones Real Estate Index Fund:

  a decline in the value of real estate properties;

  extended vacancies of properties;

  increases in property and operating taxes;

  increased competition or overbuilding;

  a lack of available mortgage funds or other limits on accessing capital;

  tenant bankruptcies and other credit problems;

  limitation on rents, including decreases in market rates for rents;

  changes in zoning laws and governmental regulations;

  costs resulting from the clean-up of, and legal liability to third parties for, damages resulting from environmental problems;

  investments in developments that are not completed or that are subject to delays in completion;

  risks associated with borrowing;

  changes in interest rates;

  casualty and condemnation losses; and

  uninsured damages from floods, earthquakes or other natural disasters.

     The factors above may either offset or magnify each other. To the extent that any of these conditions occur, they may negatively impact a REIT’s cash flow and cause a decline in the share price of a REIT, and, consequently, the level of the Dow Jones U.S. Real Estate Index and the price of shares of the iShares® Dow Jones Real Estate Index Fund. In addition, some REITs have relatively small market capitalizations, which can increase the volatility of the market price of securities issued by those REITs. Furthermore, REITs are dependent upon specialized management skills, have limited diversification and are, as a result, subject to risks inherent in operating and financing a limited number of projects. To the extent that such risks increase the volatility of the market price of securities issued by REITs, they may also, consequently, increase the volatility of the Dow Jones U.S. Real Estate Index and the iShares® Dow Jones Real Estate Index Fund.

For PLUS linked in whole or in part to the iShares® Dow Jones Real Estate Index Fund, there will be no direct correlation between the value of the PLUS or the price of the Shares® Dow Jones Real Estate Index Fund and residential housing prices.

     There is no direct linkage between the price of shares of the iShares® Dow Jones Real Estate Index Fund and residential housing prices in specific regions or residential housing prices in general. While residential housing prices may be one factor that could affect the prices of the securities held by the iShares® Dow Jones Real Estate Index Fund and consequently the price of shares of the iShares® Dow Jones Real Estate Index Fund, the price of shares of the iShares® Dow Jones Real Estate Index Fund and therefore the value of the PLUS are not directly linked to movements of residential housing prices and may be affected by factors unrelated to such movements.

For PLUS linked in whole or in part to the Technology Select Sector SPDR® Fund, risks associated with the technology sector will affect the value of the PLUS.

     All or substantially all of the equity securities held by the Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector, including the following industries: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductors & semiconductor equipment; internet software and services; IT services; electronic equipment, instruments and components; wireless telecommunication services and office electronics. The Technology Select Sector SPDR® Fund is concentrated in the technology sector, which means the Technology Select Sector SPDR® Fund will be more affected by the performance of the technology sector than a fund or index that was more diversified. Market or economic factors impacting technology companies and companies that rely heavily on technology advances could have a major effect on the value of the Technology Select Sector SPDR® Fund. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. The difficulties described above could cause an upturn or a downturn in the technology sector generally or regionally and could cause the value of the securities held by the Technology Select Sector SPDR® Fund and thus the value of the Technology Select Sector SPDR® Fund to decline or remain flat during the term of the PLUS, which may adversely affect the value of your PLUS.

For PLUS linked in whole or in part to the iShares® Barclays TIPS Bond Fund, an investment linked to the prices of fixed-income securities is subject to significant risks, including interest rate-related and credit-related risks.

     Investing in the PLUS or in the iShares® Barclays TIPS Bond Fund differs significantly from investing directly in bonds to be held to maturity as the value of the iShares® Barclays TIPS Bond Fund, at times significantly, during each trading day based upon the current market prices of its underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the U.S. government.

     In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying the iShares® Barclays TIPS Bond Fund, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. As a result, rising interest rates may cause the value of the bonds underlying the iShares® Barclays TIPS Bond Fund, and the iShares® Barclays TIPS Bond Fund itself, to decline, possibly significantly.

     Interest rates are subject to volatility due to a variety of factors, including:

  sentiment regarding underlying strength in the U.S. economy and global economies;

  expectations regarding the level of price inflation;

  sentiment regarding credit quality in the U.S. and global credit markets;

  central bank policies regarding interest rates; and

  the performance of U.S. and foreign capital markets.

     The iShares® Barclays TIPS Bond Fund includes inflation-protected bonds, which typically have lower yields than conventional fixed-rate bonds because of their inflation adjustment feature. For iShares® Barclays TIPS Bond Fund, if inflation is low, the benefit received from the inflation-protected feature of the underlying bonds may not sufficiently compensate you for this reduced yield.

For PLUS linked in whole or in part to the iShares® iBoxx $ High Yield Corporate Bond Fund or the iShares® iBoxx $ Investment Grade Corporate Bond Fund (each, an “iBoxx ETF”), an investment linked to the prices of fixed-income securities is subject to significant risks, including interest rate-related and credit-related risks.

     Investing in the PLUS or in an iBoxx ETF differs significantly from investing directly in bonds to be held to maturity as the value of an iBoxx ETF changes, at times significantly, during each trading day based upon the current market prices of its underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds. The market prices of the bonds underlying an iBoxx ETF are determined by reference to the bid and ask quotations provided by the 9 contributing banks, one of which is J.P. Morgan Chase & Co.

     In general, fixed-income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed-income securities, including those underlying an iBoxx ETF, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. The eligibility criteria for the securities included in the index that underlies an iBoxx ETF, which each mandate that each security must have at least three years and six months remaining to maturity for continued eligibility, means that, at any time, only longer-term securities underlie such index, which thereby increases the risk of price volatility in the underlying securities and, consequently, the volatility in the value of such index. As a result, rising interest rates may cause the value of the bonds underlying an iBoxx ETF, and an iBoxx ETF itself, to decline, possibly significantly.

     Interest rates are subject to volatility due to a variety of factors, including:

  sentiment regarding underlying strength in the U.S. economy and global economies;

  expectations regarding the level of price inflation;

  sentiment regarding credit quality in the U.S. and global credit markets;

  central bank policies regarding interest rates; and

  the performance of U.S. and foreign capital markets.

     In addition, the prices of the underlying bonds are significantly influenced by the creditworthiness of the issuers of the bonds. The bonds underlying an iBoxx ETF may have their credit ratings downgraded, including, if applicable, a downgrade from investment grade to non-investment grade status, or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the underlying bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of the underlying bonds. For example, during the recent credit crisis in the United States, credit spreads widened significantly as the market demanded very high yields on corporate bonds and, as a result, the prices of the bonds underlying an iBoxx ETF dropped significantly. There can be no assurance that some or all of the factors that contributed to this credit crisis will not continue or return during the term of the PLUS, and, consequently, depress the price, perhaps significantly, of the underlying bonds and therefore the value of an iBoxx ETF and the PLUS.

     An iBoxx ETF may include U.S. dollar-denominated bonds of foreign corporations. Investing in bonds issued by non-U.S. companies has different risks than investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, and potential restrictions of the flow of international capital. Foreign companies may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions.

For PLUS linked in whole or in part to the iShares® iBoxx $ High Yield Corporate Bond Fund, the PLUS are subject to high yield securities risk.

     The iShares® iBoxx $ High Yield Corporate Bond Fund is designed to provide a representation of the U.S. dollar high yield corporate market and is therefore subject to high yield securities risk, being the risk that securities that are rated below investment grade (commonly known as “junk bonds,” including those bonds rated at BB+ or lower by S&P or Fitch or Ba1 by Moody’s) may be more volatile than higher-rated securities of similar maturity. High yield securities may also be subject to greater levels of credit or default risk than higher-rated securities. The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to sell at an advantageous time or price or to value than higher-rated securities. In particular, high yield securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal.

Risks Relating to a Commodity ETF

Higher future prices of commodities held by a Commodity ETF relative to their current prices may lead to a decrease in the payment at maturity.

     A Commodity ETF may hold futures contracts on physical commodities. As the contracts held by a Commodity ETF come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling.” Excluding other considerations, if the market for these contracts is in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.” Moreover, many commodities have historically exhibited contango markets. The presence of contango in the commodity markets could adversely affect the price of a Commodity ETF and, accordingly, the amount payable at maturity.

A Commodity ETF may be subject to pronounced risks of pricing volatility.

     As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural and livestock products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month, and can have further pronounced pricing volatility during extended periods of low liquidity. The risk of aberrational liquidity or pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take delivery of the underlying commodities. In respect of a Commodity ETF that represents energy, it should be noted that due to the significant level of continuous consumption, limited reserves and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages. These factors (when combined or in isolation) may affect the price of futures contracts and, as a consequence, the price of a Commodity ETF and your payment at maturity.

Commodity prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in a Commodity ETF.

     Market prices of the commodities or commodity futures contracts held by a Commodity ETF tend to be highly volatile and may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, wars and acts of terror, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. The price volatility of each commodity also affects the value of the futures and forward contracts related to that commodity and therefore its price at any such time. The price of any one commodity may be correlated to a greater or lesser degree with any other commodity and factors affecting the general supply and demand as well as the prices of other commodities may affect the particular commodity in question. In respect of commodities in the energy sector, due to the significant level of its continuous consumption, limited reserves, and oil cartel controls, energy prices are subject to rapid price increases in the event of perceived or actual shortages. The commodities markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Many commodities are also highly cyclical. These factors, some of which are specific to the nature of each such commodity, may affect the price of a Commodity ETF in varying ways, and different factors may cause the value of different commodities futures contracts included in the Commodity ETF to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the PLUS linked in whole or in part to a Commodity ETF.

     A Commodity ETF provides one avenue for exposure to commodities. The high volatility and cyclical nature of commodity markets may render these investments inappropriate as the focus of an investment portfolio.

Unless otherwise specified in the relevant terms supplement, a Commodity ETF does not offer direct exposure to commodity spot prices.

     The price of a Commodity ETF will reflect the return on the commodity futures contracts held by the Commodity ETF, not the return on physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movement of a futures contract are typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the PLUS may underperform a similar investment that reflects the return on physical commodities.

The commodity futures contracts underlying a Commodity ETF are subject to legal and regulatory regimes that may change in ways that may have a substantial adverse effect on the value of your PLUS.

     Futures contracts and options on futures contracts markets, including those future contracts related to a Commodity ETF, are subject to extensive statutes, regulations and margin requirements. The CFTC and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices that may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. Any future regulatory changes, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, may have a substantial adverse effect on the value of your PLUS.

     Additionally, in accordance with the Dodd-Frank Act, the CFTC is drafting regulations to establish limits on the amount of positions, other than bona fide hedge positions, that may be held by any person in futures contracts on certain energy and agricultural based commodities. The Dodd-Frank Act also requires the CFTC to establish limits for each month, including related hedge exemption positions, on the aggregate number or amount of positions in contracts based upon the same underlying commodity, as defined by the CFTC, that may be held by any person, including any group or class of traders. In addition, designated contract markets and swap execution facilities, as defined in the Dodd-Frank Act, are required to establish and enforce position limits or position accountability requirements on their own markets or facilities. These proposed regulations, when final and implemented, may reduce liquidity in the exchange-traded market for such commodity-based futures contracts.

Owning the PLUS is not the same as owning the commodities or commodity futures contracts held by any Commodity ETF, or certain other commodity-related contracts directly.

     The return on your PLUS will not reflect the return you would realize if you actually purchased the commodities or commodity futures contracts held by a Commodity ETF, or exchange-traded or over-the-counter instruments based on any Commodity ETF. You will not have any rights that holders of such assets or instruments have.

Suspension or disruptions of market trading in relevant commodity and related futures markets may adversely affect the value of the PLUS.

     The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the price of a Commodity ETF and, therefore, the value of your PLUS.

The PLUS will not be regulated by the Commodity Futures Trading Commission.

     If the PLUS are linked in whole or in part to a Commodity ETF, the net proceeds to be received by us from the sale of the PLUS will not be used to purchase or sell any commodity futures contracts, options on futures contracts or any physical commodities for your benefit. An investment in the PLUS thus does not constitute either an investment in futures contracts, options on futures contracts, in a collective investment vehicle that trades in these futures contracts or physical commodities (i.e., the PLUS will not constitute a direct or indirect investment by you in commodity futures or options contracts or any physical commodities), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the PLUS, an investment in a collective investment vehicle that invests in commodity futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the PLUS will not be interests in a commodity pool, the PLUS will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

If the PLUS are linked in whole or in part to the iShares® S&P GSCI Commodity-Indexed Trust, the performance of the iShares® S&P GSCI Commodity-Indexed Trust may not correlate with the performance of its Reference Index, the S&P GSCI™ Total Return Index.

     Substantially all of the assets of the iShares® S&P GSCI Commodity-Indexed Trust (the “Commodity-Indexed Trust”) consist of its holdings of the limited liability company interests in the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (the “Investing Pool”), which holds long positions in futures contracts on the S&P GSCI™ Excess Return Index called “CERFs” and posts as margin cash or short-term securities to collateralize its CERF positions. The investment objective of the Commodity-Indexed Trust is to seek investment results that correspond generally, but are not necessarily identical, to the performance of the S&P GSCI™ Total Return Index, which we refer to as the Reference Index for the Commodity-Indexed Trust, before the payment of expenses and liabilities of the Commodity-Indexed Trust and the Investing Pool. Differences between the returns of the Commodity-Indexed Trust and the S&P GSCI™ Total Return Index may be based on, among other factors, any differences between the return on the assets used by the Investing Pool to collateralize its CERF positions and the U.S. Treasury rate used to calculated the return component of the S&P GSCI™ Total Return Index, timing differences, differences between the portion of the Investing Pool’s assets invested in CERFs and the portion of the return of the S&P GSCI™ Total Return Index contributed by the S&P GSCI™ Excess Return Index, and the payment of expenses and liabilities by the Commodity-Indexed Trust and the Investing Pool.

     The net asset value of the Commodity-Indexed Trust will reflect the performance of the Investing Pool, its sole investment. However, because the Shares of the Commodity-Indexed Trust are traded on NYSE Arca, Inc. and are subject to market supply and investor demand, the market value of one Share of the Commodity-Indexed Trust may differ from the net asset value per share of the Commodity-Indexed Trust.

     For all of the foregoing reasons, the performance of the Commodity-Indexed Trust may not correlate with the performance of the S&P® GSCI™ Total Return Index. Consequently, the return on the PLUS will not be the same as investing directly in the Commodity-Indexed Trust or the S&P® GSCI™ Total Return Index or in the securities, futures contracts or other assets held by the Commodity-Indexed Trust or included in the S&P® GSCI™ Total Return Index, and will not be the same as investing in a security or another financial product with a payment at maturity linked to the performance of the S&P® GSCI™ Total Return Index.

If the PLUS are linked in whole or in part to the PowerShares DB Commodity Index Tracking Fund, the performance of the PowerShares DB Commodity Index Tracking Fund may not correlate with the performance of its Reference Index, the DBIQ Optimum Yield Diversified Commodity Index Excess Return™.

     Since October 19, 2009, the PowerShares DB Commodity Index Tracking Fund’s investment objective has been to track changes, whether positive or negative, in the level of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ over time, plus the excess, if any, of the PowerShares DB Commodity Index Tracking Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the PowerShares DB Commodity Index Tracking Fund. The PowerShares DB Commodity Index Tracking Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities composing the DBIQ Optimum Yield Diversified Commodity Index Excess Return™.

     Differences between the returns of the PowerShares DB Commodity Index Tracking Fund and the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ may be based on, among other factors, disruptions in the markets for the commodity futures contracts included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, the imposition of speculative position limits or due to other extraordinary circumstances. As the PowerShares DB Commodity Index Tracking Fund approaches or reaches position limits with respect to certain commodity futures contracts included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, the PowerShares DB Commodity Index Tracking Fund may commence investing in other futures contracts based on commodities that are included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ and in futures contracts based on commodities other than commodities that underlie the futures contracts that are included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ that, in the commercially reasonable judgment of DB Commodity Services LLC (“DBCS”), tend to exhibit trading prices that correlate with a futures contract that are included the DBIQ Optimum Yield Diversified Commodity Index Excess Return™.

     In addition, the PowerShares DB Commodity Index Tracking Fund is not able to replicate exactly the changes in levels of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ because the total return generated by the PowerShares DB Commodity Index Tracking Fund is reduced by expenses and transaction costs, including those incurred in connection with the PowerShares DB

     Commodity Index Tracking Fund’s trading activities, and increased by interest income from the PowerShares DB Commodity Index Tracking Fund’s holdings of short-term high credit quality fixed income securities. Tracking the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ requires trading of the PowerShares DB Commodity Index Tracking Fund’s portfolio with a view to tracking the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ over time and is dependent upon the skills of DBCS and its trading principals, among other factors.

     For all of the foregoing reasons, the performance of the PowerShares DB Commodity Index Tracking Fund may not correlate with the performance of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™. Consequently, the return on the PLUS will not be the same as investing directly in the PowerShares DB Commodity Index Tracking Fund or the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ or in the securities, futures contracts or other assets held by the PowerShares DB Commodity Index Tracking Fund or included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, and will not be the same as investing in a security or another financial product with a payment at maturity linked to the performance of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™.

If the PLUS are linked in whole or in part to the PowerShares DB Commodity Index Tracking Fund, the PowerShares DB Commodity Index Tracking Fund may be more volatile and susceptible to price fluctuations of commodity futures contracts than a fund that tracks a broader commodity index.

     The PowerShares DB Commodity Index Tracking Fund may be more volatile and susceptible to price fluctuations than a fund that tracks a broader commodity index. In contrast to a broader commodity index, which may includes futures contracts on commodities in a variety of market sectors, the Reference Index underlying the PowerShares DB Commodity Index Tracking Fund, the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, includes only futures contracts on fourteen commodities: Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans and Sugar. As a result, price volatility in the contracts underlying the PowerShares DB Commodity Index Tracking Fund will likely have a greater impact on the PowerShares DB Commodity Index Tracking Fund than it would on a fund that tracks a broader commodity index.

If the PLUS are linked to a single underlying index or an ETF not described in this product supplement, a separate underlying supplement or the relevant terms supplement may provide additional risk factors relating to such underlying index or ETF.

USE OF PROCEEDS

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the PLUS will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS. The original issue price of the PLUS includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the PLUS and the estimated cost of hedging our obligations under the PLUS. We may have hedged our obligations under the Bear Market PLUS through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, the price to public of the PLUS will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the PLUS. The estimated cost of hedging includes the projected profit, which in no event will exceed $0.35 per $10 PLUS, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the PLUS. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the PLUS by taking positions in one or more underlying indices or ETFs, the securities or futures contracts underlying one or more underlying indices or ETFs, the ETF Commodities or instruments the value of which is derived from one or more underlying indices or ETFs or their underlying securities or futures contracts or the ETF Commodities. While we cannot predict an outcome, such hedging activity or other hedging and investment activities of ours could potentially increase the Initial Value, and therefore, effectively establish a higher level that the underlying asset must achieve for you to obtain a return on your investment or avoid a loss of principal at maturity. From time to time, prior to maturity of the PLUS, we may pursue a dynamic hedging strategy that may involve taking long or short positions in one or more underlying indices or ETFs, the securities or futures contracts underlying one or more underlying indices or ETFs, the ETF Commodities or instruments the value of which is derived from one or more underlying indices or ETFs or their underlying securities or futures contracts or the ETF Commodities. Although we have no reason to believe that any of these activities will have a material impact on the level of any underlying index or ETF or the value of the PLUS, we cannot assure you that these activities will not have such an effect.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we or any affiliated or unaffiliated counterparties may take in connection with our hedging activity.

THE EURO STOXX 50® INDEX

     We have derived all information contained in this product supplement regarding the EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information. The EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX 50® Index.

     The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

     The EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial EURO STOXX 50® Index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the EURO STOXX 50® Index and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

     On March 1, 2010, STOXX Limited announced the removal of the “Dow Jones” prefix from all of its indices, including the EURO STOXX 50® Index.

EURO STOXX 50® Index Composition and Maintenance

     The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries.

     The composition of the EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the EURO STOXX 50® Index are made to ensure that the EURO STOXX 50® Index includes the 50 market sector leaders from within the EURO STOXX® Index. A current list of the issuers that comprise the EURO STOXX 50® Index is available on the STOXX Limited website: http://www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

     The free float factors for each component stock used to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

     The EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

EURO STOXX 50® Index Calculation

     The EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

Index =	free float market capitalization of the EURO STOXX 50® Index adjusted base date market capitalization of the EURO STOXX 50® Index	x 1,000

     The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the EURO STOXX 50® Index is being calculated.

     The EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split: Adjusted price = closing price * A / B New number of shares = old number of shares * B / A Divisor: no change	(2) Rights offering: Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases
(3) Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change	(4) Stock dividend of another company: Adjusted price = (closing price * A – price of other company * B) / A Divisor: decreases

(5) Return of capital and share consideration:

Adjusted price = (closing price – dividend announced
                         by company * (1 – withholding tax))
                         * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of
                         shares ) – (tender price * number of
                         tendered shares)) / (old number of
                         shares – number of tendered shares)

New number of shares = old number of shares –                                     number of tendered shares

Divisor: decreases

(7) Spin-off: Adjusted price = (closing price * A – price of spun-off shares *B) / A Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held.

If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price *
                         C * (1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares = old number of shares *
                                        ((A + B) * (1 + C / A)) / A

Divisor: increases

- If stock distribution is applicable after rights (one action applicable to other):

Adjusted price = (closing price * A + subscription
                         price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares *
                                        ((A + C) * (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

License Agreement with STOXX Limited

     We have entered into an agreement with STOXX Limited (“STOXX”) providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the PLUS.

     STOXX and its licensors (the “Licensors”) have no relationship to JPMorgan Chase & Co., other than the licensing of the EURO STOXX 50® Index (Ticker: SX5E) and the related trademarks for use in connection with the PLUS.

STOXX and its Licensors do not:

  Sponsor, endorse, sell or promote the PLUS.

  Recommend that any person invest in the PLUS or any other securities.

  Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the PLUS.

  Have any responsibility or liability for the administration, management or marketing of the PLUS.

  Consider the needs of the PLUS or the holders of the PLUS in determining, composing or calculating the EURO STOXX 50® Index or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the PLUS. Specifically,

  STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

  The results to be obtained by the PLUS, the holders of the PLUS or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO STOXX 50® Index (Ticker: SX5E);

  The accuracy or completeness of the EURO STOXX 50® Index and its data;

  The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index (Ticker: SX5E) and its data;

  STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50® Index (Ticker: SX5E) or its data;

  Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

     The licensing agreement between JPMorgan Chase & Co. and STOXX is solely for their benefit and not for the benefit of the holders of the PLUS or any other third parties.

THE iSHARES® S&P GSCI™ COMMODITY-INDEXED TRUST

     We have derived all information contained in this product supplement regarding the iShares® S&P GSCI™ Commodity-Indexed Trust (the “Commodity-Indexed Trust”) including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by BlackRock Institutional Trust Company, N.A. (“BTC”), as trustee of the Commodity-Indexed Trust, and BlackRock Asset Management International Inc. (“BAMI”), as the sponsor and manager of the Commodity-Indexed Trust. The Commodity-Indexed Trust is a unit investment trust that issues units of beneficial interest, called “Shares,” representing fractional undivided beneficial interests in its net assets. Substantially all of the assets of the Commodity-Indexed Trust consist of interests in the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC (the “Investing Pool”), which holds long positions in futures contracts on the S&P GSCI™ Excess Return Index. The Commodity-Indexed Trust is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “GSG.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     Each of the Commodity-Indexed Trust and the Investing Pool is a commodity pool as defined in the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission (the “CFTC”). BAMI is a commodity pool operator registered with the CFTC. Neither the Commodity-Indexed Trust nor the Investing Pool is an investment company registered under the Investment Company Act. Information provided to or filed with the SEC by BAMI pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file number 001-32947, through the SEC’s website at http://www.sec.gov. For additional information regarding BTC, BAMI and the Commodity-Indexed Trust, please see the prospectus dated February 14, 2011. In addition, information about BTC, BAMI and the Commodity-Indexed Trust may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Structure of the Commodity-Indexed Trust and the Investing Pool

     The Commodity-Indexed Trust was formed as a Delaware statutory trust on July 7, 2006. Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Commodity-Indexed Trust. Substantially all of the assets of the Commodity-Indexed Trust consist of its holdings of the limited liability company interests in the Investing Pool (“Investing Pool Interests”) which are the only securities in which the Commodity-Indexed Trust may invest.

     The Investing Pool will issue Investing Pool Interests only to the Commodity-Indexed Trust and to BAMI, the manager of the Investing Pool. The Manager will maintain a limited equity interest in the Investing Pool with the balance of the Investing Pool owned by the Commodity-Indexed Trust. The Investing Pool will invest in long positions in futures contracts on the S&P GSCI™ Excess Return Index, called CERFs, and post as margin cash or short-term securities to collateralize its CERF positions.

     Each of the Commodity-Indexed Trust and the Investing Pool is a commodity pool as defined in the Commodity Exchange Act, and each entity is operated by BAMI, which is a commodity pool operator registered with the CFTC and is an indirect subsidiary of BlackRock, Inc. BlackRock Fund Advisors (“BFA”), which is an indirect subsidiary of BlackRock, Inc., serves as the commodity trading advisor of the Investing Pool and is registered with the CFTC.

Investment Objective and Strategy

     The investment objective of the Commodity-Indexed Trust is to seek investment results that correspond generally, but are not necessarily identical, to the performance of the S&P GSCI™ Total Return Index before the payment of expenses and liabilities of the Commodity-Indexed Trust and the

Investing Pool. The Investing Pool holds long positions in CERFs, which are futures contracts listed on the Chicago Mercantile Exchange, that have a term of approximately five years after listing and whose settlement at expiration is based on the value of the S&P GSCI™ Excess Return Index at that time. The Investing Pool also earns interest on the assets used to collateralize its holdings of CERFs.

     The S&P GSCI™ Excess Return Index is calculated based on the same commodities that are included in the S&P GSCI™ Commodity Index, which is a production-weighted index of the prices of a diversified group of futures contracts on physical commodities. The S&P GSCI™ is administered, calculated and published by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. The S&P GSCI™ Excess Return Index reflects the return of an uncollateralized investment in the contracts comprising the S&P GSCI™ and, in addition, incorporates the economic effect of “rolling” the contracts included in the S&P GSCI™ as they near expiration. “Rolling” a futures contract means closing out of a position in an expiring futures contract and establishing an equivalent position in the contract on the same commodity with the next expiration date. The S&P GSCI™ Total Return Index, in turn, reflects the return of the S&P GSCI™ Excess Return Index, together with the return on specified U.S. Treasury securities that are deemed to have been held to collateralize a hypothetical long position in the futures contracts comprising the S&P GSCI™. For further information about the S&P GSCI™ Total Return Index, please see “— The S&P GSCI™ Total Return Index” below.

     If S&P ceases to maintain the S&P GSCI™ Total Return Index, the Commodity-Indexed Trust may seek investment results that correspond generally to the performance of a fully collateralized investment in a successor, or, in the opinion of BAMI, reasonably similar index to the S&P GSCI™ Total Return Index.

     The Commodity-Indexed Trust, through the Investing Pool, will be a passive investor in CERFs and the cash or short-term securities posted as margin to collateralize the Investing Pool’s CERF positions. Neither the Commodity-Indexed Trust nor the Investing Pool will engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the value of the Investing Pool’s CERF positions or the short-term securities posted as margin.

     The Investing Pool, and some other types of market participants, will be required to deposit margin with a value equal to 100% of the value of each CERF position at the time it is established. Interest paid on the collateral deposited as margin, net of expenses, will be reinvested by the Investing Pool or, at BAMI’s discretion, distributed from time to time to shareholders. The Investing Pool’s profit or loss on its CERF positions should correlate with increases and decreases in the value of the S&P GSCI™ Excess Return Index, although this correlation will not be exact. The interest on the collateral deposited by the Investing Pool as margin, together with the returns from the CERFs, is expected to result in a total return for the Investing Pool that corresponds generally, but is not identical to, the S&P GSCI™ Total Return Index. Differences between the returns of the Investing Pool and the S&P GSCI™ Total Return Index may be based on, among other factors, any differences between the return on the assets used by the Investing Pool to collateralize its CERF positions and the U.S. Treasury rate used to calculated the return component of the S&P GSCI™ Total Return Index, timing differences, differences between the portion of the Investing Pool’s assets invested in CERFs and the portion of the return of the S&P GSCI™ Total Return Index contributed by the S&P GSCI™ Excess Return Index, and the payment of expenses and liabilities by the Investing Pool. The net asset value of the Commodity-Indexed Trust will reflect the performance of the Investing Pool, its sole investment.

     BFA will invest all of the Investing Pool’s assets in long positions in CERFs and post margin in the form of cash or short-term securities to collateralize the CERF positions. Any cash that the Investing Pool accepts as consideration from the Commodity-Indexed Trust for Investing Pool Interests will be used to purchase additional CERFs, in an amount that BFA determines will enable the Investing Pool to achieve investment results that correspond with the S&P GSCI™ Total Return Index, and to collateralize the CERFs. BFA will not engage in any activity designed to obtain a profit from, or to ameliorate losses caused by, changes in value of any of the commodities represented by the S&P GSCI™ or the positions or other assets held by the Investing Pool.

Historical Performance of the Commodity-Indexed Trust

     We will provide historical price information with respect to the Shares of the Commodity-Indexed Trust in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The PLUS are not sponsored, endorsed, sold or promoted by BTC or BAMI. Neither BTC nor BAMI makes any representation or warranty to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. Neither BTC nor BAMI has any obligation or liability in connection with the operation, marketing, trading or sale of the PLUS.

The S&P GSCI™ Total Return Index

     The S&P GSCI™ Total Return Index is published by Standard & Poor’s, a division of The McGraw-Hill Companies (“S&P”) and is determined, composed and calculated by S&P, without regard to the PLUS. S&P acquired the rights to the S&P GSCI™ Index (the “S&P GSCI™”) and its related indices, including the S&P GSCI™ Total Return Index, from Goldman, Sachs & Co. in 2007. Goldman, Sachs & Co. established and began calculating the S&P GSCI™ in May 1991. The former name of the S&P GSCI™ was the Goldman Sachs Commodity Index, or GSCI®.

     S&P publishes total return and excess return versions of the S&P GSCI™. The excess return version of the S&P GSCI™ is based on price levels of the futures contracts included in the S&P GSCI™ as well as the discount or premium obtained by ‘rolling’ hypothetical positions in such contracts forward as they approach delivery. The total return version of the S&P GSCI™ incorporates the returns of the excess return version, except that the total return version also reflects interest earned on hypothetical, fully collateralized contract positions on the included commodities.

     The S&P GSCI™ is an index on a world production-weighted basket of principal non-financial commodities (i.e., physical commodities) that satisfy specified criteria. The S&P GSCI™ is designed to be a measure of the performance over time of the markets for these commodities. The only commodities represented in the S&P GSCI™ are those physical commodities on which active and liquid contracts are traded on trading facilities in major industrialized countries. The commodities included in the S&P GSCI™ are weighted, on a production basis, to reflect the relative significance (in the view of S&P, as described below) of such commodities to the world economy. The fluctuations in the value of the S&P GSCI™ are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI™ has been normalized such that its hypothetical level on January 2, 1970 was 100. Futures contracts on the S&P GSCI™, and options on such futures contracts, are currently listed for trading on the Chicago Mercantile Exchange.

     The S&P GSCI™ Total Return Index reflects the value of an investment in the S&P GSCI Excess Return Index together with a Treasury bill return. Because the S&P GSCI™ Total Return Index is a total return version of the S&P GSCI™, the methodology for compiling the S&P GSCI™ relates as well to the methodology of compiling the S&P GSCI™ Total Return.

     The value of the S&P GSCI™ on any given day reflects:

  the price levels of the contracts included in the S&P GSCI™ (which represents the value of the S&P GSCI™), and the “contract daily return,” which is the percentage change in the total dollar weight of the S&P GSCI™ from the previous day to the current day.

     The value of the S&P GSCI™ Total Return Index on any given day reflects the value of an investment in the S&P GSCI™ together with a Treasury bill return.

     Set forth below is a summary of the methodology used to calculate the S&P GSCI™ and, accordingly, the S&P GSCI™ Total Return Index. Since the S&P GSCI™ is the parent index of the S&P GSCI™ Total Return Index, the methodology for compiling the S&P GSCI™ relates as well to the methodology of compiling the S&P GSCI™ Total Return Index. S&P makes the official calculations of the S&P GSCI™ and the S&P GSCI™ Total Return Index.

The Index Committee and the Index Advisory Panel

     S&P has established an index committee (the “Index Committee”) to oversee the daily management and operations of the S&P GSCI™, and is responsible for all analytical methods and calculation of the indices. The Index Committee consists of full-time professional members of S&P’s staff. At each meeting, the Index Committee reviews any issues that may affect index constituents, statistics comparing the composition of the indices to the market, commodities that are being considered as candidates for an addition to an index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting commodities or other matters.

     S&P considers information about changes to its indices and related matters to be potentially market- moving and material. Therefore, all Index Committee discussions are confidential.

     S&P has established an index advisory panel (the “Advisory Panel”) to assist it in connection with the operation of the S&P GSCI™. The Advisory Panel meets on an annual basis and at other times at the request of the Index Committee. The principal purpose of the Advisory Panel is to advise S&P with respect to, among other things, the calculation of the S&P GSCI™, the effectiveness of the S&P GSCI™ as a measure of commodity futures market performance and the need for changes in the composition or in the methodology of the S&P GSCI™. The Advisory Panel acts solely in an advisory and consultative capacity; the Index Committee makes all decisions with respect to the composition, calculation and operation of the S&P GSCI™.

Composition of the S&P GSCI™

     In order to be included in the S&P GSCI™, a contract must satisfy the following eligibility criteria:

  the contract must be in respect of a physical commodity and not a financial commodity.

  the contract must have a specified expiration or term or provide in some other manner for delivery or settlement at a specified time, or within a specified period, in the future;

  the contract must, at any given point in time, be available for trading at least five months prior to its expiration or such other date or time period specified for delivery or settlement;

  the contract must be traded on an exchange, facility or other platform (referred to as a “trading facility”) that allows market participants to execute spread transactions, through a single order entry, between the pairs of contract expirations included in the S&P GSCI™ that, at any given point in time, will be involved in the rolls to be effected in the next three roll periods (defined below);

  the contract must be denominated in U.S. dollars; and

  the contract must be traded on or through a trading facility that has its principal place of business or operations in a country that is a member of the Organization for Economic Cooperation and Development and that:

    makes price quotations generally available to its members or participants (and to S&P) in a manner and with a frequency that is sufficient to provide reasonably reliable indications of the level of the relevant market at any given point in time;

    makes reliable trading volume information available to S&P with at least the frequency required by S&P to make the monthly determinations;

    accepts bids and offers from multiple participants or price providers; and

    is accessible by a sufficiently broad range of participants.

     The price of the relevant contract that is used as a reference or benchmark by market participants (referred to as the “daily contract reference price”) generally must have been available on a continuous basis for at least two years prior to the proposed date of inclusion in the S&P GSCI™. In appropriate circumstances, S&P may determine that a shorter time period is sufficient or that historical daily contract reference prices for such contract may be derived from daily contract reference prices for a similar or related contract. The daily contract reference price may be (but is not required to be) the settlement price or other similar price published by the relevant trading facility for purposes of margining transactions or for other purposes.

     At and after the time a contract is included in the S&P GSCI™, the daily contract reference price for such contract must be published between 10:00 a.m. and 4:00 p.m., New York City time, on each business day relating to such contract by the trading facility on or through which it is traded and must generally be available to all members of, or participants in, such facility (and to S&P) on the same day from the trading facility or through a recognized third-party data vendor. Such publication must include, at all times, daily contract reference prices for at least one expiration or settlement date that is five months or more from the date the determination is made, as well as for all expiration or settlement dates during such five-month period.

     For a contract to be eligible for inclusion in the S&P GSCI™, volume data with respect to such contract must be available for at least the three months immediately preceding the date on which the determination is made. The following eligibility criteria apply:

  In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity that is not represented in the S&P GSCI™ at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $15 billion. The total dollar value traded is the dollar value of the total quantity of the commodity underlying transactions in the relevant contract over the period for which the calculation is made, based on the average of the daily contract reference prices on the last day of each month during the period.

  In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination and that is the only contract on the relevant commodity included in the S&P GSCI™ must have an annualized total dollar value traded of at least U.S. $5 billion over the relevant period and of at least U.S. $10 billion during at least one of the three most recent annual periods used in making the determination.

  In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must have an annualized total dollar value traded over the relevant period of at least U.S. $30 billion.

  In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination and that is based on a commodity on which there are one or more contracts already included in the S&P GSCI™ at such time must have an annualized total dollar value traded, over the relevant period of at least U.S. $10 billion over the relevant period and of at least U.S. $20 billion during at least one of the three most recent annual periods used in making the determination.

     In addition to the volume requirements described above, a contract must have a minimum reference percentage dollar weight:

  In order to continue to be included in the S&P GSCI™, a contract that is already included in the S&P GSCI™ at the time of determination must have a reference percentage dollar weight of at least 0.10%. The reference percentage dollar weight of a contract is determined by multiplying the CPW (defined below) of a contract by the average of its daily contract reference prices on the last day of each month during the relevant period.
  These amounts are summed for all contracts included in the S&P GSCI™ and each contract’s percentage of the total is then determined.

  In order to be added to the S&P GSCI™, a contract that is not included in the S&P GSCI™ at the time of determination must have a reference percentage dollar weight of at least 1.00% at the time of determination.

     In the event that two or more contracts on the same commodity satisfy the eligibility criteria, such contracts are included in the S&P GSCI™ in the order of their respective total quantity traded during the relevant period (determined as the total quantity of the commodity underlying transactions in the relevant contract), with the contract having the highest total quantity traded being included first. No further contracts are included if such inclusion results in the portion of the S&P GSCI™ attributable to such commodity exceeding a particular level.

     If under the procedure set forth in the preceding paragraph, additional contracts could be included with respect to several commodities at the same time, the procedure is first applied to the commodity that has the smallest portion of the S&P GSCI™ attributable to it at the time of determination. Subject to the other eligibility criteria, the contract with the highest total quantity traded on such commodity is included. Before any additional contracts on any commodity is included, the portion of the S&P GSCI™ attributable to all commodities are recalculated. The selection procedure described above is then repeated with respect to the contracts on the commodity that then has the smallest portion of the S&P GSCI™ attributable to it.

     The contracts currently included in the S&P GSCI™ are all futures contracts traded on the New York Mercantile Exchange, Inc. (“NYMEX”), ICE Futures Europe (“ICE-Europe”), ICE Futures U.S. (“ICE-US”), the Chicago Mercantile Exchange (“CME”), the Chicago Board of Trade (“CBOT”), the Kansas City Board of Trade (“KBT”), the Commodities Exchange Inc. (“CMX”) and the London Metal Exchange (“LME”).

     The quantity of each of the contracts included in the S&P GSCI™ is determined on the basis of a five-year average (referred to as the “world production average”) of the production quantity of the underlying commodity as published by the United Nations Statistical Yearbook, the Industrial Commodity Statistics Yearbook and other official sources. However, if a commodity is primarily a regional commodity, based on its production, use, pricing, transportation or other factors, S&P may calculate the weight of such commodity based on regional, rather than world, production data. At present, natural gas is the only commodity the weight of which is calculated on the basis of regional production data, with the relevant region being North America.

     The five-year moving average is updated annually for each commodity included in the S&P GSCI™, based on the most recent five-year period (ending approximately two years prior to the date of calculation and moving backwards) for which complete data for all commodities is available. The contract production weights (the “CPWs”) used in calculating the S&P GSCI™ are derived from world or regional production averages, as applicable, of the relevant commodities, and are calculated based on the total quantity traded for the relevant contract and the world or regional production average, as applicable, of the underlying commodity. However, if the volume of trading in the relevant contract, as a multiple of the production levels of the commodity, is below specified thresholds, the CPW of the contract is reduced until the threshold is satisfied. This is designed to ensure that trading in each such contract is sufficiently liquid relative to the production of the commodity.

     In addition, S&P performs this calculation on a monthly basis and, if the multiple of any contract is below the prescribed threshold, the composition of the S&P GSCI™ is reevaluated, based on the criteria and weighting procedure described above. This procedure is undertaken to allow the S&P GSCI™ to shift from contracts that have lost substantial liquidity into more liquid contracts, during the course of a given year. As a result, it is possible that the composition or weighting of the S&P GSCI™ will change on one or more of these monthly evaluation dates. In addition, regardless of whether any changes have occurred during the year, S&P reevaluates the composition of the S&P GSCI™ at the conclusion of each year, based on the above criteria. Other commodities that satisfy such criteria, if any, will be added to the S&P GSCI™. Commodities included in the S&P GSCI™ that no longer satisfy such criteria, if any, will be deleted.

     S&P also determines whether modifications in the selection criteria or the methodology for determining the composition and weights of and for calculating the S&P GSCI™ are necessary or appropriate in order to assure that the S&P GSCI™ represents a measure of commodity market performance. S&P has the discretion to make any such modifications.

Contract Expirations

     Because the S&P GSCI™ comprises actively traded contracts with scheduled expirations, it can only be calculated by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as “contract expirations.” The contract expirations included in the S&P GSCI™ for each commodity during a given year are designated by S&P, provided that each such contract must be an “active contract.” An “active contract” for this purpose is a liquid, actively traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

     If a trading facility deletes one or more contract expirations, the S&P GSCI™ will be calculated during the remainder of the year in which such deletion occurs based on the remaining contract expirations designated by S&P. If a trading facility ceases trading in all contract expirations relating to a particular contract, S&P may designate an eligible replacement contract on the commodity. To the extent practicable, the replacement will be in effect during the next monthly review of the composition of the S&P GSCI™. If that timing is not practicable, S&P will determine the date of the replacement and will consider a number of factors, including the differences between the existing contract and the replacement contract specifications and contract expirations.

Value of the S&P GSCI™

     The value of the S&P GSCI™ on any given day is equal to the total dollar weight of the S&P GSCI™ divided by a normalizing constant that assures the continuity of the S&P GSCI™ over time. The total dollar weight of the S&P GSCI™ is the sum of the dollar weight of each of the underlying commodities.

     The dollar weight of each such commodity on any given day is equal to:

  the “daily contract reference price” (discussed below),

  multiplied by the appropriate CPWs, and

  during a roll period, the appropriate “roll weights” (discussed below).

     The daily contract reference price used in calculating the dollar weight of each commodity on any given day is the most recent daily contract reference price made available by the relevant trading facility, except that the daily contract reference price for the most recent prior day will be used if the exchange is closed or otherwise fails to publish a daily contract reference price on that day. In addition, if the trading facility fails to make a daily contract reference price available or publishes a daily contract reference price that, in the reasonable judgment of S&P, reflects manifest error, the relevant calculation will be delayed until the price is made available or corrected; provided that, if the price is not made available or corrected by 4:00 p.m., New York City time, S&P may, if it deems such action to be appropriate under the circumstances, determine the appropriate daily contract reference price for the applicable futures contract in its reasonable judgment for purposes of the relevant S&P GSCI™ calculation.

Contract Daily Return

     The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate “roll weight,” divided by the total dollar weight of the S&P GSCI™ on the preceding day, minus one.

     The “roll weight” of each commodity reflects the fact that the positions in contracts must be liquidated or rolled forward into more distant contract expirations as they approach expiration. If actual positions in the relevant markets were rolled forward, the roll would likely need to take place over a period of days. Since the S&P GSCI™ is designed to replicate the performance of actual investments in the underlying contracts, the rolling process incorporated in the S&P GSCI™ also takes place over a period of days at the beginning of each month (referred to as the “roll period”). On each day of the roll period, the “roll weights” of the first nearby contract expiration on a particular commodity and the more distant contract expiration into which it is rolled are adjusted, so that the hypothetical position in the contract on the commodity that is included in the S&P GSCI™ is gradually shifted from the first nearby contract expiration to the more distant contract expiration.

     If on any day during a roll period any of the following conditions exists, the portion of the roll that would have taken place on that day is deferred until the next day on which such conditions do not exist:

  no daily contract reference price is available for a given contract expiration;

  any such price represents the maximum or minimum price for such contract month, based on exchange price limits (referred to as a “Limit Price”);

  the daily contract reference price published by the relevant trading facility reflects manifest error, or such price is not published by 4:00 p.m., New York City time. In that event, S&P may, but is not required to, determine a daily contract reference price and complete the relevant portion of the roll based on such price; provided, that, if the trading facility publishes a price before the opening of trading on the next day, S&P will revise the portion of the roll accordingly; or

  trading in the relevant contract terminates prior to its scheduled closing time.

     If any of these conditions exist throughout the roll period, the roll with respect to the affected contract will be effected in its entirety on the next day on which such conditions no longer exist.

Calculation of the S&P GSCI™ and the S&P GSCI™ Total Return Index

     S&P GSCI™

     The value of the S&P GSCI™ on any day on which the S&P GSCI™ is calculated (an “S&P GSCI™ Business Day”) is equal to the product of (1) the value of the underlying futures contracts on the immediately preceding S&P GSCI™ Business Day multiplied by (2) one plus the contract daily return of the S&P GSCI™ on the S&P GSCI™ Business Day on which the calculation is made.

     S&P GSCI™ Total Return Index

     Whereas the S&P GSCI™ is based on price levels of the underlying futures contracts, the S&P GSCI™ Total Return Index depends on the daily return of the underlying futures contract. The contract daily return on any given day is equal to the sum, for each of the commodities included in the S&P GSCI™ Total Return Index, of the applicable daily contract reference price on the relevant contract multiplied by the appropriate CPW and the appropriate roll weight, divided by the total dollar weight of the S&P GSCI™ Total Return Index on the preceding day.

     The value of the S&P GSCI™ Total Return Index on any S&P GSCI™ Business Day is equal to the product of (1) the value of the S&P GSCI™ Total Return Index on the immediately preceding S&P GSCI™ Business Day multiplied by (2) one plus the sum of the contract daily return and the Treasury Bill return on the S&P GSCI™ Business Day on which the calculation is made multiplied by (3) one plus the Treasury Bill return for each non-S&P GSCI™ Business Day since the immediately preceding S&P GSCI™ Business Day. The Treasury Bill return is the return on a hypothetical investment in the S&P GSCI™ Total Return Index at a rate equal to the interest rate on a specified U.S. Treasury Bill.

Information

     All information contained herein relating to the S&P GSCI™ and the S&P GSCI™ Total Return Index, including their make-up, method of calculation, changes in their components and historical performance, has been derived from publicly available information.

     The information contained herein with respect to each of the S&P GSCI™ and the S&P GSCI™ Total Return Index reflects the policies of, and is subject to change by, S&P.

     Current information regarding the market values of the S&P GSCI™ and of the S&P GSCI™ Total Return Index are available from S&P and from numerous public information sources. We make no representation that the publicly available information about the S&P GSCI™ and the S&P GSCI™ Total Return Index is accurate or complete.

The Commodity Futures Markets

     Contracts on physical commodities are traded on regulated futures exchanges, in the over the counter market and on various types of physical and electronic trading facilities and markets. As of the date of this product supplement, all of the contracts included in the S&P GSCI™ Total Return Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”) or in which the cash settlement amount is to be made.

     There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

     By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called “variation margin” and make the existing positions in the futures contract more or less valuable, a process known as “marking to market.”

     Futures contracts are traded on organized exchanges, known as “contract markets” in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader’s profit or loss.

     U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the S&P GSCI™ Total Return Index has been composed exclusively of futures contracts traded on regulated exchanges.

THE iSHARES® DOW JONES REAL ESTATE INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® Dow Jones U.S. Real Estate Index Fund (the “Real Estate Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by iShares®, Inc. (“iShares®”), iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). BFA is currently the investment adviser to the Real Estate Fund and is a wholly owned subsidiary of BTC, which in turn is a wholly owned subsidiary of BlackRock, Inc. The Real Estate Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “IYR.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the Real Estate Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA, and the Real Estate Fund, please see the prospectus dated September 1, 2010. In addition, information about iShares® and the Real Estate Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The Real Estate Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the real estate sector of the U.S equity market, as measured by the Dow Jones U.S. Real Estate Index (the “Real Estate Index”).

     BFA uses a “passive” or indexing approach to try to achieve the investment objective of the Real Estate Fund. The Real Estate Fund does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued. The Real Estate Fund uses a representative sampling indexing strategy (as described below under “— “Representative Sampling”) to try to track the Real Estate Index.

     The Real Estate Fund may or may not hold all of the securities in the Real Estate Index. The Real Estate Fund generally invests at least 90% of its assets in securities of the Real Estate Index and in depositary receipts representing securities of the Real Estate Index. The Real Estate Fund may invest the remainder of its assets in securities not included in the Real Estate Index, but which BFA believes will help the Real Estate Fund track the Real Estate Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Representative Sampling

     Representative sampling involves investing in a representative sample of securities that collectively has an investment profile similar to the Real Estate Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the Real Estate Index.

Correlation

     The Real Estate Index is a theoretical financial calculation, while the Real Estate Fund is an actual investment portfolio. The performance of the Real Estate Fund and the Real Estate Index may vary due to transaction costs, non-U.S. currency valuations, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the Real Estate Fund’s portfolio and the Real Estate Index resulting from legal restrictions (such as diversification requirements) that apply to the Real Estate Fund but not to the Real Estate Index or the use of representative sampling. “Tracking error” is the difference between the performance (return) of the Real Estate Fund’s portfolio and that of the Real Estate Index. BFA expects that, over time, the Real Estate Fund’s tracking error will not exceed 5%. Because the Real Estate Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The Real Estate Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Real Estate Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     The holding information for the Real Estate Fund is updated on a daily basis. As of March 2, 2011, 99.85% of the Real Estate Fund’s holdings consisted of stock, 0.27% consisted of cash and -0.11% was in other assets, including dividends booked but not yet received. The following tables summarize the Real Estate Fund’s top holdings as of such date.

Top 10 Holdings as of March 2, 2011

Company	Percentage of Total Holdings
Simon Property Group, Inc.	8.54%
Vornado Realty Trust	4.47%
Public Storage	4.26%
Equity Residential	4.16%
Annaly Capital Management, Inc.	3.82%
HCP, Inc.	3.66%
Boston Properties, Inc.	3.56%
Host Hotels & Resorts, Inc.	3.22%
Avalonbay Communities, Inc.	2.72%
Prologis	2.45%

     The information above was compiled from the iShares® website. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Historical Performance of the Real Estate Fund

     We will provide historical price information with respect to the shares of the Real Estate Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The PLUS are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Dow Jones U.S. Real Estate Index

     We have derived all information contained in this product supplement regarding the Dow Jones U.S. Real Estate Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Dow Jones & Company, Inc. (“Dow Jones”). We make no representation or warranty as to the accuracy or completeness of such information. The Dow Jones U.S. Real Estate Index is calculated, maintained and published by Dow Jones. Dow Jones is under no obligation to continue to publish, and may discontinue publication of, the Dow Jones U.S. Real Estate Index.

     Dow Jones U.S. Real Estate Index Composition and Maintenance

     The Dow Jones U.S. Real Estate Index measures the performance of the real estate sector of the United States equity market. Component companies include those that invest directly or indirectly in real estate through development, investment or ownership; companies that provide services to real estate companies but do not own the properties themselves (agencies, brokers, leasing companies, management companies and advisory services); and real estate investment trusts or corporations (“REITs”) or listed property trusts (“LPTs”) that invest in office, industrial, retail, residential, specialty (e.g., health care), hotel, lodging and other properties or that are directly involved in lending money to real estate owners and operators or indirectly through the purchase or mortgages or mortgage-backed securities. REITs are passive investment vehicles that invest primarily in income producing real estate or real estate-related loans and interests.

     The Dow Jones U.S. Real Estate Index is one of the 19 supersector indices that make up the Dow Jones U.S. Index (formerly known as the Dow Jones U.S. Total Market Index). The Dow Jones U.S. Real Estate Index is a subset of the Dow Jones U.S. Financials Index, which in turn is a subset of the Dow Jones U.S. Index. The Dow Jones U.S. Index is part of the Dow Jones Global IndexSM family, which is a benchmark family that represents approximately 95% of the float-adjusted market capitalization of countries that are open to foreign investors. The Dow Jones Global IndexSM family represents approximately 50 countries. The Dow Jones U.S. Real Estate Index is a market capitalization weighted index in which only the shares of each company that are readily available to investors — the “float” — are counted.

     Index component candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares and shares in limited partnerships are not eligible. Temporary issues arising from corporate actions, such as “when-issued shares,” are considered on a case-by-case basis when necessary to maintain continuity in a company’s index membership. REITs, LPTs and similar real-property-owning pass-through structures taxed as REITs by their domiciles also are eligible. Multiple classes of shares are included if each issue, on its own merit, meets the other eligibility criteria. Securities that have had more than ten non-trading days during the past quarter are excluded. Stocks in the top 95% of the index universe by float-adjusted market capitalization are selected as components of the Dow Jones U.S. Index, excluding stocks that fall within the bottom 1% of the universe by float-adjusted market capitalization and within the bottom 0.01% of the universe by turnover. To be included in the Dow Jones U.S. Real Estate Index, the issuer of the component securities must be classified in the Real Estate Sector of industry classifications as maintained by the Industry Classification Benchmark (“ICB”).

     The Dow Jones U.S. Real Estate Index is reviewed by Dow Jones on a quarterly basis. Shares outstanding totals for component stocks are updated during the quarterly review. However, if the number of float-adjusted shares outstanding for an index component changes by more than 10% due to a corporate action, the shares total will be adjusted immediately after the close of trading on the date of the event. Whenever possible, Dow Jones will announce the change at least two business days prior to its implementation. Changes in shares outstanding due to stock dividends, splits and other corporate actions also are adjusted immediately after the close of trading on the day they become effective. Quarterly reviews are implemented during March, June, September and December. Both component changes and share changes become effective at the opening on the first Monday after the third Friday of the review month. Changes to the Dow Jones U.S. Real Estate Index are implemented after the official closing values have been established. All adjustments are made before the start of the next trading day. Constituent changes that result from the periodic review will be announced on the second Friday of the third month of each quarter (e.g., March, June, September and December).

     In addition to the scheduled quarterly review, the Dow Jones U.S. Real Estate Index is reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers or takeovers involving index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date. In the event that a component no longer meets the eligibility requirements, it will be removed from the Dow Jones U.S. Real Estate Index. You can find a list of the companies whose common stocks are currently included in the Dow Jones U.S. Real Estate Index on the Dow Jones website at http://www.djindexes.com. Information included in such website is not a part of this product supplement.

     Background on the ICB

     ICB, a joint classification system launched by FTSE Group and Dow Jones Indexes offers broad, global coverage of companies and securities and classifies them based on revenue, not earnings. ICB classifies the component stocks into groups of 10 industries, 19 supersectors, 41 sectors and 114 subsectors. The Real Estate Supersector is composed of two Sectors. The Real Estate Investment & Services Sector consists of companies that invest directly or indirectly in real estate through development, investment or ownership and companies that provide services to real estate companies but do not own the properties themselves. This Sector excludes REITs and similar entities. The Real Estate Investment Trusts Sector consists of REITs and similar entities.

THE iSHARES® IBOXX $ HIGH YIELD CORPORATE BOND FUND

     We have derived all information regarding the iShares® iBoxx $ High Yield Corporate Bond Fund (the “High Yield Bond Fund”) contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc. (“iShares®”), iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). BFA is currently the investment advisor to the High Yield Bond Fund and is a wholly owned subsidiary of BTC, which in turn is a wholly owned subsidiary of BlackRock, Inc. The High Yield Bond Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “HYG.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the High Yield Bond Fund. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the High Yield Bond Fund, please see the prospectus dated July 1, 2010. In addition, information about iShares® and the High Yield Bond Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and then iShares® website at www.ishares.com. Information contained in the iShares® website is not incorporated by reference in, and should not be considered part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The High Yield Bond Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the U.S. dollar-denominated liquid high yield corporate bond market as defined by the Markit iBoxx® USD Liquid HY Index (the “HY Index”).

     BFA uses a “passive” or indexing approach to try to achieve the investment objective of the High Yield Bond Fund. The High Yield Bond Fund does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued. The High Yield Bond Fund uses a representative sampling indexing strategy (as described below under “— “Representative Sampling”) to try to track the HY Index.

     The High Yield Bond Fund may or may not hold all of the securities in the HY Index. The High Yield Bond Fund generally invests at least 90% of its assets in the bonds of the HY Index. However, the High Yield Bond Fund may at times invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including money market funds advised by BFA, as well as in high yield corporate bonds not included in the HY Index, but which BFA believes will help the High Yield Bond Fund track the HY Index.

Representative Sampling

     Representative sampling involves investing in a representative sample of securities that collectively has an investment profile similar to the HY Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the HY Index.

Correlation

     The HY Index is a theoretical financial calculation while the High Yield Bond Fund is an actual investment portfolio. The performance of the High Yield Bond Fund and the HY Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the High Yield Bond Fund’s portfolio and the HY Index resulting from legal restrictions (such as diversification requirements) that apply to the High Yield Bond Fund but not to the HY Index or to the use of representative sampling. “Tracking error” is the difference between the performance (return) of the High Yield Bond Fund’s portfolio and that of the HY Index. BFA expects that, over time, the High Yield Bond Fund’s tracking error will not exceed 5%. Because the High Yield Bond Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The High Yield Bond Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the HY Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Holdings Information

     The holding information for the High Yield Bond Fund is updated on a daily basis. As of March 2, 2011, 97.51% of the High Yield Bond Fund’s holdings consisted of bonds, 1.35 % consisted of cash and 1.14% was in other assets, including dividends booked but not yet received. The following tables summarize the top 10 holdings of the High Yield Bond Fund as of such date.

Top 10 Holdings as of March 2, 2011

Security	Percentage of Total Holdings
BlackRock Funds III	1.64%
CIT Group Inc.	1.09%
Lyondell Chemical Company	0.95%
CIT Group Inc.	0.85%
Intelsat Bermuda Ltd.	0.84%
HCA Inc.	0.79%
First Data Corporation	0.78%
Community Health Systems, Inc.	0.75%
American General Finance	0.68%

     The information above was compiled from the iShares® website. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Historical Performance of the High Yield Bond Fund

     We will provide historical price information with respect to the shares of the High Yield Bond Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The PLUS are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the PLUS.

The Markit iBoxx® USD Liquid HY Index

     The Markit iBoxx® USD Liquid HY Index is a rules-based index consisting of liquid U.S. dollar-denominated, high yield corporate bonds for sale in the United States, as determined by International Index Company Limited (“IIC”). The Markit iBoxx® USD Liquid HY Index is designed to provide a broad representation of the U.S. dollar-denominated liquid high yield corporate bond market. The Markit iBoxx® USD Liquid HY Index is a modified market value weighted index.

     We obtained all information contained in this document regarding the iBoxx® $ Liquid HY Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, IIC. IIC has no obligation to continue to calculate and publish, and may discontinue calculation and publication of the index.

     The Markit iBoxx® USD Liquid HY Index is sponsored by IIC, a wholly owned subsidiary of Markit Group Limited (“Markit”). IIC determines the relative weightings of the securities in the index and publishes information regarding the market value of the index. The Markit iBoxx® USD Liquid HY Index is designed to provide a representation of the U.S. dollar high yield corporate market. The Markit iBoxx® USD Liquid HY Index is based on a market-value weighted summation concept with an issuer cap of 3%. The weights and capping factors are determined on the last business day of each month, using the end-of-month market values.

     The Markit iBoxx® USD Liquid HY Index consists of sub-investment grade U.S. dollar-denominated bonds issued by corporate issuers and rated by at least one of three rating services: Moody’s Investors Service, Standard & Poor’s Rating Services or Fitch Ratings. The index composition is rebalanced once a month, after the close of business on the last business day of the rebalancing month (the “rebalancing date”). The new index composition becomes effective on the first business day of the next month (the “composition month”).

     The bonds in the Markit iBoxx® USD Liquid HY Index must meet all the criteria described below as of the close of business four business days prior to the rebalancing date provided that the relevant bond data can be verified, at IIC’s sole discretion, as of such date (the “Bond Selection Cut-off Date”).

     Selection Criteria for the Markit iBoxx® USD Liquid HY Index

     The following selection criteria are applied to determine the constituents for the Markit iBoxx® USD Liquid HY Index, from which the constituents of the index are selected: bond type; time to maturity; amount outstanding; age; denomination; issuer and agency ratings.

     Fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), bonds with sinking funds, medium term notes, Rule 144A offerings and callable bonds are candidates for inclusion. The following instruments are excluded from the index: preferred shares, convertible bonds, bonds with other equity features attached (e.g., options/warrants), perpetual bonds, floating rate notes, pay-in-kind bonds, putables, U.S. dollar-denominated bonds for foreign corporate issuers (i.e., Yankee bonds), zero coupon bonds and zero step-ups (GAINS) and Regulation S offerings.

     To qualify for the Markit iBoxx® USD Liquid HY Index, bonds must have at least three years and six months remaining time to maturity when joining the index. Bonds in the Markit iBoxx® USD Liquid HY Index with maturities less than three years will be excluded from the indices at the next rebalancing. As of the rebalancing day the time to maturity of the bonds should be less than fifteen years.

     The outstanding face value of all bonds denominated in U.S. dollars from the issuer must be greater than or equal to $1 billion as of the Bond Selection Cut-off Date. The outstanding face value of a bond must be greater than or equal to $400 million as of the Bond Selection Cut-off Date. Partial buybacks or increases will affect the outstanding face value of a prospective bond. Markit considers changes to the outstanding face value of a candidate bond as a result of partial or full buybacks or increases, provided that Markit is aware of such changes as of the Bond Selection Cut-off Date.

     New issues must have a first settlement date on or before the Bond Selection Cut-off Date to be included in the index for the next period. As of a rebalancing date, bonds must be less than five years old.

     Bonds must be denominated in U.S. dollars.

     The issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled in the United States, Bermuda, Cayman Islands, Canada, Japan or Western Europe. The issue must be corporate credit, i.e., debt instruments backed by corporate issuers that are not secured by specific assets. Debt issued by governments, sovereigns, quasi-sovereigns and government-backed or guaranteed entities is excluded.

     Bonds must be rated below investment grade, but not in default, at BB+ or lower by S&P or Fitch or Ba1 or lower by Moody’s as of the Bond Selection Cut-off Date to qualify. The average rating determines the index rating. Split-rated (e.g., Baa3/BB+ or Ba1/BBB) issues are excluded from the index. A split-rated issue means that an issue is rated investment grade by at least one rating agency and non-investment grade by at least one other rating agency. Issues rated D by S&P or Fitch, or that have been subject to a default press release by Moody’s cannot enter the index; those issues in the index that are subsequently downgraded to D by Fitch or S&P or subject to a default press release by Moody’s (as of the Bond Selection Cut-off Date) will be taken out of the index on the next rebalancing date. After a bond has migrated into high yield from investment grade status, it must retain that status for three months (the “stabilization period”) before it can be included in the index. In case of an ID change or changes of a 144A version into a registered bond, the ratings from the 144A bond also are used for the registered bond.

     Bonds trading flat of accrued are not eligible for the Markit iBoxx® USD Liquid HY Index. If a bond trades flat of accrued during the month, it is excluded at the next rebalancing date.

     A bond that drops out of the Markit iBoxx® USD Liquid HY Index at the rebalancing day is excluded from re-entering the index for a three-month period.

     Any bond subject to a firm call or tender offer in the month immediately following the rebalancing date will be excluded, provided that Markit is aware of such tender offer or call as of the Bond Selection Cut-off Date.

     Each bond in the Markit iBoxx® USD Liquid HY Index is assigned to one of the following sectors: Consumer Goods, Consumer Services, Financials, Industrials & Materials, Telecommunications & Technology and Utilities & Energy.

     Any bond that enters the Markit iBoxx® USD Liquid HY Index must remain in the index for a minimum of six months, provided it is not upgraded to investment grade, defaulted or fully redeemed in that period.

     Index Rebalancing

     The Markit iBoxx® USD Liquid HY Index is rebalanced every month, on the last calendar day of the month after the last index calculation. Rebalancing also takes place if the rebalancing falls on a non-trading day. The composition of the index is held constant for any given calendar month to ensure continuity during the month and to avoid changes unrelated to the price movements of the bonds.

     The rule for the lockout period takes precedence over the other rules for the Markit iBoxx® USD Liquid HY Index selection. A locked out bond will not be selected, even if it qualifies for the Markit iBoxx® USD Liquid HY Index.

     In a first step the selection criteria set out above are applied to the universe of USD denominated bonds. Bond ratings and amount outstanding are used as of the Bond Selection Cut-off Date. Maturity dates remain fixed for the life of the bond. Only bonds with a first settlement date on or before the Bond Selection Cut-off Date are included in the selection process. Once the eligible bond universe has been defined, the weight for each bond is determined and if necessary capped using the methodology described in “— Calculation of the Markit iBoxx® USD Liquid HY Index” below.

     Consolidation of Contributed Quotes

     Index calculation is based on bids and asks quotes provided by the contributing banks. As of June 2009 (most recent available data) the following banks supply bond prices: Barclays Capital, BNP Paribas, Deutsche Bank, Dresdner Kleinwort, Goldman Sachs, HSBC, JP Morgan, Morgan Stanley and UBS.

     The quotes pass through a two-step consolidation process. The first filter tests the technical validity of the quotes. The following parameters are tested: whether bid and ask quotes are nonnegative, whether the bid quote is lower than the ask quote and whether the bid-ask spread is within 500 basis points. A quote from a bank is only accepted if both bid and ask pass the test.

     In the second filter the bid and the ask sides of all surviving quotes are ordered from highest to lowest. In a first test the difference between the maximum and the minimum quote must not be greater than a specified limit (the limit depends on the bond). If the test is passed, all quotes enter the consolidation process. If the distance between maximum and minimum quote is too wide, two more tests are carried out. First, the distance between the maximum / minimum quote and its neighboring quote is checked. If this distance is too wide then the maximum and/or minimum quote is excluded. Second, the distances between the other neighboring quotes are tested and all quotes are dismissed if one of the distances is greater than a predefined limit.

     The consolidated bid and ask prices are calculated from the remaining quotes. If less than two quotes are valid, no consolidated price can be generated. If two or three quotes are received, the consolidated price is determined as the arithmetical mean of these quotes. If four or more quotes are received, the highest and lowest quotes are eliminated. Thereafter the mean value of the remaining quotes is calculated to determine the consolidated price.

     Calculation of the Markit iBoxx® USD Liquid HY Index

     The quotes from the contributing banks are consolidated and enter the index calculation at the end of day as consolidated prices. In the event that no new quotes for a particular bond are received, an index will continue to be calculated based on the last available consolidated prices. The index calculation is based on bid prices. Bonds that are not in the Markit iBoxx® USD Liquid HY Index universe for the current month, but become eligible at the next rebalancing, enter the index at their ask price. Calculations are performed daily, using consolidated iBoxx bid prices at approximately 4 p.m. Eastern Time.

     The total return of the Markit iBoxx® USD Liquid HY Index is calculated using the price changes, accrued interest, coupon payments and reinvestment income on cash flows received during the composition month.

     For the capping procedure, the closing bond prices of the last trading day of the month are used. A market value cap of 3% applies to each issuer (aggregated by bond ticker). The capping factor is derived as follows:

  The aggregated issuer market values are sorted in ascending order by their market value;

  The number of issuers that need to be checked is determined;

  The capping factor for issuers that need to be checked is calculated; and

  A derived capping factor is applied to each bond of the issuer.

THE iSHARES® IBOXX $ INVESTMENT GRADE CORPORATE BOND FUND

     We have derived all information regarding the iShares® iBoxx $ Investment Grade Corporate Bond Fund (the “Investment Grade Bond Fund”) contained in this product supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc. (“iShares®”), iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). BFA is currently the investment advisor to the Investment Grade Bond Fund and is a wholly owned subsidiary of BTC, which in turn is a wholly owned subsidiary of BlackRock, Inc. The Investment Grade Bond Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “LQD.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the Investment Grade Bond Fund. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the Investment Grade Bond Fund, please see the prospectus dated July 1, 2010. In addition, information about iShares® and the Investment Grade Bond Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and then iShares® website at www.ishares.com. Information contained in the iShares® website is not incorporated by reference in, and should not be considered part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The Investment Grade Bond Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of a segment of the U.S. investment grade corporate bond market as defined by the Markit iBoxx® USD Liquid Investment Grade Index (the “Investment Grade Bond Index”).

     BFA uses a “passive” or indexing approach to try to achieve the investment objective of the Investment Grade Bond Fund. The Investment Grade Bond Fund does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued. The Investment Grade Bond Fund uses a representative sampling indexing strategy (as described below under “— “Representative Sampling”) to try to track the Investment Grade Bond Index.

     The Investment Grade Bond Fund may or may not hold all of the securities in the Investment Grade Bond Index. The Investment Grade Bond Fund generally invests at least 90% of its assets in securities of the Investment Grade Bond Index and at least 95% of its assets in investment grade corporate bonds. The Investment Grade Bond Fund also may invest in bonds not included in the Investment Grade Bond Index, but which BFA believes will help the Investment Grade Bond Fund track the Investment Grade Bond Index. The Investment Grade Bond Fund may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA.

Representative Sampling

     Representative sampling involves investing in a representative sample of securities that collectively has an investment profile similar to the Investment Grade Bond Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the Investment Grade Bond Index.

Correlation

     The Investment Grade Bond Index is a theoretical financial calculation while the Investment Grade Bond Fund is an actual investment portfolio. The performance of the Investment Grade Bond Fund and the Investment Grade Bond Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the Investment Grade Bond Fund’s portfolio and the Investment Grade Bond Index resulting from legal restrictions (such as diversification requirements) that apply to the Investment Grade Bond Fund but not to the Investment Grade Bond Index or to the use of representative sampling. “Tracking error” is the difference between the performance (return) of the Investment Grade Bond Fund’s portfolio and that of the Investment Grade Bond Index. BFA expects that, over time, the Investment Grade Bond Fund’s tracking error will not exceed 5%. Because the Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The Investment Grade Bond Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Investment Grade Bond Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Holdings Information

     The holding information for the Investment Grade Bond Fund is updated on a daily basis. As of March 2, 2011, 98.55% of the Fund’s holdings consisted of bonds, 1.34% consisted of cash and 0.10% was in other assets, including dividends booked but not yet received. The following tables summarize the top 10 holdings of the Investment Grade Bond Fund as of such date.

Top 10 Holdings as of March 2, 2011

Security	Percentage of Total Holdings
BlackRock Cash Funds	1.34%
AT&T Inc.	1.01%
Wells Fargo & Company	0.95%
JPMorgan Chase & Co.	0.89%
JPMorgan Chase & Co.	0.86%
American International Group Inc.	0.83%
Wal-Mart Stores, Inc.	0.82%
Citigroup Inc.	0.82%
The Goldman Sachs Group, Inc.	0.81%
General Electric Capital Corporation	0.78%

     The information above was compiled from the iShares® website. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Historical Performance of the Investment Grade Bond Fund

     We will provide historical price information with respect to the shares of the Investment Grade Bond Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The PLUS are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the PLUS.

The Markit iBoxx® USD Liquid Investment Grade Index

     The Markit iBoxx® USD Liquid Investment Grade Index is sponsored by International Index Company Limited (“IIC”), a wholly owned subsidiary of Markit Group Limited (“Markit”). IIC determines the relative weightings of the securities in the Markit iBoxx® USD Liquid Investment Grade Index and publishes information regarding the market value of the Markit iBoxx® USD Liquid Investment Grade Index.

     We obtained all information contained in this document regarding the Markit iBoxx® USD Liquid Investment Grade Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, IIC. IIC has no obligation to continue to calculate and publish, and may discontinue calculation and publication of the index.

     The Markit iBoxx® USD Liquid Investment Grade Index is a rules-based index that seeks to provide a balanced representation of the U.S. dollar investment-grade corporate market. The Markit iBoxx® USD Liquid Investment Grade Index is based on a market-value weighted summation concept with an issuer cap of 3%. The weights and capping factors are determined on the last business day of each month using the end-of-month market values. The Markit iBoxx® USD Liquid Investment Grade Index has been designed to be a subset of the broader U.S. dollar corporate bond market and to meet investor demand for a U.S. dollar-denominated, highly liquid and representative investment grade corporate index.

     The Markit iBoxx® USD Liquid Investment Grade Index consists of investment grade U.S. dollar-denominated bonds issued by corporate issuers and rated by at least one of three rating services: Moody’s Investor Service, Standard & Poor’s Rating Services or Fitch Ratings. The index composition is rebalanced once a month, after the close of business on the last day of the rebalancing month (the “rebalancing date”). The new index composition becomes effective on the first business day of the next month (the “composition month”). The bonds in the Markit iBoxx® USD Liquid Investment Grade Index must meet all the criteria described below as of the close of business four business days prior to the rebalancing date, provided that the relevant bond data can be verified, at ICC’s sole discretion, as of such date (the “Bond Selection Cut-off Date”).

     Selection Criteria for the Markit iBoxx® USD Liquid Investment Grade Index

     The following selection criteria are applied to select the constituents for the Markit iBoxx® USD Liquid Investment Grade Index: bond type, time to maturity, amount outstanding, denomination and market, geographic scope, lockout period, issuer amount outstanding and agency ratings.

     Fixed coupon bonds, step-up bonds with coupon schedules known at issuance (or as functions of the issuer’s rating), medium-term notes (“MTNs”), sinking funds and make-whole callables are eligible for inclusion. Preferred shares, convertibles, bonds with other equity features attached (e.g., options/warrants), perpetual bonds, floating rate notes, putables and callables are not eligible for inclusion in the Markit iBoxx® USD Liquid Investment Grade Index.

     To qualify for the Markit iBoxx® USD Liquid Investment Grade Index bonds must have at least three years and six months remaining time to maturity when joining the Markit iBoxx® USD Liquid Investment Grade Index. Bonds in the Markit iBoxx® USD Liquid Investment Grade Index with maturities less than three years will be excluded from the Markit iBoxx® USD Liquid Investment Grade Index at the next rebalancing.

     The outstanding face value of all U.S. dollar-denominated bonds in the broader Markit iBoxx USD IG Corporate Index (including yankees and Eurobonds and excluding fixed-to-floater, callable, putable and perpetual bonds) from the issuer must be greater than or equal to $3 billion as of the Bond Selection Cut-off Date. The outstanding face value of a bond must be greater than or equal to $750 million as of the Bond Selection Cut-off Date.

     Bonds must be denominated in Unites States dollars, publicly registered in the United States with the SEC and clear and settle through The Depository Trust Company. Eurobonds are excluded.

     The issuer or, in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled in the United States, Bermuda, Cayman Islands, Canada, Japan, Andorra, Austria, Belgium, Cyprus, Denmark, Faeroe Islands, Finland, France, Germany, Gibraltar, Greece, Iceland, Ireland, Italy, Liechtenstein, Luxembourg, Malta, Monaco, Netherlands, Norway, Portugal, San Marino, Spain, Sweden, Switzerland, United Kingdom, Vatican City, Bulgaria, Estonia, Latvia, Lithuania, Romania, Czech Republic, Hungary, Poland, Slovakia or Slovenia. The country of risk for the issue needs to be one of the eligible countries.

     The issuer, or in the case of a finance subsidiary, the issuer’s guarantor, must be domiciled in the United States, Bermuda, Cayman Islands, Canada, Japan or Western Europe. The issue must be corporate credit, i.e., debt instruments backed by corporate issuers that are not secured by specific assets. Debt issued by governments, sovereigns, quasi-sovereigns and government-backed or guaranteed entities is excluded.

     Bonds must be rated investment grade as of the Bond Selection Cut-off Date to qualify. The average rating determines the index rating.

     Bonds trading flat of accrued are not eligible for the Markit iBoxx® USD Liquid Investment Grade Index. If a bond trades flat of accrued during the month, it is excluded at the next rebalancing date.

     A bond that drops out of the Markit iBoxx® USD Liquid Investment Grade Index at the rebalancing day is excluded from re-entering the Markit iBoxx® USD Liquid Investment Grade Index for a three-month period.

     Any bond subject to a firm call or tender offer in the month immediately following the rebalancing date will be excluded, provided that Markit is aware of such tender offer or call as of the Bond Selection Cut-off Date.

     Each bond in the Markit iBoxx® USD Liquid Investment Grade Index is assigned to one of the following sectors: Consumer Goods, Consumer Services, Financials, Industrials & Materials, Telecommunications & Technology and Utilities & Energy.

     Any bond that enters the Markit iBoxx® USD Liquid Investment Grade Index must remain in the index for a minimum of six months, provided it is not downgraded to high yield, defaulted or fully redeemed in that period.

     Index Rebalancing

     The Markit iBoxx® USD Liquid Investment Grade Index is rebalanced every month, on the last calendar day of the month after the last index calculation. Rebalancing also takes place if the rebalancing falls on a non-trading day. The composition of the iBoxx® $ Liquid Investment Grade Index is held constant for any given calendar month to ensure continuity during the month and to avoid changes unrelated to the price movements of the bonds.

     The rule for the lockout period takes precedence over the other rules for the Markit iBoxx® USD Liquid Investment Grade Index selection. A locked out bond will not be selected, even if it qualifies for the index.

     In a first step the selection criteria set out above are applied to the universe of the broader Markit iBoxx USD Corporate Index. Bond ratings and amount outstanding are used as of the Bond Selection Cut-off Date. Maturity dates remain fixed for the life of the bond. Only bonds with a first settlement date on or before the Bond Selection Cut-off Date are included in the selection process. Once the eligible bond universe has been defined, the weight of each bond is determined and if necessary capped using the methodology described in “— Calculating the Markit iBoxx® USD Liquid Investment Grade Index” below. Markit will publish ten business days and four business days prior to the rebalancing day a preliminary list for the Markit iBoxx® USD Liquid Investment Grade Index. The final list for the index is published two business days prior to the rebalancing date.

     Consolidation of Contributed Quotes

     Index calculation is based on bid and ask quotes provided by the contributing banks. As of September 2009, the date of the most recently available information from IIC, the following banks supply bond prices: Barclays Capital, BNP Paribas, Deutsche Bank, Dresdner Kleinwort, Goldman Sachs, HSBC, JPMorgan, Morgan Stanley and UBS. The quotes pass through a two-step consolidation process. The first filter tests the technical validity of the quotes. The following parameters are tested: whether bid and ask quotes are non-negative, whether the bid quote is lower than the ask quote, whether the bid-ask spread is within 500 basis points. A quote from a bank is only accepted if both bid and ask pass the test.

     In the second filter, the bid and the ask sides of all surviving quotes are ordered from highest to lowest. In a first test the difference between the maximum and the minimum quote must not be greater than a specified limit (the limit depends on the bond). If the test is passed, all quotes enter the consolidation process. If the distance between maximum and minimum quote is too wide, two more tests are carried out. First, the distance between the maximum/minimum quote and its neighboring quote is checked. If this distance is too wide then the maximum and/or minimum quote is excluded. Second, the distances between the other neighboring quotes are tested and all quotes are dismissed if one of the distances is greater than a predefined limit.

     The consolidated bid and ask prices are calculated from the remaining quotes. If less than two quotes are valid, no consolidated price can be generated. If two or three quotes are received, the consolidated price is determined as the arithmetical mean of these quotes. If four or more quotes are received, the highest and lowest quotes are eliminated. Thereafter the mean value of the remaining quotes is calculated to determine the consolidated price.

     Calculating the Markit iBoxx® USD Liquid Investment Grade Index

     The quotes from the contributing banks are consolidated and enter the index calculation at the end of day as consolidated prices. In the event that no new quotes for a particular bond are received, an index will continue to be calculated based on the last available consolidated prices. The index calculation is based on bid prices. Bonds that are not in the Markit iBoxx® USD Liquid Investment Grade Index universe for the current month, but become eligible for at the next rebalancing, enter the Markit iBoxx® USD Liquid Investment Grade Index at their ask price. The bond prices used in the Markit iBoxx® USD Liquid Investment Grade Index calculation are identical to those used in the calculation of the Markit iBoxx USD Benchmark Indices. Calculations are performed daily, using consolidated iBoxx bid prices at approximately 4 p.m. Eastern Time.

     The total return of the Markit iBoxx® USD Liquid Investment Grade Index is calculated using the price changes, accrued interest, coupon payments and reinvestment income on cash flows received during the composition month.

     For the capping procedure, closing bond prices of the last trading day of the month are used. A market value cap of 3% applies to each issuer (aggregated by bond ticker). The capping factor is derived as follows:

  Aggregated issuer market values are sorted in ascending order by their market value;

  The number of issuers that need to be checked is determined;

  The capping factor for issuers that need to be checked is calculated; and

  A derived capping factor is applied to each bond of the issuer.

THE iSHARES® BARCLAYS TIPS BOND FUND

     We have derived all information contained in this product supplement regarding the iShares® Barclays TIPS Bond Fund (the “TIPS Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc. (“iShares®”), iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). BFA is currently the investment advisor to the TIPS Fund and is a wholly owned subsidiary of BTC, which in turn is a wholly owned subsidiary of BlackRock, Inc. The TIPS Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “TIP.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the TIPS Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the TIPS Fund, please see the prospectus dated July 1, 2010 for the TIPS Fund. In addition, information about the TIPS Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The TIPS Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) (the “Barclays TIPS Index”). Inflation-protected public obligations of the U.S. Treasury, commonly known as “TIPS,” are securities issued by the U.S. Treasury that are designed to provide inflation protection to investors. TIPS are income-generating instruments the interest and principal payments of which are adjusted for inflation — a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the consumer price index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises, both the principal value and the interest payments increase. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds.

     BFA uses a “passive” or indexing approach to try to achieve the investment objective of the TIPS Fund. The TIPS Fund does not try to “beat” the index it tracks and does not seek temporary defensive positions when markets decline or appear overvalued. The TIPS Fund uses a representative sampling indexing strategy (as described below under “— “Representative Sampling”) to try to track the Barclays TIPS Index.

     The TIPS Fund may or may not hold all of the securities in the Barclays TIPS Index. The TIPS Fund generally invests at least 90% of its assets in the bonds included in the Barclays TIPS Index and at least 95% of its assets in U.S. government bonds. The TIPS Fund may invest up to 10% of its assets in U.S. government bonds not included in the Barclays TIPS Index, but which BFA believes will help the TIPS Fund track the Barclays TIPS Index. The TIPS Fund also may invest up to 5% of its assets in repurchase agreements collateralized by U.S. government obligations and in cash and cash equivalents, including shares of money market funds advised by BFA.

Representative Sampling

     Representative sampling involves investing in a representative sample of securities that collectively has an investment profile similar to the Barclays TIPS Index. The securities selected are expected to have, in the aggregate, investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, duration, maturity or credit ratings and yield) and liquidity measures similar to those of the Barclays TIPS Index.

Correlation

     The Barclays TIPS Index is a theoretical financial calculation, while the TIPS Fund is an actual investment portfolio. The performance of the TIPS Fund and the Barclays TIPS Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the TIPS Fund’s portfolio and the Barclays TIPS Index resulting from legal restrictions (such as diversification requirements) that apply to the TIPS Fund but not to the Barclays TIPS Index or to the use of representative sampling. “Tracking error” is the difference between the performance (return) of the TIPS Fund’s portfolio and that of the Barclays TIPS Index. BFA expects that, over time, the TIPS Fund’s tracking error will not exceed 5%. Because the TIPS Fund uses a representative sampling indexing strategy, it can be expected to have a larger tracking error than if it used a replication indexing strategy. “Replication” is an indexing strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Concentration Policy

     The TIPS Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the Barclays TIPS Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities), repurchase agreements collateralized by U.S. government securities and securities of state or municipal governments and their political subdivisions are not considered to be issued by members of any industry.

Holdings Information

     The holding information for the TIPS Fund is updated on a daily basis. As of March 2, 2011, 99.33% of the TIPS Fund’s holdings consisted of bonds, 0.74% consisted of cash and -0.07% was in other assets, including dividends booked but not yet received. The following tables summarize the top 10 holdings of the TIPS Fund as of such date.

Top 10 Holdings as of March 2, 2011

Security	Percentage of Total Holdings
U.S. Treasury (CPI) Note, 01/15/2025, 2.38%	5.07%
U.S. Treasury (CPI) Note, 01/15/2020, 1.38%	5.03%
U.S. Treasury (CPI) Note, 04/15/2029, 3.88%	4.84%
U.S. Treasury (CPI) Note, 01/15/2014, 2.00%	4.61%
U.S. Treasury (CPI) Note, 07/15/2013, 1.88%	4.43%
U.S. Treasury (CPI) Note, 07/15/2012, 3.00%	4.41%
U.S. Treasury (CPI) Note, 04/15/2028, 3.62%	4.13%
U.S. Treasury (CPI) Note, 07/15/2014, 2.00%	4.09%
U.S. Treasury (CPI) Note, 01/15/2015, 1.62%	3.99%
U.S. Treasury (CPI) Note, 07/15/2016, 2.50%	3.66%

     The information above was compiled from the iShares® website. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Historical Performance of the TIPS Fund

     We will provide historical price information with respect to the shares of the TIPS Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The PLUS are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the PLUS.

The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L)

     We have derived all information contained in this product supplement regarding the Barclays TIPS Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Barclays Capital Inc. (“BCI”). We make no representation or warranty as to the accuracy or completeness of such information. The Barclays TIPS Index is a bond index calculated, published and disseminated by BCI. BCI is under no obligation to continue to publish, and may discontinue publication of, the Barclays TIPS Index.

     The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) measures the performance of inflation-protected securities issued by the U.S. Treasury known as “TIPS.” The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) is market capitalization weighted, includes all publicly issued U.S. inflation-protected securities that meet the criteria for inclusion and is rebalanced once a month on the last calendar day of the month. TIPS are indexed to the non-seasonally adjusted Consumer Price Index for All Urban Consumers, or the CPI-U.

Eligibility Criteria

     In order to be eligible for inclusion in the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L), securities must have $250 million or more of outstanding face value. U.S. Treasuries held in the Federal Reserve SOMA account (both purchases at issuance and net secondary market transactions) are deducted from the total amount outstanding. Any issuance bought at auction by the Federal Reserve does not enter the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L). Net secondary market purchases and sales are adjusted at each month-end with a one-month lag.

     The U.S. inflation-protected securities included in the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) must be rated investment grade (Baa3/BBB-/BBB-) or higher using the middle rating of Moody’s, S&P and Fitch after dropping the highest and lowest available ratings. When a rating from only two agencies is available, the lower is used. When a rating from only one agency is available, that is used to determine index eligibility.

     Securities must have a remaining maturity of at least one year, regardless of optionality. Securities with a coupon that converts from fixed to floating rate must have at least one year until the conversion date.

     Principal and coupons must be denominated in U.S. dollars. Coupons must be fixed rate, step-up coupons or coupons that change according to a predetermined schedule.

     The securities must be SEC-registered securities, bonds exempt from registration at the time of issuance or Rule 144A securities with registration rights. Public obligations of the U.S. Treasury and inflation-protected securities are eligible for inclusion in the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L). State and local government series bonds, STRIPS, T-bills and bellwethers are excluded from the Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L).

Rebalancing

     The compositions of the “returns universe” is rebalanced at each month-end and represents the fixed set of bonds on which index returns are calculated for the ensuing month. The “statistics universe” is a forward-looking version that changes daily to reflect issues dropping out and entering the index, but is not used for return calculation. On the last business day of the month (the “rebalancing date”), the composition of the latest statistics universe becomes the returns universe for the following month.

     During the month, indicative changes to securities (e.g., credit rating changes, sector reclassification, amount outstanding changes, corporate actions, ticker changes) are reflected in both the statistic universe and returns universe of the index on a daily basis. These changes may cause bonds to enter or fall out of the statistics universe of the index on a daily basis, but will affect the composition of the returns universe only at month-end, when the index is rebalanced.

     Intra-month cash flows from interest and principal payments contribute to monthly index returns, but are not reinvested at any short-term reinvestment rate in between rebalance dates to earn an incremental return. However, after the rebalancing, cash is effectively reinvested into the returns universe for the following month, so that index results over two or more months reflect monthly compounding.

     Qualifying securities issued but not necessarily settled on or before the month-end rebalancing date qualify for inclusion in the following month’s index if required security reference information and pricing are readily available.

Index Calculation

     The Barclays Capital U.S. Treasury Inflation Protected Securities (TIPS) Index (Series-L) is priced by Barclays Capital market makers on a daily basis on 3 p.m. New York time. Bonds in the index are priced on the mid side. The primary price for each security is analyzed and compared with other third-party pricing sources through statistical routines and scrutiny by the research staff. Significant discrepancies are researched and corrected, as necessary.

     The amount outstanding reported for TIPS is equal to the notional par value of each TIP security available for purchase by the public as reported by the U.S. Treasury in the Quarterly Treasury Bulletin. This number is then adjusted (divided) by the compounded rate of inflation since the date of issue. The number is updated quarterly, at the end of a month that the Quarterly Treasury Bulletin is released.

     When a new TIPS is issued or an existing issue is reopened, the full uninflated par amount outstanding enters the index for returns purposes on the first day of the following month. Only when the next published Quarterly Treasury Bulletin includes the new issuance or reopening will this amount be adjusted to reflect the amount outstanding net of holds by the U.S. Treasury.

THE iSHARES® MSCI EMERGING MARKETS INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® MSCI Emerging Markets Index Fund (the “EEM Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The EEM Fund is an investment portfolio maintained and managed by iShares®, Inc. BFA is currently the investment adviser to the EEM Fund. The EEM Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “EEM.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EEM Fund. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, Inc., BFA and the EEM Fund, please see the prospectus dated January 1, 2011. In addition, information about iShares® and the EEM Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The EEM Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index. The EEM Fund holds equity securities traded primarily in the global emerging markets. The MSCI Emerging Markets Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets. For more information about the MSCI Emerging Markets Index, please see “The MSCI Indices” in this product supplement.

     As of January 31, 2011, the EEM Fund holdings by country consisted of the following 25 countries: Bermuda, Brazil, Cayman Islands, Chile, China, Colombia, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Luxembourg, Malaysia, Mexico, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United States. In addition, as January 31, 2011, the EEM Fund’s three largest holdings by country were China, Brazil and South Korea. As of such date, its three largest equity securities were Samsung Electronics Co., Ltd., Petroleo Brasileiro S.A. and OAO Gazprom and its three largest sectors were financials, energy and materials.

     The EEM Fund uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Emerging Markets Index. In addition, the EEM Fund may invest up to 10% of its assets in other securities, including securities not in the MSCI Emerging Markets Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

     The EEM Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Emerging Markets Index, and generally does not hold all of the equity securities included in the MSCI Emerging Markets Index. The EEM Fund invests in a representative sample of securities that collectively has an investment profile similar to the MSCI Emerging Markets Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Emerging Markets Index.

Correlation

     The MSCI Emerging Markets Index is a theoretical financial calculation, while the EEM Fund is an actual investment portfolio. The performance of the EEM Fund and the MSCI Emerging Markets Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the EEM Fund’s portfolio and the MSCI Emerging Markets Index resulting from legal restrictions (such as diversification requirements) that apply to the EEM Fund but not to the MSCI Emerging Markets Index or the use of representative sampling. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” BFA expects that, over time, the EEM Fund’s tracking error will not exceed 5%. The EEM Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The EEM Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Emerging Markets Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     As of January 31, 2011, 99.72% of the EEM Fund’s holdings consisted of equity securities, 0.07% consisted of cash and 0.21% was in other assets, including dividends booked but not yet received. The following tables summarize the EEM Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of January 31, 2011

Company	Percentage of Total Holdings
Samsung Electronics Co., Ltd.	2.34%
Petróleo Brasileiro S.A.	1.93%
OAO “Gazprom”	1.73%
Taiwan Semiconductor Manufacturing Company Ltd.	1.62%
Vale S.A.	1.58%
Petróleo Brasileiro S.A.	1.58%
China Mobile Limited	1.56%
América Móvil SAB De C.V.	1.47%
Itaú Unibanco Holding S.A	1.25%
Industrial and Commercial Bank of China	1.20%

Top holdings by sector as of January 31, 2011

Sector	Percentage of Total Holdings
Financials	23.53%
Energy	14.86%
Materials	14.48%
Information Technology	13.53%
Telecommunication Services	7.56%
Industrials	7.53%
Consumer Discretionary	7.14%
Consumer Staples	6.41%
Utilities	3.29%
Health Care	0.94%
Other/Undefined	0.72%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Historical Performance of the EEM Fund

     We will provide historical price information with respect to the shares of the EEM Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The PLUS are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

THE iSHARES® MSCI CANADA INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® MSCI Canada Index Fund (the “Canada Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The Canada Fund is an investment portfolio maintained and managed by iShares®, Inc. BFA is currently the investment adviser to the Canada Fund. The Canada Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “EWC.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the Canada Fund. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, Inc., BFA and the Canada Fund, please see the prospectus dated January 1, 2011. In addition, information about iShares® and the Canada Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The Canada Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Canadian market, as measured by the MSCI Canada® Index. The Canada Fund holds equity securities traded primarily in Canada. The MSCI Canada® Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for Canadian stock performance, and is designed to measure equity market performance in certain developed markets. For more information about the MSCI Canada® Index, please see “The MSCI Indices” in this product supplement.

     As of January 31, 2011, the Canadian Fund’s three largest equity securities were the Royal Bank of Canada, the Toronto-Dominion Bank and Suncor Energy Inc. Its three largest sectors were financials, energy and materials.

     The Canada Fund uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Canada Index. In addition, the Canada Fund may invest up to 10% of its assets in securities not included in the MSCI Canada Index and in futures contracts, options on futures contracts, options and swaps related to the MSCI Canada Index as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

     The Canada Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Canada Index, and may or may not hold all of the equity securities included in the MSCI Canada Index. The Canada Fund invests in a representative sample of securities that collectively has an investment profile similar to the MSCI Canada Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Canada Index.

Correlation

     The MSCI Canada Index is a theoretical financial calculation, while the Canada Fund is an actual investment portfolio. The performance of the Canada Fund and the MSCI Canada® Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the Canada Fund’s portfolio and the MSCI Canada Index resulting from legal restrictions (such as diversification requirements) that apply to the Canada Fund but not to the MSCI Canada Index or the use of representative sampling. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” BFA expects that, over time, the Canada Fund’s tracking error will not exceed 5%. The Canada Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The Canada Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Canada Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     As of January 31, 2011, 99.72% of the Canada Fund’s holdings consisted of equity securities, 0.06% consisted of cash and 0.22% was in other assets, including dividends booked but not yet received. The following tables summarize the Canada Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of January 31, 2011

Company	Percentage of Total Holdings
Royal Bank of Canada	5.84%
Toronto-Dominion Bank	5.02%
Suncor Energy Inc	4.95%
Bank of Nova Scotia	4.43%
Potash Corp of Saskatchewan	4.02%
Canadian Natural Resources	3.72%
Barrick Gold Corporation	3.58%
Teck Resources Ltd.	2.69%
Bank of Montreal	2.49%
Goldcorp Inc	2.43%

Top holdings by sector as of January 31, 2011

Sector	Percentage of Total Holdings
Financials	30.69%
Energy	27.45%
Materials	22.04%
Industrials	5.40%
Consumer Discretionary	4.10%
Information Technology	2.78%
Consumer Staples	2.75%

Sector	Percentage of Total Holdings
Telecommunication Services	2.61%
Utilities	1.15%
Health Care	0.75%
Other/Undefined	0.28%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Historical Performance of the Canada Fund

     We will provide historical price information with respect to the shares of the Canada Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The PLUS are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

THE iSHARES® MSCI PACIFIC EX-JAPAN INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® MSCI Pacific Ex-Japan Index Fund (the “Pacific Ex-Japan Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The Pacific Ex-Japan Fund is an investment portfolio maintained and managed by iShares® Trust. BFA is currently the investment adviser to the Pacific Ex-Japan Fund. The Pacific Ex-Japan Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “EPP.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the Pacific Ex-Japan Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the Pacific Ex-Japan Fund, please see the prospectus dated January 1, 2011. In addition, information about iShares® and the Pacific Ex-Japan Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The Pacific Ex-Japan Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Australia, Hong Kong, New Zealand, and Singapore markets, as represented by the MSCI Pacific Ex-Japan Index. The Pacific Ex-Japan Fund holds equity securities traded primarily in Australia, Hong Kong, New Zealand, and Singapore. The MSCI Pacific Ex-Japan Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in Australia, Hong Kong, New Zealand, and Singapore. For more information about the MSCI Pacific Ex-Japan Index, please see “The MSCI Indices” in this product supplement.

     As of January 31, 2011, the Pacific Ex-Japan Fund’s three largest holdings by country were Australia, Hong Kong and Singapore. As of such date, its three largest equity securities were BHP Billiton Limited, the Commonwealth Bank of Australia and Westpac Banking Corporation, and its three largest sectors were financials, materials and industrials.

     The Pacific Ex-Japan Fund uses a representative sampling strategy (as described below under “Representative Sampling”) to try to track the MSCI Pacific Ex-Japan Index. In addition, the Pacific Ex-Japan Fund may invest up to 10% of its assets in securities not included in the MSCI Pacific Ex-Japan Index but which BFA believes will help the Pacific Ex-Japan Fund track the MSCI Pacific Ex-Japan Index and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA.

Representative Sampling

     The Pacific Ex-Japan Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Pacific Ex-Japan Index, and generally does not hold all of the equity securities included in the MSCI Pacific Ex-Japan Index. The Pacific Ex-Japan Fund invests in a representative sample of securities that collectively has an investment profile similar to the MSCI Pacific Ex-Japan Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Pacific Ex-Japan Index.

Correlation

     The MSCI Pacific Ex-Japan Index is a theoretical financial calculation, while the Pacific Ex-Japan Fund is an actual investment portfolio. The performance of the Pacific Ex-Japan Fund and the MSCI Pacific Ex-Japan Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the Pacific Ex-Japan Fund’s portfolio and the MSCI Pacific Ex-Japan Index resulting from legal restrictions (such as diversification requirements) that apply to the Pacific Ex-Japan Fund but not to the MSCI Pacific Ex-Japan Index or the use of representative sampling. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” BFA expects that, over time, the Pacific Ex-Japan Fund’s tracking error will not exceed 5%. The Pacific Ex-Japan Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The Pacific Ex-Japan Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Pacific Ex-Japan® Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     As of January 31, 2011, 99.82% of the Pacific Ex-Japan Fund’s holdings consisted of equity securities, 0.01% consisted of cash and 0.17% was in other assets, including dividends booked but not yet received. The following tables summarize the Pacific Ex-Japan Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of January 31, 2011

Company	Percentage of Total Holdings
BHP Billiton Limited	10.04%
Commonwealth Bank of Australia	5.49%
Westpac Banking Corporation	4.64%
Australia and New Zealand Banking Group	4.09%
National Australia Bank Limited	3.55%
Rio Tinto Limited	2.47%
Wesfarmers Limited	2.31%
Woolworths Limited	2.22%
Newcrest Mining Limited	1.91%
Woodside Petroleum Ltd.	1.76%

Top holdings by sector as of January 31, 2011

Sector	Percentage of Total Holdings
Financials	47.14%
Materials	18.88%
Industrials	8.61%
Consumer Staples	7.35%
Consumer Discretionary	5.22%
Energy	4.26%
Utilities	3.08%

Sector	Percentage of Total Holdings
Telecommunication Services	2.57%
Health Care	2.13%
Information Technology	0.57%
Other/Undefined	0.18%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Historical Performance of the Pacific Ex-Japan Fund

     We will provide historical price information with respect to the shares of the Pacific Ex-Japan Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The PLUS are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

THE iSHARES® MSCI EAFE INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® MSCI EAFE Index Fund (the “EAFE Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The EAFE Fund is an investment portfolio maintained and managed by iShares® Trust. BFA is currently the investment adviser to the EAFE Fund. The EAFE Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “EFA.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the EAFE Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the EAFE Fund, please see the prospectus dated December 1, 2010. In addition, information about iShares® and the EAFE Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The EAFE Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in developed European, Australasian and Far Eastern markets, as measured by the MSCI EAFE® Index. The EAFE Fund holds equity securities traded primarily in certain developed markets. The MSCI EAFE® Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets. For more information about the MSCI EAFE® Index, please see “The MSCI Indices” in this product supplement.

     As of January 31, 2011 the EAFE Fund holdings by country consisted of the following 29 countries: Australia, Austria, Belgium, Bermuda, China, Cyprus, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Jersey, Luxembourg, Macau, Mauritius, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. In addition, as of January 31, 2011, the Fund’s three largest holdings by country were Japan, the United Kingdom and France. As of such date, its three largest equity securities were HSBC Holdings plc, Nestle SA-REG and Vodafone Group plc, and its three largest sectors were financials, industrials and materials.

     The EAFE Fund uses a representative sampling strategy (as described below under “— Representative Sampling”) to try to track the MSCI EAFE® Index. In addition, the EAFE Fund may invest up to 10% of its assets in securities not included in the MSCI EAFE® Index but which BFA believes will help the EAFE Fund track the MSCI EAFE® Index and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Representative Sampling

     The EAFE Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI EAFE® Index, and generally does not hold all of the equity securities included in the MSCI EAFE® Index. The EAFE Fund invests in a representative sample of securities that collectively has an investment profile similar to the MSCI EAFE® Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI EAFE® Index.

Correlation

     The MSCI EAFE® Index is a theoretical financial calculation, while the EAFE Fund is an actual investment portfolio. The performance of the EAFE Fund and the MSCI EAFE® Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the EAFE Fund’s portfolio and the MSCI EAFE® Index resulting from legal restrictions (such as diversification requirements) that apply to the EAFE Fund but not to the MSCI EAFE® Index or the use of representative sampling. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” BFA expects that, over time, the EAFE Fund’s tracking error will not exceed 5%. The EAFE Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The EAFE Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI EAFE® Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     As of January 31, 2011 99.74% of the EAFE Fund’s holdings consisted of equity securities, 0.01% consisted of cash and 0.25% was in other assets, including dividends booked but not yet received. The following tables summarize the EAFE Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of January 31, 2011

Company	Percentage of Total Holdings
HSBC Holdings plc	1.69%
Nestle S.A.	1.66%
Vodafone Group plc	1.30%
BHP Billiton Limited	1.30%
BP plc	1.28%
Royal Dutch Shell plc	1.10%
TOTAL S.A.	1.09%
Novartis AG	1.04%
Toyota Motor Corp.	0.99%
Roche Holding AG-Genusschein	0.95%

Top holdings by sector as of January 31, 2011

Sector	Percentage of Total Holdings
Financials	24.48%
Industrials	12.90%
Materials	10.87%
Consumer Discretionary	10.30%
Consumer Staples	9.49%
Energy	8.16%
Health Care	7.97%
Telecommunication Services	5.52%
Utilities	5.07%
Information Technology	4.96%
Other/Undefined	0.28%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Historical Performance of the EAFE Fund

     We will provide historical price information with respect to the shares of the EAFE Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The PLUS are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

THE MSCI INDICES

     We have derived all information contained in this product supplement regarding the MSCI EAFE® Index, the MSCI Canada Index, the MSCI Pacific Ex-Japan Index and the MSCI Emerging Markets Index (together, “the MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.

Transition

     On March 28, 2007, MSCI announced changes to the methodology used by MSCI to calculate its Standard and Small Cap Indices. The transition of the Standard and Small Cap Indices to the MSCI Indices occurred in two phases, the first completed as of November 30, 2007 and the second completed as of May 30, 2008. The current index calculation methodology used to formulate the MSCI Indices (and which is also used to formulate the MSCI Global Investable Market Indices) (the “MSCI Global Investable Market Indices Methodology”) was implemented as of June 1, 2008.

The MSCI EAFE® Index

     The MSCI EAFE® Index is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed markets. The MSCI EAFE® Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. As of March 2, 2011, the MSCI EAFE® Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Effective May 27, 2010, Israel has been reclassified as a developed market. Since that date, Israel has been included in the MSCI EAFE® Index. The MSCI EAFE® Index is reported by Bloomberg L.P. under the ticker symbol “MXEA.”

The MSCI Canada Index

     The MSCI Canada Index is a free float-adjusted, capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization in Canada. The MSCI Canada Index consists of stocks traded primarily on the Toronto Stock Exchange. The MSCI Canada Index is calculated daily in U.S. dollars. The MSCI Canada Index is reported by Bloomberg, L.P. under the ticker symbol “MXCA.” Component companies must meet objective criteria for inclusion in the MSCI Canada Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership.

The MSCI Pacific Ex-Japan Index

     The MSCI Pacific Ex-Japan Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of certain developed markets in the pacific. The MSCI Pacific Ex-Japan Index is calculated daily in U.S. dollars. As of March 2, 2011, the MSCI Pacific Ex-Japan Index consisted of the following 4 developed country indices: Australia, Hong Kong, New Zealand and Singapore. The MSCI Pacific Ex-Japan Index is reported by Bloomberg L.P. under the ticker symbol “MXAPJ.”

The MSCI Emerging Markets Index

     The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. The MSCI Emerging Markets Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. As of March 2, 2011, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt,

Hungary, India, Indonesia, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand, and Turkey. Effective May 27, 2010, Israel has been reclassified as a developed market by MSCI. Since that date, Israel is no longer included in the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

Constructing the MSCI Global Investable Market Indices

     MSCI undertakes an index construction process that involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     The “relevant market” with respect to a single country index is equivalent to the single country, except in DM-classified countries in Europe (as described below), where all such countries are first aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the MSCI Global Investable Market Indices Methodology.

     The “relevant market” with respect to a composite index includes each of the single countries which comprise the composite index.

     The “Equity Universe” is the aggregation of all Market Investable Equity Universes. The “DM Investable Equity Universe” is the aggregation of all the Market Investable Equity Universes for Developed Markets.

     Defining the Equity Universe

     (i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

     (ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

     Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

     The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i)

Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii)

Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)

DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity as measured by the Annualized Traded Value Ratio (“ATVR”) and the Frequency of Trading. The ATVR screens out extreme daily trading volumes, taking into account the free float-adjusted market capitalization size of securities. The aim of the 12-month and 3-month ATVR together with 3-month Frequency of Trading is to select securities with a sound long and short-term liquidity. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developing Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible Depository Receipt if it is trading in the same geographical region. Depository Receipts are deemed liquid if they meet all the above mentioned criteria for 12-month ATVR, 3-month ATVR and 3-month Frequency of Trading.

(iv)

Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)

Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi- Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

     Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard (“GICS”). The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub-industries. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Global Investable Market Indices

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

     In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

    updating the indices on the basis of a fully refreshed Equity Universe;

    taking buffer rules into consideration for migration of securities across size and style segments; and

    updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

    including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

    allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

    reflecting the impact of significant market events on FIFs and updating NOS.

     QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)

Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

     The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November. The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. All changes resulting from corporate events are announced prior to their implementation.

     The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time through the Advance Corporate Events (ACE) File.

     In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

     In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

     Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

     Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Index Calculation

     Price Index Level

     The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

Where:

  PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1.

  IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t.

  IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t.

  PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1.

  IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t.

  Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Price Index Level

Where:

  SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1.

  SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.

  SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t.

  EndOfDayNumberOfSharest-1 is the number of shares of security s at the end of day t-1.

  PricePerSharet is the price per share of security s at time t.

  PricePerSharet-1 is the price per share of security s at time t-1.

  InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

  PAFt is the Price Adjustment Factor of security s at time t.

  FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

  ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

  ICIt-1 is the Internal Currency Index of price currency at time t-1.

     Index Market Capitalization

Where:

  EndOfDayNumberOfSharest-1 is the number of shares of security s at the end of day t-1.

  PricePerSharet is the price per share of security s at time t.

  PricePerSharet-1 is the price per share of security s at time t-1.

  InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

  PAFt is the Price Adjustment Factor of security s at time t.

  FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

  FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

  ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

  ICIt-1 is the Internal Currency Index of price currency at time t-1.

Corporate Events

     Mergers and Acquisitions

     As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

     Tender Offers

     In tender offers, the acquired or merging security is generally deleted from an index at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

     In certain cases, securities may be deleted earlier than the last offer day. For example, in the case of tender offers in the United Kingdom, a security is typically deleted two business days after the offer is declared unconditional in all respects.

     If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

     Late Announcements of Completion of Mergers and Acquisitions

     When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

     Conversions of Share Classes

     Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

     Spin-Offs

     On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

     In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

     When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

     Corporate Actions

     Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

     If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

     Share Placements and Offerings

     Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

     Debt-to-Equity Swaps

     In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

     Suspensions and Bankruptcies

     MSCI will remove from an index as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

THE NIKKEI 225 INDEX

     We have derived all information contained in this product supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. We make no representation or warranty as to the accuracy or completeness of such information. The Nikkei 225 Index was developed by Nikkei Inc. and is calculated, maintained and published by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nikkei 225 Index.

     The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

     The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index, as of the date of this product supplement, is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries.

     All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

     The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

  Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

  Financials — Banks, Miscellaneous Finance, Securities, Insurance;

  Consumer Goods — Marine Products, Food, Retail, Services;

  Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

  Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

  Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

     The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.869 as of October 1, 2010 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

     A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

     A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

License Agreement with Nikkei Inc. and Disclaimers

     We expect to enter into an agreement with Nikkei Inc. that would provide us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc., in connection with certain securities, including the PLUS.

     Our license agreement with Nikkei Inc. will provide that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

     The Nikkei 225 Index is an intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbum, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei Stock Average,” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the index. Nikkei Digital Media, Inc., a wholly owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei 225 Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the “Nikkei 225 Index Sponsor.”

     THE PLUS ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE NIKKEI 225 INDEX SPONSOR. THE NIKKEI 225 INDEX SPONSOR DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED AS TO THE USE OF THE NIKKEI 225 INDEX OR THE FIGURE AS WHICH THE NIKKEI 225 INDEX STANDS AT ANY PARTICULAR DAY OR OTHERWISE. THE NIKKEI 225 INDEX IS COMPILED AND CALCULATED SOLELY BY THE NIKKEI 225 INDEX SPONSOR. HOWEVER, THE NIKKEI 225 INDEX SPONSOR SHALL NOT BE LIABLE TO ANY PERSON FOR ANY ERROR IN THE NIKKEI 225 INDEX AND THE NIKKEI 225 INDEX SPONSOR SHALL NOT BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON, INCLUDING A PURCHASE OR VENDOR OF THE PLUS, OF ANY ERROR THEREIN.

     In addition, the Nikkei 225 Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

The Tokyo Stock Exchange

     The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the PLUS.

THE POWERSHARES DB COMMODITY INDEX TRACKING FUND

     We have derived all information contained in this product supplement regarding the PowerShares DB Commodity Index Tracking Fund (the “PowerShares Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, DB Commodity Services LLC (“DBCS” or the “Managing Owner”), an indirect wholly-owned subsidiary of Deutsche Bank AG, as commodity pool operator and commodity trading advisor of the PowerShares Fund. The PowerShares Fund is a Delaware statutory trust that issues common units of beneficial interest, called “Shares,” representing fractional undivided beneficial interests in and ownership of the PowerShares Fund. The trustee of the PowerShares Fund, Wilmington Trust Company, has delegated to DBCS the exclusive management and control of all aspects of the business of the PowerShares Fund. The PowerShares Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “DBC.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     The PowerShares Fund is a commodity pool as defined in the Commodity Exchange Act and the regulations of the Commodity Futures Trading Commission (the “CFTC”). DBCS is a commodity pool operator and commodity trading advisor registered with the CFTC. The PowerShares Fund is not an investment company registered under the Investment Company Act. Information provided to or filed with the SEC by the PowerShares Fund pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file number 001-32726, through the SEC’s website at http://www.sec.gov. For additional information regarding DBCS and the PowerShares Fund, please see the prospectus dated January 3, 2011. In addition, information about DBCS and the PowerShares Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the DBCS website at www.dbfunds.db.com. Information contained in the DBCS website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Structure of the PowerShares Fund

     The PowerShares Fund was formed as Delaware statutory trust on May 23, 2005. Each Share represents a unit of fractional undivided beneficial interest in the net assets of the PowerShares Fund.

     Prior to the close of business on December 31, 2010, the PowerShares Fund invested substantially all of its assets in the DB Commodity Index Tracking Master Fund (the “Master Fund”). After the determination of the net asset value of the Master Fund on December 31, 2010, the Master Fund transferred and distributed all of its assets and liabilities and terminated. Effective January 1, 2011, the reorganized PowerShares Fund began performing all of the necessary functions in order to continue normal PowerShares Fund operations.

Investment Objective and Strategy

     Since October 19, 2009, the PowerShares Fund’s investment objective has been to track changes, whether positive or negative, in the level of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ over time, plus the excess, if any, of the PowerShares Fund’s interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the PowerShares Fund.

     The PowerShares Fund pursues its investment objective by investing in a portfolio of exchange-traded futures on the commodities composing the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, or the Index Commodities. The Index Commodities are Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is composed of notional amounts of each of the Index Commodities. The notional amounts of each Index Commodity included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities. The sponsor of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is Deutsche Bank AG London. For additional information about the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, see “— The DBIQ Optimum Yield Diversified Commodity Index Excess Return™” below.

     During the period from January 31, 2006 (commencement of investment operations) to May 23, 2006, the PowerShares Fund invested with a view to tracking changes, whether positive or negative, in the level of the Deutsche Bank Liquid Commodity Index—Excess Return™ over time, plus the excess, if any, of the PowerShares Fund’s interest income from its holdings of United States Treasury Obligations and other high credit quality short-term fixed income securities over the expenses of the PowerShares Fund. During the period from May 24, 2006 to October 16, 2009, the PowerShares Fund invested with a view to tracking changes, whether positive or negative, in the level of the Deutsche Bank Liquid Commodity Index—Optimum Yield Excess Return™ over time, plus the excess, if any, of the Fund’s income from its holdings of United States Treasury Obligations and other high credit quality short-term fixed income securities over the expenses of the PowerShares Fund. The commodities composing the Deutsche Bank Liquid Commodity Index—Optimum Yield Excess Return™ are Light Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat.

     If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the PowerShares Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, the PowerShares Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ or, in the alternative, invest in other futures contracts not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such futures contracts tend to exhibit trading prices that correlate with a futures contract that is a part of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™. The PowerShares Fund does not employ leverage.

Holdings Information

     As of March 2, 2011, the PowerShares Fund included 21 exchange-traded futures on commodities. The PowerShares Fund’s three largest holdings are Heating Oil, Brent Crude and RBOB Gasoline. The following table summarizes the PowerShares Fund’s holdings in individual exchange-traded futures as of such date.

Holdings in individual exchange-traded futures as of March 2, 2011

Company	Contract Expiry Date	Percentage of Total Holdings
Heating Oil	31-May-2011 / JUN1	13.75%
Brent Crude	14-Feb-2012 / MAR2	13.57%
RBOB Gasoline	30-Nov-2011 / DEC1	13.53%
Light Crude	21-Jun-2011 / JUL1	12.56%
Gold	29-Aug-2011 / Aug 11	7.14%
Sugar #11	30-Jun-2011 / JUL1	5.21%
Natural Gas	28-Sep-2011 / OCT1	4.43%
Copper - Grade A	21-Mar-2012 / MAR2	4.23%
Aluminum	21-Sep-2011 / SEP1	3.89%
Zinc	18-May-2011 / MAY1	3.60%
Soybeans	14-Nov-2011 / NOV1	3.15%
Corn	14-Dec-2011 / DEC1	2.95%
Silver	28-Dec-2011 / DEC1	2.19%
Wheat-Minneapolis Wheat	14-Jul-2011 / JUL1	2.18%
Wheat	14-Jul-2011 / JUL1	2.10%
Corn	14-Mar-2012 / Mar 12	1.88%
Soybeans	13-Jan-2012 / Jan 12	1.70%
Wheat	14-Dec-2011 / DEC1	0.66%
Soybean Oil	14-Dec-2011 / DEC1	0.58%

Company	Contract Expiry Date	Percentage of Total Holdings

Soybean Meal	14-Dec-2011 / DEC1	0.54%
Wheat-Minneapolis Wheat	14-Dec-2011 / DEC1	0.15%

     The information above was compiled from the DBCS website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the DBCS website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Historical Performance of the PowerShares Fund

     We will provide historical price information with respect to the shares of the PowerShares Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The PLUS are not sponsored, endorsed, sold or promoted by DBCS. DBCS makes no representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. DBCS has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The DBIQ Optimum Yield Diversified Commodity Index Excess Return™

     We have derived all information contained in this product supplement regarding the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, including, without limitation, its makeup, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Deutsche Bank AG London (“Deutsche Bank”). We make no representation or warranty as to the accuracy or completeness of such information. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ was developed by Deutsche Bank and is calculated, maintained and published by Deutsche Bank. Deutsche Bank has no obligation to continue to publish, and may discontinue the publication of, the DBIQ Optimum Yield Diversified Commodity Index Excess Return™.

     The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is intended to reflect the changes in market value, positive or negative, of certain commodities. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™is (i) calculated on an excess return, or unfunded basis and (ii) rolled in a manner which is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets. Futures contracts on the following commodities are included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™: Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline, Natural Gas, Brent Crude, Gold, Silver, Aluminum, Zinc, Copper Grade A, Corn, Wheat, Soybeans, and Sugar. We refer to each of these commodities as an Index Commodity.

     Index Composition

     The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is composed of notional amounts of each of the Index Commodity futures contracts. The notional amounts of each Index Commodity futures contract included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ are broadly in proportion to historical levels of the world’s production and supplies of the Index Commodities.

     The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such

Index Commodities were weighted on September 3, 1997, which was the base date. The following table reflects the index base weights, or Index Base Weights, of each Index Commodity on the base date:

Index Commodity	Index Base Weight
Light Sweet Crude Oil (WTI)	12.375%
Heating Oil	12.375%
RBOB Gasoline	12.375%
Natural Gas	5.500%
Brent Crude	12.375%
Gold	8.000%
Silver	2.000%
Aluminum	4.167%
Zinc	4.167%
Copper Grade A	4.167%
Corn	5.625%
Wheat	5.625%
Soybeans	5.625%
Sugar	5.625%

     Futures contracts on the Index Commodities are traded on the following futures exchanges: Light Sweet Crude Oil (WTI), Heating Oil, RBOB Gasoline and Natural Gas: New York Mercantile Exchange; Brent Crude: ICE-Futures Europe; Gold and Silver: Commodity Exchange Inc., New York; Aluminum, Zinc and Copper Grade A: The London Metal Exchange Limited; Corn, Wheat and Soybeans: Board of Trade of the City of Chicago Inc.; and Sugar: ICE Futures U.S., Inc.

     The composition of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ may be adjusted in the event that Deutsche Bank is not able to calculate the closing prices of the futures contracts on the Index Commodities.

     The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ employs a rule-based approach when it “rolls” from one futures contract to another. Rather than selecting a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity rolls to the futures contract which generates the best possible “implied roll yield.” The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™. As a result, the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is able to potentially maximize the roll benefits from an Index Commodity in backwardated markets and minimize the losses from rolling in contangoed markets.

     In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the index closing level while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the index closing level.

     On the first New York business day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new

     Index Commodity futures contract will be selected for inclusion in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™. For example, if the first New York business day is May 1, 2012, and the Delivery Month of the Index Commodity futures contract currently in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is June 2012, a new Index Commodity futures contract with a later Delivery Month will be selected.

     For each underlying Index Commodity in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2012 and the Delivery Month of an Index Commodity futures contract currently in the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is June 2012, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2012 and July 2013. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

     After the futures contract selection, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th index business day of the month.

     On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodity futures contracts that are leaving the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ and the new Index Commodity futures contracts are then calculated. On all days that are not monthly index roll days, the notional holding of each Index Commodity futures contract remains constant. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is re-weighted on an annual basis on the 6th index business day of each November. The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ calculation is expressed as the weighted average return of the Index Commodity futures contracts.

Calculation of the Index Level

     The closing level of the DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is calculated by Deutsche Bank based on the closing prices of the futures contracts for each of the Index Commodities and the notional amount of such Index Commodity futures contracts.

     The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on each weekday when banks in New York, New York are open. If a weekday is not an exchange business day but is an index business day, the exchange closing price from the previous index business day will be used for each Index Commodity.

     The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ has been calculated back to the base date. On the base date, the closing level was 100.

     The DBIQ Optimum Yield Diversified Commodity Index Excess Return™ is calculated in USD.

     An index business day is a day on which banks in New York, New York are open. An exchange business day is, with respect to an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless an index disruption event or force majeure event has occurred).

THE S&P 500® INDEX

     We have derived all information contained in this product supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). We make no representation or warranty as to the accuracy or completeness of such information. The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P 500® Index.

     The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

     The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the S&P Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

     On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

     Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

  holdings by government entities, including all levels of government in the United States or foreign countries; and

  holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

     However, treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float. Shares held in a trust to allow investors in countries outside the country of domicile (e.g., ADRs, CDIs and Canadian exchangeable shares) are normally part of the float.

     For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     As of the date of this product supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total Market Value of the S&P Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941–43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

     Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

     To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing level of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

     The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment
Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

Change in IWF due to a corporate action or a purchase or sale by an inside holder.	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

     Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the S&P Component Stock and consequently of altering the aggregate Market Value of the S&P Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value New Divisor	= Pre-Event Index Value

New Divisor =	Post-Event Aggregate Market Value Pre-Event Index Value

     A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement with S&P

     S&P and J.P. Morgan Securities LLC have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the PLUS.

     The PLUS are not sponsored, endorsed, sold or promoted by S&P or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the S&P 500® Index to track general stock market performance. S&P’s and its third party licensor’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P 500® Index which is determined, composed and calculated by S&P or its third party licensors without regard to JPMorgan Chase & Co. or the PLUS. S&P and its third party licensors have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the PLUS into consideration in determining, composing or calculating the S&P 500® Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the PLUS or the timing of the issuance or sale of the PLUS or in the determination or calculation of the equation by which the PLUS are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

     NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

     “Standard & Poor’s,” “S&P” and “S&P 500” are trademarks of Standard & Poor’s and have been licensed for use by J.P. Morgan Securities LLC and sub-licensed for use by JPMorgan Chase & Co.

THE RUSSELL 2000® INDEX

     We have derived all information contained in this product supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investments (“Russell”). We make no representation or warranty as to the accuracy or completeness of such information. The Russell 2000® Index was developed by Russell Investment Group (formerly, Frank Russell Company) and is calculated, maintained and published by Russell, a subsidiary of Russell Investment Group. Russell has no obligation to publish, and may discontinue the publication of, the Russell 2000® Index.

     The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

     The Russell 2000® Index measures the capitalization-weighted price performance of the small-cap stocks included in the Russell 2000® Index (the “Russell 2000 Component Stocks”) and is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000E™ Index, which is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market. The Russell 3000E™ Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000E™ Index.

     Selection of stocks underlying the Russell 2000® Index. The Russell 2000® Index is a sub-index of the Russell 3000E™ Index. To be eligible for inclusion in the Russell 3000E™ Index, and, consequently, the Russell 2000® Index, a company’s stocks must be listed on the last trading day in May of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Eligible initial public offerings are added to Russell U.S. indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

     U.S. companies are eligible for inclusion in the Russell 3000E™ Index and, consequently, the Russell 2000® Index. Russell uses the following method for determining whether a company is a U.S. company. If a company incorporates in, has a stated headquarters location in, and also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation. If any of the three do not match, Russell then defines 3 Home Country Indicators (“HCIs”). The HCIs are as follows:

  country of incorporation;

  country of headquarters; and

  country of the most liquid exchange as defined by 2-year average daily dollar trading volume (ADDTV) from all exchanges within a country.

     After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches ANY of the HCIs, then the company is assigned to its primary asset location.

     If there is not enough information to conclude a company’s primary country of assets, Russell uses the primary location of the company’s revenue for the same cross-comparison and assign the company to its home country in a similar fashion. (Note: Russell used one year of assets or revenues information for determining primary country of assets for the 2010 reconstitution. In 2011, Russell began using an average of two years of assets or revenues data for analysis to reduce potential turnover.)

     If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (BDI) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama, and Turks and Caicos Islands.

     The following securities are specifically excluded from the Russell 2000® Index: (i) stocks that are not traded on a major U.S. exchange; (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights; and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies (business development companies or BDCs are eligible), blank check companies, special purpose acquisition companies (SPACs) and limited partnerships.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000E™ Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 (on their primary exchange) on the last trading day in May of each year to be eligible for inclusion in the Russell 2000® Index. In order to reduce unnecessary turnover, if an existing Russell 2000® Component Stock’s closing price is less than $1.00 on the last trading day in May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Quarterly IPO additions must have a close price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If a stock, new or existing, does not have a close price at or above $1.00 (on its primary exchange) on the last trading day in May, but does have a close price at or above $1.00 on another major U.S. exchange, the stock will be eligible for inclusion.

     Companies with only a total market capitalization of less than $30 million are not eligible for inclusion in the Russell 3000E™ Index and, consequently, the Russell 2000® Index. Companies with only a small portion of their shares available in the marketplace are not eligible for inclusion in the Russell 3000E™ Index and, consequently, the Russell 2000® Index. Companies with 5% or less float, will be removed from eligibility.

     The Russell 2000® Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of the last trading day in May, with the actual reconstitution effective on the first trading day following the final Friday of June each year, except that if the last Friday of June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

     Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000® Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date. The current Russell 2000® Index value is calculated by adding the market values of the Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000® Index on the base date of December 31, 1986. To calculate the Russell 2000® Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a Russell 2000 Component Stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000® Index. In order to provide continuity for the Russell 2000® Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings, including DEF 14, 424B and 10K filings (but not 13F filings), or other reliable sources in the event of missing or questionable data.

     The following types of shares are considered unavailable for the purposes of capitalization determinations:

  ESOP or LESOP shares — corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

  Corporate cross-owned shares — corporate cross-ownership occurs when shares of a company in the Russell 2000® Index are held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

  Large private and corporate shares — large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the Russell 2000® Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capital funds;

  Unlisted share classes — classes of common stock that are not traded on a U.S. securities exchange;

  Initial public offering lock-ups — shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 2000® Index; and

  Government Holdings:

    Direct government holders: Those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

    Indirect government holders: Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

    Government pensions: Any holding by a government pension plan is considered institutional holdings and will not be removed from available shares.

     Corporate Actions Affecting the Russell 2000® Index. The following summarizes the types of Russell 2000® Index maintenance adjustments and indicates whether or not a Russell 2000® Index adjustment is required.

  “No Replacement” Rule — Securities that leave the Russell 2000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000® Index over a year will fluctuate according to corporate activity.

  Rules for Deletions — When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the Russell 2000® Index at the market close on the effective date or when the stock is no longer trading on the exchange if Russell is able to determine the status of the corporate action to be final prior to 2:00 p.m. Eastern Standard Time, or the following day if Russell is able to determine the status of the corporate action to be final after 2:00 p.m. Eastern Standard Time. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 2000® Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 2000® Index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. Members of the Russell 2000® Index that are re-incorporated in another country are deleted when the re-incorporation is final.

  Rules for Additions — The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off company is sufficiently large. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution. If a U.S. spin-off occurs from a Russell Global ex-U.S. Index member, the spun-off company will be placed in the parent’s index and capitalization tier of the Russell Global Index. A member of the Russell Global Index that is reincorporating to the United States or one of the eligible countries/regions described above will be added to the Russell 3000E™ Index when the reincorporation is final.

  Merger and Acquisition — When mergers or acquisitions occur, changes to the membership and weighting of members within the Russell 2000® Index occur. In the event a merger or acquisition occurs between members of the Russell 2000® Index, the acquired company is deleted and its market capitalization moves to the acquiring stock according to the terms of the merger, hence, mergers have no effect on the Russell 2000® Index total capitalization.
  Shares are updated for the acquiring stock at the time the transaction is final. If the acquiring company is a member of the Russell 2000® Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end. If the acquiring company is not a member of any of the Russell Indexes, there are two possibilities:

    Reverse Merger — If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger.
    The acquired company will be removed from the current index simultaneously.

    Standard Action — The acquired company is deleted after the action is final.

  De-listed Stocks — When stocks from the Russell 2000® Index are deleted as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day of deletion, or the following day using the closing OTC bulletin board price.
  However, there may be corporate events, such as mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

  Rule for Re-Classification and Re-Incorporation — For re-classification of shares, adjustments will be made at the open of the ex-date using previous day closing prices. Companies that reincorporate and no longer trade in the U.S. are immediately deleted.

     Updates to Share Capital Affecting the Russell 2000® Index. Each month, the Russell 2000® Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to available shares greater than 5% are reflected in the Russell 2000® Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

     Pricing of Securities Included in the Russell 2000® Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 2000® Index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily Russell 2000® Index calculations.

     Disclaimers. The PLUS are not sponsored, endorsed, sold, or promoted by Russell or any successor thereto or index owner and neither Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the PLUS or any member of the public regarding the advisability of investing in securities generally or in the PLUS particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to JPMorgan Chase & Co. and its affiliates is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to JPMorgan Chase & Co. and its affiliates or the PLUS. Russell is not responsible for and has not reviewed the PLUS or any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the PLUS.

     “Russell 2000® Index,” “Russell 3000ETM Index” and “Russell 3000® Index” are trademarks of Russell and have been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. This transaction is not sponsored, endorsed, sold, or promoted by Russell and Russell makes no representation regarding the advisability of entering into this transaction.

     RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO. AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE TECHNOLOGY SELECT SECTOR SPDR® FUND

     We have derived all information contained in this product supplement no. MS-9-A-II regarding the Technology Select Sector SPDR® Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSgA Funds Management, Inc. (“SSgA FM”). We make no representation or warranty as to the accuracy or completeness of such information. The Technology Select Sector SPDR® Fund is an investment portfolio managed by SSgA FM, the investment adviser to the Technology Select Sector SPDR® Fund. The Technology Select Sector SPDR® Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “XLK.”

     The Select Sector Trust is a registered investment company that consists of nine separate investment portfolios (each, a “Select Sector SPDR® Fund”), including the Technology Select Sector SPDR® Fund. Each Select Sector SPDR® Fund is an index fund that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classifications from a universe of companies defined by the S&P 500® Index. The Select Sector Indices (each, a “Select Sector Index”) upon which the Select Sector SPDR® Funds are based together comprise all of the companies in the S&P 500® Index. The investment objective of each Select Sector SPDR® Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index.

     Information provided to or filed with the SEC by the Select Sector Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding the Select Sector Trust or the Technology Select Sector SPDR® Fund, please see the Technology Select Sector SPDR® Fund’s Prospectus, dated January 31, 2011. In addition, information about the Select Sector Trust, SSgA FM and the Technology Select Sector SPDR® Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Select Sector Trust website at http://www.sectorspdrs.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this product supplement no. MS-9-A-II or any terms supplement.

Investment Objective

     The Technology Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded equity securities of companies in the technology sector, as represented by the Technology Select Sector Index. The Technology Select Sector Index measures the performance of the technology sector of the U.S. equity market. The Technology Select Sector Index includes companies in the following industries: computers and peripherals; software; diversified telecommunication services; communications equipment; semiconductors & semiconductor equipment; internet software and services; IT services; electronic equipment, instruments and components; wireless telecommunication services and office electronics.

Investment Strategy — Replication

     The Technology Select Sector SPDR® Fund employs a replication strategy in attempting to approximate the performance of Technology Select Sector Index, which means that the Technology Select Sector SPDR® Fund typically invests in substantially all of the securities represented in the Technology Select Sector Index in approximately the same proportions as the Technology Select Sector Index. The Technology Select Sector SPDR® Fund will generally invest in all of the equity securities included in the Technology Select Sector Index. Under normal market conditions, the Technology

Select Sector SPDR® Fund generally invests substantially all, but at least 95%, of its total assets in the securities composing the Technology Select Sector Index. In addition, the Technology Select Sector SPDR® Fund may invest in cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSgA FM), convertible securities, variable rate demand notes, commercial paper, structured notes, swaps and in options and futures contracts. Swaps, options and futures contracts, convertible securities and structured notes may be used by a Fund in seeking performance that corresponds to its Index and in managing cash flows.

     There may, however, be instances where SSgA FM will utilize a sampling strategy. Sampling means that the use of quantitative analysis to select securities, including securities in the relevant index, outside of the index and derivatives, that have a similar investment profile as the relevant index in terms of key risk factors, performance attributes and other characteristics. These include industry weightings, market capitalization, and other financial characteristics of securities. The quantity of holdings in the Technology Select Sector SPDR® Fund will be based on a number of factors, including asset size of the Technology Select Sector SPDR® Fund. In addition, from time to time, securities are added to or removed from the Technology Select Sector Index. SSgA FM may sell securities that are represented in the Technology Select Sector Index, or purchase securities that are not yet represented in the Technology Select Sector Index, in anticipation of their removal from or addition to the Technology Select Sector Index. Further, SSgA FM may choose to overweight securities in the Technology Select Sector Index, purchase or sell securities not in the Technology Select Sector Index, or utilize various combinations of other available techniques, in seeking to track the Technology Select Sector Index. The Board of Trustees of the Select Sector Trust may change the Technology Select Sector SPDR® Fund’s investment strategy and certain other policies without shareholder approval.

Correlation

     The Technology Select Sector Index is a theoretical financial calculation, while the Technology Select Sector SPDR® Fund is an actual investment portfolio. The performance of the Technology Select Sector SPDR® Fund and the Technology Select Sector Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. For example, it may take several business days for additions and deletions to the Technology Select Sector Index to be reflected in the portfolio composition of the Technology Select Sector SPDR® Fund. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.”

Holdings Information

     As of March 2, 2011, the Technology Select Sector SPDR® Fund included 84 companies. The Technology Select Sector SPDR® Fund’s three largest holdings are Apple Inc., International Business Machines Corp. and Microsoft Corp. The following table summarizes the Technology Select Sector SPDR® Fund’s holdings in individual companies as of such date.

Top holdings in individual securities as of March 2, 2011

Company	Percentage of Total Holdings
Apple Inc.	12.51%
International Business Machines Corp.	7.71%
Microsoft Corp.	7.60%
AT&T Inc.	6.45%
Google Inc. Cl A	5.80%
Oracle Corp.	4.84%
Verizon Communications Inc.	4.00%
Cisco Systems Inc.	3.97%
Intel Corp.	3.96%
Qualcomm Inc.	3.60%

     The information above was compiled from the Select Sector Trust website. We make no representation or warranty as to the accuracy of the information above. Information contained in the Select Sector Trust website is not incorporated by reference in, and should not be considered a part of, this product supplement no. MS-9-A-II or any terms supplement.

Historical Performance of the Technology Select Sector SPDR® Fund

     We will provide historical price information with respect to the shares of the Technology Select Sector SPDR® Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The PLUS are not sponsored, endorsed, sold or promoted by the Select Sector Trust or SSgA FM. Neither the Select Sector Trust nor SSgA FM makes any representations or warranties to the owners of the PLUS or any member of the public regarding the advisability of investing in the PLUS. Neither the Select Sector Trust nor SSgA FM has any obligation or liability in connection with the operation, marketing, trading or sale of the PLUS.

The Technology Select Sector Index

     We have derived all information contained in this product supplement regarding the Technology Select Sector Index, including, without limitation, the make-up, method of calculation and changes in components for each index, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as index compilation agent (“Merrill Lynch” or the “Index Compilation Agent”) or the NYSE Arca’s Index Services Group, as index calculation agent (the “Index Calculation Agent”). We make no representation or warranty as to the accuracy or completeness of such information. For further information about the S&P 500® Index, please see “The S&P 500® Index” above.

     The Technology Select Sector Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and are involved in the development or production of technology products, which include products developed by defense manufacturers, telecommunications equipment, microcomputer components, integrated computer circuits and process monitoring systems. The Technology Select Sector Index is one of the nine Select Sector sub-indices of the S&P 500® Index, each of which we refer to as a “Select Sector Index.”

     The stocks included in the Technology Select Sector Index are selected by the Index Compilation Agent in consultation with S&P from the universe of companies represented by the S&P 500® Index. The composition and weighting of the stocks included in the Technology Select Sector Index will likely differ from the composition and weighting of stocks included in any similar S&P 500® sector index that is published and disseminated by S&P. The NYSE Arca’s Index Services Group acts as the “Index Calculation Agent” in connection with the calculation and dissemination of the Technology Select Sector Index. S&P’s only relationship to the Index Compilation Agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500® Index which is determined, composed and calculated by S&P without regard to the Index Compilation Agent.

     As of March 2, 2011, the Technology Select Sector Index had a 21.54% weighting in the S&P 500® Index based on the market capitalization of the constituent stocks.

Construction and Maintenance

     The Technology Select Sector Index is developed and maintained in accordance with the following criteria:

  Each of the component stocks in the Technology Select Sector Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.

  Each stock in the S&P 500® Index is allocated to one and only one of the Select Sector Indices.

  The Index Compilation Agent assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The Index Compilation Agent, after consultation with S&P, assigns a particular company’s stock to the Technology Select Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in the Technology Select Sector Index. S&P has sole control over the removal of stocks from the S&P 500® Index and the selection of replacement stocks to be added to the S&P 500® Index. However, S&P plays only a consulting role in the assignment of the S&P 500® Index constituent stocks to the Technology Select Sector Index, that assignment being the sole responsibility of the Index Compilation Agent.

  The Technology Select Sector Index is calculated by the Index Calculation Agent using a modified “market capitalization” methodology. This design ensures that each of the Component Stocks within the Technology Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of the Technology Select Sector Index. Under certain conditions, however, the number of shares of a Component Stock within the Technology Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

  The Technology Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. See “—The S&P 500® Index” below. The daily calculation of the Technology Select Sector Index is computed by dividing the total market value of the companies in the Technology Select Sector Index by a number called the index divisor.

  The Technology Select Sector Index is weighted based on the market capitalization of each of the Component Stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single Component Stock measured on the last day of a calendar quarter may not exceed 24.99% of the total value of the Technology Select Sector Index; and (ii) with respect to 50% of the total value of the Technology Select Sector Index, the market capitalization-based weighted value of the Component Stocks must be diversified so that no single Component Stock measured on the last day of a calendar quarter represents more than 4.99% of the total value of the Technology Select Sector Index.

  Rebalancing the Technology Select Sector Index to meet the asset diversification requirements will be the responsibility of S&P. If shortly prior to the last business day of any calendar quarter (a “Quarterly Qualification Date”), a Component Stock (or two or more Component Stocks) approaches the maximum allowable value limits set forth above (the “Asset Diversification Limits”), the percentage that such Component Stock (or Component Stocks) represents in the Technology Select Sector Index will be reduced and the market capitalization based weighted value of such Component Stock (or Component Stocks) will be redistributed across the Component Stocks that do not closely approach the Asset Diversification Limits in accordance with the following methodology: First, each Component Stock that exceeds 24% of the total value of the Technology Select Sector

Index will be reduced to 23% of the total value of the Technology Select Sector Index and the aggregate amount by which all Component Stocks exceed 24% will be redistributed equally across the remaining Component Stocks that represent less than 23% of the total value of the Technology Select Sector Index. If as a result of this redistribution, another Component Stock then exceeds 24%, the redistribution will be repeated as necessary. Second, with respect to the 50% of the value of the Technology Select Sector Index accounted for by the lowest weighted Component Stocks, each Component Stock that exceeds 4.8% of the total value of the Technology Select Sector Index will be reduced to 4.6% and the aggregate amount by which all Component Stocks exceed 4.8% will be distributed equally across all remaining Component Stocks that represent less than 4.6% of the total value of the Technology Select Sector Index. If as a result of this redistribution another Component Stock that did not previously exceed 4.8% of the Technology Select Sector Index value then exceeds 4.8%, the redistribution will be repeated as necessary until at least 50% of the value of the Technology Select Sector Index is accounted for by Component Stocks representing no more than 4.8% of the total value of the Technology Select Sector Index. If necessary, this reallocation process may take place more than once prior to a Quarterly Qualification Date.

     The Index Compilation Agent at any time may determine that a Component Stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the Index Compilation Agent notifies S&P that a Component Stock’s Select Sector Index assignment should be changed, S&P will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that Component Stocks will change sectors frequently.

     Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

OTHER INDICES OR ETFS

     If the PLUS are linked to an Index or shares of an ETF not described in this product supplement or to an Index or shares of an ETF described in this product supplement that has changed its methodology in any material respect, a separate underlying supplement or the relevant terms supplement will provide additional information relating to such Index or ETF.

GENERAL TERMS OF PLUS

Calculation Agent

     J.P. Morgan Securities LLC, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the initial basket value, the initial index level or the initial share price, as applicable, the strike value, if applicable, the initial closing value of any underlying index and the closing price of one share of any relevant ETF on each initial averaging date, if applicable, and each Asset Valuation Date, the adjustment factor and anti-dilution adjustments, if any, the final basket value, the final index value or the final share price, as applicable, the basket percent increase, the index percent increase or the share percent increase, as applicable, the basket performance factor, the index performance factor or the share performance factor, as applicable, or the basket return, the index return or the share return, as applicable, and the amount, if any, that we will pay you at maturity. In addition, the calculation agent will also determine whether there has been a market disruption event or a discontinuation of any underlying index or ETF and whether there has been a material change in the method of calculation of any of underlying index or ETF, as well as which exchange-traded fund will be substituted for an ETF (or relevant successor ETF, if applicable) if an ETF (or relevant successor ETF, if applicable) is de-listed, liquidated or otherwise terminated; whether any Reference Index (or the underlying index related to any relevant successor ETF, if applicable) has been changed in a material respect and whether an ETF (or relevant successor ETF, if applicable) has been modified so that such ETF (or successor ETF, if applicable) does not, in the opinion of the calculation agent, fairly represent the price of such ETF (or relevant successor ETF, if applicable) had those modifications not been made. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the original issue of the PLUS without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

     All calculations with respect to the initial basket value, the initial index level or the initial share price, as applicable, the strike value, if applicable, the initial closing value of any underlying index and closing price of one share of any relevant ETF, the final basket value, the final index value or the final share price, as applicable, the basket percent increase, the index percent increase or the share percent increase, as applicable, the basket performance factor, the index performance factor or the share performance factor, as applicable, or the basket return, the index return or the share return, as applicable, will be rounded to the nearest ten-thousandth, with five one-hundred-thousandth rounded upward (e.g., ..87645 would be rounded to .8765); all dollar amounts related to determination of the payment per $10 PLUS at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., ..76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of PLUS per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from calculating the Closing Value of the underlying asset on any Calculation Date and calculating the amount, if any, that we will pay to you at maturity. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

     With respect to an underlying index and any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  a suspension, absence or material limitation of trading of stocks then constituting 20% or more of such underlying index (or the relevant successor index) on the relevant exchanges (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange; or

  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of such underlying index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

  a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such underlying index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

  a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the PLUS.

     For the purpose of determining whether a market disruption event with respect to an underlying index (or the relevant successor index) exists at any time, if trading in a security included in such underlying index (or the relevant successor index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such underlying index (or the relevant successor index) shall be based on a comparison of:

  the portion of the level of such underlying index (or the relevant successor index) attributable to that security relative to the overall level of such underlying index (or the relevant successor index),

in each case immediately before that suspension or limitation.

     For purposes of determining whether a market disruption event with respect to an underlying index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to such underlying index (or the relevant successor index);

  limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

  a suspension of trading in futures or options contracts on such underlying index (or the relevant successor index) by the primary exchange or market trading in such contracts by reason of a price change exceeding limits set by such exchange or market,

    an imbalance of orders relating to such contracts or

    a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such underlying index (or the relevant successor index); and

  a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to such underlying index (or the relevant successor index) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

     “Relevant exchange” means, with respect to each underlying index or the relevant successor index, the primary organized exchange or market of trading for any security (or any combination thereof) then included in such underlying index or such successor index, as applicable.

     With respect to an ETF (or any successor ETF or other security for which a closing price must be determined), a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such ETF (or such successor ETF or such other security) on the relevant exchange for such shares of such ETF (or such successor ETF or such other security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such relevant exchange;

  a breakdown or failure in the price and trade reporting systems of the relevant exchange for the shares of such ETF (or such successor ETF or such other security) as a result of which the reported trading prices for the shares of such ETF (or such successor ETF or such other security) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

  the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the shares of such ETF (or such successor ETF or such other security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable exchange or market, in each case as determined by the calculation agent in its sole discretion; or

  the occurrence or existence of a suspension, absence or material limitation of trading of securities, commodities or commodity futures contracts then constituting 20% or more of the value of the Reference Index (or the underlying index related to the successor ETF) on the relevant exchanges for such securities for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such relevant exchange, in each case as determined by the calculation agent in its sole discretion; or

  the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Reference Index (or the underlying index related to the successor ETF) or shares of such ETF (or such successor ETF or such other security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such applicable exchange or market, in each case as determined by the calculation agent in its sole discretion; and

in each case, a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the PLUS.

     For the purpose of determining whether a market disruption event with respect to the shares of an ETF (or the successor ETF) exists at any time, if trading in a security, commodity or commodity futures contract included in the Reference Index (or the underlying index related to the successor ETF) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security, commodity or commodity futures contract to the level of the Reference Index (or the underlying index related to the successor ETF) will be based on a comparison of the portion of the level of the Reference Index (or the underlying index related to the successor ETF) attributable to that security, commodity or commodity futures contract relative to the overall level of the Reference Index (or the underlying index related to the successor ETF), in each case immediately before that suspension or limitation.

     For the purpose of determining whether a market disruption event with respect to the shares of an ETF (or the successor ETF or such other security) has occurred:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to the shares of such ETF (or such successor ETF or such other security);

  a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event;

  limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

  a suspension of trading in futures or options contracts on the Reference Index (or the underlying index related to the successor ETF) or shares of such ETF (or such successor ETF or such other security) by the primary exchange or market trading in such contracts by reason of:

    a price change exceeding limits set by such exchange or market,

    an imbalance of orders relating to such contracts, or

    a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Reference Index (or the underlying index related to the successor ETF) or the shares of such ETF (or such successor ETF or such other security); and

  a suspension, absence or material limitation of trading on any relevant exchange or on the primary exchange or market on which futures or options contracts related to the Reference Index (or the underlying index related to the successor ETF) or the shares of such ETF (or such successor ETF or such other security) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

     “Relevant exchange” means, with respect to the shares of an ETF or any successor ETF, the primary exchange or market of trading for the shares of such ETF, or such successor ETF, as applicable, or, with respect to the Reference Index or any underlying index related to such successor ETF, as applicable, the primary exchange or market of trading for any security, commodity or commodity futures contract (or any combination thereof) then included in the Reference Index or any underlying index related to such successor ETF, as applicable.

Discontinuation of an Underlying Index; Alteration of Method of Calculation

     If the Index Sponsor of an underlying index discontinues publication of such underlying index and such Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued underlying index (such index being referred to herein as a “successor index”), then the index closing value on any relevant Calculation Date or other relevant date on which the index closing value is to be determined will be determined by reference to the value of such successor index at the close of trading on the relevant exchange for such successor index on such day.

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the PLUS.

     If the Index Sponsor for an underlying index discontinues publication of such underlying index prior to, and such discontinuation is continuing on, a Calculation Date or any other relevant date on which the index closing value is to be determined, and the calculation agent determines, in its sole discretion, that no successor index is available at such time or the calculation agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Calculation Date or other relevant date, then the calculation agent will determine the index closing value for such date. The index closing value will be computed by the calculation agent in accordance with the formula for and method of calculating the such or successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing such underlying index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of such underlying index or successor index, as applicable, may adversely affect the value of the PLUS.

     If at any time the method of calculating an underlying index or a successor index, or the value thereof, is changed in a material respect, or if an underlying index or a successor index is in any other way modified so that such underlying index or such successor index does not, in the opinion of the calculation agent, fairly represent the value of such underlying index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the index closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of an index comparable to such underlying index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such underlying index or such successor index, as adjusted. Accordingly, if the method of calculating such underlying index or a successor index is modified so that the value of such underlying index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such underlying index or such successor index), then the calculation agent will adjust its calculation of such underlying index or such successor index in order to arrive at a value of such underlying index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Anti-Dilution Adjustments

     The adjustment factor is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

     No adjustments to the adjustment factor will be required unless the adjustment factor adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified in this section will be rounded to the nearest ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the adjustment factor after the close of business on the business day immediately preceding the maturity date.

     No adjustments to the adjustment factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of one share of an ETF (or the relevant successor ETF) on any trading day during the term of the PLUS.

     With respect to an ETF (or the relevant successor ETF), anti-dilution adjustments will be calculated as follows:

     Share Splits and Reverse Share Splits

     If the shares of an ETF (or such successor ETF) are subject to a share split or reverse share split, then once such split has become effective, the adjustment factor will be adjusted so that the new adjustment factor will equal the product of:

  the prior adjustment factor, and

  the number of shares that a holder of one share of such ETF (or such successor ETF) before the effective date of the share split or reverse share split would have owned immediately following the applicable effective date.

     Share Dividends or Distributions

     If an ETF (or such successor ETF) is subject to (i) a share dividend, i.e., an issuance of additional shares of the ETF (or such successor ETF) that is given ratably to all or substantially all holders of shares of the ETF (or such successor ETF) or (ii) a distribution of shares of such ETF (or such successor ETF) as a result of the triggering of any provision of the corporate charter of such ETF (or such successor ETF), then, once the dividend or distribution has become effective and the shares of such ETF (or such successor ETF) are trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor will equal the prior adjustment factor plus the product of:

  the prior adjustment factor, and

  the number of additional shares issued in the share dividend or distribution with respect to one share of such ETF (or such successor ETF).

     Non-Cash Distributions

     If an ETF (or such successor ETF) distributes shares of capital stock, evidences of indebtedness or other assets or property of such ETF (or such successor ETF) to all or substantially all holders of shares of such ETF (or such successor ETF) (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of such ETF (or such successor ETF) are trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor will equal the product of:

  the prior adjustment factor, and

  a fraction, the numerator of which is the Current Market Price of one share of such ETF (or such successor ETF) and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

     The “Current Market Price” of an ETF (or such successor ETF) means the closing price of one share of such ETF (or such successor ETF) on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the adjustment factor.

     “Ex-dividend date,” with respect to a dividend or other distribution for an ETF (or such successor ETF), will mean the first trading day on which transactions in the shares of such ETF (or such successor ETF) trade on the relevant exchange without the right to receive that dividend or other distribution.

     The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

     Cash Dividends or Distributions

     If the issuer of the shares of an ETF (or such successor ETF) pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of shares of such ETF (or such successor ETF) during any dividend period during the term of the PLUS, in an aggregate amount that, together with other such cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the adjustment factor has not previously been made under this “—Cash Dividends or Distributions” section, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares of such ETF (or such successor ETF) are trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor will equal the product of:

  the prior adjustment factor, and

  a fraction, the numerator of which is the Current Market Price of one share of such ETF (or such successor ETF) and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share of such ETF (or such successor ETF) distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the adjustment factor has not previously been made under this “—Cash Dividends or Distributions” section to holders of shares of such ETF (or such successor ETF) in excess of the Dividend Threshold.

     For the avoidance of doubt, the adjustment factor may be adjusted more than once in any particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold. If the adjustment factor has been previously adjusted in a particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold, subsequent adjustments will be made if the relevant ETF (or such successor ETF) pays cash dividends or makes other distributions during such dividend period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the adjustment factor (because of cash dividends or distributions that exceed the Dividend Threshold) exceeds the Dividend Threshold. Such subsequent adjustments to the adjustment factor will only take into account the cash dividends or distributions during such dividend period made since the last adjustment to the adjustment factor because of cash dividends or distributions that exceed the Dividend Threshold.

     The “Dividend Threshold” is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding dividend period, if any, per share of an ETF (or such successor ETF) plus (y) 10% of the closing price of one share of such ETF (or such successor ETF) on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

     The “dividend period” means any period during the term of the PLUS for which dividends are paid on a regular and consistent basis to shareholders of an ETF (or such successor ETF).

     The calculation agent will be solely responsible for the determination and calculation of any adjustments to the adjustment factor and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

     The calculation agent will provide information as to any adjustments to the adjustment factor upon written request by any investor in the PLUS.

Discontinuation of an ETF; Alternate Calculation of Closing Price

     If an ETF (or a successor ETF (as defined herein)) is de-listed from the relevant exchange for such ETF (or such successor ETF), liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to such discontinued ETF (or such successor ETF) (such substitute fund being referred to herein as a “successor ETF”). If an ETF (or a successor ETF) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor ETF is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of the shares of such ETF by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such ETF. If a successor ETF is selected or the calculation agent calculates a closing price by a computation methodology that the calculation determines will as closely as reasonably possible replicate an ETF, that successor ETF or closing price will be substituted for such ETF (or such successor ETF) for all purposes of the PLUS.

     Upon any selection by the calculation agent of a successor ETF, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the PLUS.

     If at any time, the Reference Index related to an ETF or a successor ETF is changed in a material respect, or an ETF or a successor ETF in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the shares of such ETF or such successor ETF had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing price of one share of such ETF or such successor ETF is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such ETF (or such successor ETF) as if those changes or modifications had not been made, and calculate the closing price with reference to such ETF (or such successor ETF), as adjusted. The calculation agent may also determine that no adjustment is required by the modification of the method of calculation.

     The calculation agent will be solely responsible for the method of calculating the closing price of the shares of an ETF (or any successor ETF) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

     The calculation agent will provide information as to the method of calculating the closing price of the shares of an ETF upon written request by any investor in the PLUS.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the PLUS.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable per PLUS upon any acceleration of the PLUS will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per PLUS as described under the caption “Description of PLUS — Payment at Maturity,” calculated as if the date of acceleration were the final Asset Valuation Date. If the PLUS have more than one Asset Valuation Date, then, for each Asset Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Asset Valuation Dates in excess of one) will be the corresponding Asset Valuation Dates, unless otherwise specified in the relevant terms supplement.

     If the maturity of the PLUS is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the PLUS, unless otherwise specified in the relevant terms supplement.

Listing

     The PLUS will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the PLUS. The PLUS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global PLUS certificates, representing the total aggregate principal amount of the PLUS, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of PLUS — Forms of PLUS” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the PLUS will be payable and the transfer of the PLUS will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the PLUS. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the PLUS will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The PLUS will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the PLUS. This summary applies to you if you are an initial holder of a PLUS purchasing the PLUS at its issue price for cash and if you hold the PLUS as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a PLUS who is subject to special treatment under the U.S. federal income tax laws, such as:

  a financial institution;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a PLUS as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a PLUS;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the PLUS), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the PLUS

     The tax consequences of an investment in the PLUS are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the PLUS, and we do not intend to request a ruling from the IRS regarding the PLUS.

     We intend to seek an opinion from Davis Polk & Wardwell LLP, our special tax counsel, which will be based upon the terms of the PLUS at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the PLUS as “open transactions” for U.S. federal income tax purposes. Whether our special tax counsel expresses an opinion regarding the characterization of the PLUS will be indicated in the relevant terms supplement. In either case, we and you will agree to treat the PLUS for U.S. federal income tax purposes as “open transactions.” While other characterizations of the PLUS could be asserted by the IRS, as discussed below, the following discussion assumes that the PLUS are treated for U.S. federal income tax purposes as “open transactions” and not as debt instruments, unless otherwise indicated.

     In general, we will not attempt to ascertain whether any of the issuers of the component stocks of an Index would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or whether any of those issuers or any ETF that is part of the relevant basket would be treated as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any of these entities were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S.

Holder in the case of a USRPHC, upon the sale or exchange of a PLUS (including redemption at maturity). You should refer to information filed with the SEC or another governmental authority the issuers of the relevant stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the relevant stocks is or becomes a PFIC or USRPHC, as applicable. Depending on the nature of the underlying assets in a particular offering, the relevant terms supplement may include further disclosure regarding these issues.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a PLUS that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

     Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the PLUS prior to maturity, other than pursuant to a sale, exchange or redemption as described below.

     Sale, Exchange or Redemption of a PLUS. Upon a sale or exchange of a PLUS (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and your tax basis in the PLUS, which should equal the amount you paid to acquire the PLUS. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, this gain or loss should be long-term capital gain or loss if you have held the PLUS for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

     Potential Application of the Constructive Ownership Rules. If a PLUS references (in whole or in part) one or more ETFs (or in certain other circumstances), the IRS may assert that the PLUS constitute in whole or in part “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case the tax consequences of selling or settling the PLUS would be significantly and adversely affected. Section 1260 generally applies if an investor enters into a “constructive ownership transaction” with respect to a “pass-thru” entity. If a PLUS constitutes a “constructive ownership transaction,” any gain recognized in respect of the PLUS that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) will be treated as ordinary income, and an interest charge will apply as if that income had accrued for tax purposes at a constant yield over the PLUS’s term. If your PLUS are treated as “constructive ownership transactions,” there will be a presumption that all long-term capital gain is subject to recharacterization as ordinary income unless the contrary is demonstrated by clear and convincing evidence. The relevant terms supplement may describe our or our special tax counsel’s views as to whether and how the “constructive ownership” rules may apply to the PLUS, which will depend on the terms of the particular PLUS being offered.

   Possible Alternative Tax Treatments of an Investment in the PLUS

     Due to the absence of authorities that directly address the proper characterization of the PLUS and because we are not requesting a ruling from the IRS with respect to the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the PLUS described above. If the IRS were successful in asserting an alternative characterization or treatment of the PLUS, the timing and character of income on the PLUS could differ materially and adversely from our description herein. For example, the IRS might treat the PLUS as debt instruments issued by us, in which event the taxation of the PLUS would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the PLUS from issue to maturity (including the last possible date that the PLUS could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount on your PLUS at our

“comparable yield” for similar noncontingent debt, determined at the time of the issuance of the PLUS, in each year that you hold your PLUS (even though you will not receive any cash with respect to the PLUS prior to maturity) and any income recognized upon a sale or exchange of the PLUS (including redemption at maturity) would generally be treated as interest income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Other alternative U.S. federal income tax characterizations of the PLUS might also require you to include amounts in income during the term of your PLUS and/or might treat all or a portion of the gain or loss on the sale or exchange of your PLUS (including redemption at maturity) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your PLUS. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the PLUS. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

     You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a PLUS that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

     You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a PLUS (including redemption at maturity).

     If you are a Non-U.S. Holder and if the characterization of the PLUS as “open transactions” is respected, any income or gain from the PLUS should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “Certain U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the PLUS” is the degree, if any, to which income with respect to instruments described therein, such as the PLUS, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the PLUS, possibly with retroactive effect.

     If the PLUS were recharacterized as indebtedness, any income or gain from a PLUS nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described below has been fulfilled. Because the characterization of the PLUS is unclear, payments made to you with respect to a PLUS may be withheld upon at a rate of 30% unless you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements.

     If you are engaged in a U.S. trade or business, and if income or gain from a PLUS is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you may be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of PLUS, including the possible imposition of a 30% branch profits tax if you are a corporation.

   Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a PLUS is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a PLUS.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF PLUS ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF PLUS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”) and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), each Agent participating in an offering of PLUS, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of PLUS set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the PLUS directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMS will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the PLUS, the Agents may vary the offering price and other selling terms from time to time.

     We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the PLUS will be used, in part, by JPMS or one of its affiliates in connection with hedging our obligations under the PLUS. The underwriting arrangements for this offering will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

     JPMS or another Agent may act as principal or agent in connection with offers and sales of the PLUS in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the PLUS, JPMS may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS. Specifically, JPMS may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position in the PLUS for its own account. JPMS must close out any naked short position by purchasing the PLUS in the open market. A naked short position is more likely to be created if JPMS is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMS may bid for, and purchase, PLUS in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. JPMS is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the PLUS or possession or distribution of this product supplement no. MS-9-A-II, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this product supplement no. MS-9-A-II, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this product supplement no. MS-9-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the original issue date for the PLUS will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the PLUS only in jurisdictions where offers and sales are permitted. Neither this product supplement no. MS-9-A-II nor any related underlying supplement, the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any PLUS by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. MS-9-A-II nor any related underlying supplement, the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. MS-9-A-II, any related underlying supplement, and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. MS-9-A-II, any related underlying supplement, and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the PLUS and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the PLUS under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The PLUS have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)

the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)

the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The PLUS have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the PLUS, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any PLUS.

Bermuda

     This product supplement no. MS-9-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the PLUS pursuant to this product supplement no. MS-9-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The PLUS have not been and will not be registered with the “Comissão de Valores Mobiliários” –the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the PLUS may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The PLUS are not being offered into Brazil. Documents relating to an offering of the PLUS, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the PLUS to the public in Brazil.

British Virgin Islands

     The PLUS may not be offered in the British Virgin Islands unless we or the person offering the PLUS on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The PLUS may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. MS-9-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement, and the PLUS offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. MS-9-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement. The PLUS have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the PLUS have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the PLUS have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the PLUS, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The PLUS will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)

to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the PLUS;

(ii)

to agree that it will only resell the PLUS in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the PLUS are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the PLUS; and

(iv)

to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of PLUS as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The PLUS have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the PLUS shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the PLUS are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the PLUS must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the PLUS should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the PLUS at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the PLUS; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the PLUS.

El Salvador

     The PLUS may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the PLUS to indeterminate individuals, nor will it make known this product supplement no. MS-9-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the PLUS has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of PLUS in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of PLUS which are the subject of the offering contemplated by this product supplement no. MS-9-A-II, any related underlying supplement and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the PLUS which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such PLUS to the public in that Relevant Member State:

(a) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)     at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of PLUS to the public” in relation to any PLUS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the PLUS to be offered so as to enable an investor to decide to purchase or subscribe the PLUS, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any PLUS which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The PLUS have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. MS-9-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The PLUS may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any PLUS which are the subject of the offering and placement contemplated by this product supplement no. MS-9-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such PLUS to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.     Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.     Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.     Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.     Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.     Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.     Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.     Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the PLUS for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.     Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of PLUS; or

9.     Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)

an “offer to the public” in relation to any PLUS means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire PLUS, or inviting persons to make an offer in respect of such PLUS;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon PLUS may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon PLUS” are PLUS (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The PLUS have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The PLUS do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The PLUS have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the PLUS shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     Neither this product supplement no. MS-9-A-II, any related underlying supplement nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. MS-9-A-II, any related underlying supplement, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The PLUS have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. MS-9-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the PLUS on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. MS-9-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The PLUS do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the PLUS nor holders of the PLUS benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

Each Agent has represented and agreed that:

(a)     it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the PLUS other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the PLUS would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the PLUS in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the PLUS in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of PLUS in Uruguay constitutes a private offering and each Agent has agreed that the PLUS and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The PLUS comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the PLUS shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the PLUS may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the PLUS. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the PLUS by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the PLUS and related lending transactions, provided that neither the issuer of the PLUS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the PLUS.

     Accordingly, the PLUS may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the PLUS will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the PLUS or any interest therein will be deemed to have represented by its purchase or holding of the PLUS that (a) it is not a Plan and its purchase and holding of the PLUS is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the PLUS will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the PLUS shall be required to represent (and deemed to have represented by its purchase of the PLUS) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     The PLUS are contractual financial instruments. The financial exposure provided by the PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the PLUS. The PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the PLUS.

     Each purchaser or holder of any PLUS acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the PLUS, (B) the purchaser or holder’s investment in the PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the PLUS;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the PLUS and (B) all hedging transactions in connection with our obligations under the PLUS;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

     Each purchaser and holder of the PLUS has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the PLUS does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any PLUS to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.